     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997
                                                   REGISTRATION NO. 333-______
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-4

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             --------------------

                           TELE-COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                            4841                          84-1260157
 (State or Other Jurisdiction            (Primary Standard                (I.R.S. Employer
      of Incorporation or            Industrial Classification          Identification No.)
         Organization)                     Code Number)

                               5619 DTC PARKWAY
                        ENGLEWOOD, COLORADO  80111-3000
                                (303) 267-5500
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             --------------------

                            STEPHEN M. BRETT, ESQ.
                           TELE-COMMUNICATIONS, INC.
                               TERRACE TOWER II
                               5619 DTC PARKWAY
                        ENGLEWOOD, COLORADO  80111-3000
                                (303) 267-5500
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                             --------------------

                                   COPY TO:
                         ELIZABETH M. MARKOWSKI, ESQ.
                             BAKER & BOTTS, L.L.P.
                             599 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10022-6030
                                (212) 705-5000

                             --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: Upon consummation of the Merger described herein.

        If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                                CALCULATION OF REGISTRATION FEE

================================================================================================
                                                                     PROPOSED
                                                       PROPOSED       MAXIMUM
      TITLE OF EACH CLASS OF                            MAXIMUM      AGGREGATE     AMOUNT OF
         SECURITIES TO BE            AMOUNT TO BE   OFFERING PRICE   OFFERING     REGISTRATION
            REGISTERED               REGISTERED(1)     PER UNIT      PRICE(2)        FEE(2)
---------------------------------- ---------------  -------------- ------------- --------------
Tele-Communications, Inc.
Series A TCI Group
Common Stock, par value $1.00 per
share ............................    52,800,000          N/A      $292,734,388     $88,707
---------------------------------- --------------------------------------------- --------------

(1) Represents the Registrant's estimate of the maximum number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, issuable by the Registrant in connection with the merger described in this Registration Statement.
(2) Determined pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based upon the aggregate book value of the 178,933 shares of common stock of Kearns-Tribune Corporation to be received by the Registrant in the merger described herein, which is $292,734,388 as of March 31, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   TELE-COMMUNICATIONS, INC.

  Cross-Reference Sheet Between Items in Form S-4 and Proxy Statement/Prospectus
                    Pursuant to Item 501(b) of Regulation S-K

ITEM                            FORM S-4 CAPTION                       HEADING IN PROXY STATEMENT/PROSPECTUS
============  ====================================================  ===========================================
              A. INFORMATION ABOUT THE TRANSACTION
Item 1.       Forepart of Registration Statement and Outside
              Front Cover Page of Prospectus......................  Cross-Reference  Sheet; Outside Front Cover
                                                                    Page
Item 2.       Inside Front and Outside Back Cover Pages of
              Prospectus..........................................  Inside Front and Outside Back Cover Pages; Available
                                                                    Information; Incorporation of Certain Documents by
                                                                    Reference; Table of Contents
Item 3.       Risk Factors, Ratio of Earnings to Fixed Charges
              and Other Information...............................  Summary; Risk Factors

Item 4.       Terms of the Transaction............................  Summary;  The Merger; The Merger Agreement;
                                                                    Certain Transactions Between TCI and KT and With
                                                                    Their Stockholders; Description of TCI Capital Stock;
                                                                    Comparison of Stockholders' Rights

Item 5.       Pro Forma Financial Information.....................  *

Item 6.       Material Contracts with the Company Being Acquired..  Certain  Transactions  Between TCI and KT
                                                                    and With Their Stockholders

Item 7.       Additional Information Required for Reoffering by
              Persons and Parties Deemed to be Underwriters.......  *

Item 8.       Interests of Named Experts and Counsel..............  Legal Matters; Experts

Item 9.       Disclosure of Commission Position on
              Indemnification of Securities Act Liabilities........ *

              B. INFORMATION ABOUT THE REGISTRANT
Item 10.      Information with Respect to S-3 Registrants.........  Available Information; Incorporation  of
                                                                    Certain Documents by Reference; Business of TCI

Item 11.      Incorporation of Certain Information by Reference...  Available Information; Incorporation  of
                                                                    Certain Documents by Reference

Item 12.      Information with Respect to S-2 or S-3 Registrants..  *

Item 13.      Incorporation of Certain Information by Reference...  *

Item 14.      Information with Respect to Registrants Other than
              S-3 or S-2 Registrants..............................  *

              C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
Item 15.      Information with Respect to S-3 Companies...........  *

Item 16.      Information with Respect to S-2 or S-3 Companies....  *

Item 17.      Information with Respect to Companies Other than
              S-3 or S-2 Companies................................  Business of KT; Index to Financial
                                                                    Statements

              D. VOTING AND MANAGEMENT INFORMATION
Item 18.      Information if Proxies, Consents or Authorizations
              are to be Solicited.................................  Available Information; Incorporation  of
                                                                    Certain Documents by Reference; Summary;
                                                                    The Special Meeting; The Merger; Security
                                                                    Ownership of KT

Item 19.      Information if Proxies, Consents or Authorizations
              are not to be Solicited or in an Exchange Offer.....  *
-------------------
*  Omitted because inapplicable or answer is in the negative.


                          KEARNS-TRIBUNE CORPORATION
                             400 TRIBUNE BUILDING
                          SALT LAKE CITY, UTAH 84111
                                (801) 237-2031

                                                          ______________, 1997

Dear Shareholder:

        You are cordially invited to attend a special meeting of shareholders (the "Meeting") of Kearns-Tribune Corporation ("KT"), which will be held at _____________________________, Salt Lake City, Utah, on ________,
_______________, 1997, commencing at ____ a.m., local time. A notice of the Meeting, a proxy card and a Proxy Statement/Prospectus containing information about the matters to be acted upon at the Meeting are enclosed. At the Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 18, 1997 (together with the exhibits and schedules thereto, the "Merger Agreement"), pursuant to which KT will be acquired by Tele-Communications, Inc. ("TCI") by means of a merger (the "Merger") of TCI KT Merger Sub, Inc., a wholly owned subsidiary of TCI, with and into KT. As a result of the Merger, KT will become a wholly owned subsidiary of TCI.

        The Merger Agreement provides for the conversion and exchange of each outstanding common share, no par value per share, of KT (the "KT Common Stock"), into a number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share, of TCI (the "TCI Group Series A Common Stock") based upon a formula set forth in the Merger Agreement. Additionally, certain directors, officers and shareholders of KT have formed a management company that will enter into a management agreement (the "Management Agreement") with KT to manage the newspaper businesses of KT after the Merger. The management company will also enter into an option agreement (the "Option Agreement") whereby KT will grant to the management company the right to purchase all the assets used by KT in connection with the operation of The Salt Lake Tribune after five years at fair market value. The accompanying Proxy Statement/Prospectus contains detailed information concerning the other terms of the proposed Merger and certain additional information. Please give all of this information your careful attention. A copy of the Merger Agreement is included as Appendix I to the accompanying Proxy Statement/Prospectus and should be read in its entirety.

        The Board of Directors of KT (the "KT Board") has carefully reviewed and considered the terms and conditions of the proposed Merger. In connection with this review and consideration, the KT Board retained Houlihan, Lokey, Howard & Zukin, which has delivered a written opinion, dated April 18, 1997 (the "Houlihan Lokey Opinion"), to the KT Board, to the effect that the consideration to be received by the holders of KT Common Stock in the proposed Merger is fair from a financial point of view to such holders and that the general terms of the Management Agreement and the Option Agreement are fair from a financial point of view to KT. A copy of the Houlihan Lokey Opinion is included as Appendix II to the accompanying Proxy Statement/Prospectus. The KT Board has determined that the terms of the Merger are fair to, and in the best interests of, KT and its shareholders, and unanimously recommends that you vote FOR the proposal to approve and adopt the Merger Agreement.

        Adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of KT Common Stock entitled to vote at the Meeting. Pursuant to a Voting Agreement, dated as of April 18, 1997, among TCI and certain KT shareholders, such KT shareholders have agreed to vote their shares of KT Common Stock (representing approximately 55% of the shares outstanding as of __________, 1997) in favor of the adoption and approval of the Merger Agreement. Such vote will assure that the Merger Agreement will be approved and adopted at the Meeting. A copy of the Voting Agreement is included as Appendix IV to the accompanying Proxy Statement/Prospectus.

        Holders of shares of KT Common Stock who do not vote in favor of the Merger or consent thereto in writing, and who comply with the applicable procedural requirements of the Revised Business Corporation Act of the State of

Utah (the "URBCA") are entitled to dissenters' rights with respect to their shares. See "THE MERGER--Utah Statutory Dissenters' Rights" and Appendix III to the accompanying Proxy Statement/Prospectus, which sets forth the full text of the relevant procedural requirements of the URBCA.

        Whether or not you are personally able to attend the Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the Meeting and vote personally. Any signed proxies received by KT that are not specifically marked with a direction of how to vote in connection with the Merger will be counted as affirmative votes in favor of adoption of the Merger Agreement.


                                          Sincerely yours,



                                          Dominic A. Welch
                                          President and Chief Executive Officer



             PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES FOR YOUR
                           COMMON STOCK AT THIS TIME

                          KEARNS-TRIBUNE CORPORATION

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON _______________, 1997

NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Meeting") of Kearns-Tribune Corporation, a Utah corporation ("KT"), will be held on _____________, 1997, at ______ a.m., local time, at ___________________ Salt
Lake City, Utah, for the following purposes:

               1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 18, 1997 (together with the exhibits (including a related management agreement and option agreement) and schedules thereto, the "Merger Agreement"), among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI KT Merger Sub, Inc., a Utah corporation ("Merger Sub"), and KT. Pursuant to the Merger Agreement, (a) Merger Sub will be merged with and into KT, with KT as the surviving corporation (the "Merger") and, in connection therewith, (b) each share of the Common Shares, no par value per share, of KT ("KT Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than such shares as to which dissenters' rights are demanded and perfected under Utah law) will be converted into the right to receive, and will be exchangeable for, a number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share, of TCI (the "TCI Group Series A Common Stock") equal to the Merger Consideration (as defined in the Merger Agreement). The terms of the Merger Agreement and the TCI Group Series A Common Stock are described in detail in the accompanying Proxy Statement/Prospectus, and the full text of the Merger Agreement (exclusive of most of the Exhibits and Schedules) is included as Appendix I thereto.

               2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Holders of shares of KT Common Stock who do not vote in favor of the Merger or consent thereto in writing, and who comply with the applicable procedural requirements of the Revised Business Corporation Act of the State of Utah (the "URBCA") are entitled to dissenters' rights with respect to their shares. See "THE MERGER--Utah Statutory Dissenters' Rights" and Appendix III to the accompanying Proxy Statement/Prospectus, which sets forth the full text of the relevant procedural requirements of the URBCA.

        The Board of Directors of KT has fixed the close of business on _______________, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Only shareholders of record of KT Common Stock as of the close of business on such date are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of KT shareholders entitled to vote at the Meeting will be available for examination, during ordinary business hours, at the corporate offices at 400 Tribune Building, Salt Lake City, Utah 84111, beginning two business days after the date of this notice.

        To assure that your interests will be represented at the Meeting, regardless of whether you plan to attend in person, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the Meeting and vote personally.

                                            By Order of the Board of Directors


                                            Sharon E. Sonnenreich
                                            Secretary
Salt Lake City, Utah

____________, 1997

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. THE PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THE ATTACHED PROXY STATEMENT/ PROSPECTUS.

                                  PROXY STATEMENT/PROSPECTUS


KEARNS-TRIBUNE CORPORATION                            TELE-COMMUNICATIONS, INC.

   PROXY STATEMENT                                          PROSPECTUS

For Special Meeting of Shareholders                      52,800,800 Shares of
to be held ___________, 1997                 Tele-Communications, Inc. Series A
                                                      TCI Group Common Stock

                             --------------------

        This Proxy Statement/Prospectus is being furnished to holders of Common Shares, no par value per share ("KT Common Stock"), of Kearns-Tribune Corporation, a Utah corporation ("KT"), in connection with the solicitation of proxies by the Board of Directors of KT (the "KT Board") for use at a special meeting of shareholders of KT (the "Meeting"), or any adjournment or postponement thereof. At the Meeting, holders of KT Common Stock will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 18, 1997 (together with the exhibits and schedules thereto, the "Merger Agreement"), among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI KT Merger Sub, Inc., a Utah corporation and a wholly owned subsidiary of TCI ("Merger Sub"), and KT.

        Pursuant to the Merger Agreement, Merger Sub will be merged with and into KT, with KT as the surviving corporation (the "Merger"). As a result of the Merger, shareholders of KT will become stockholders of TCI on the terms described in this Proxy Statement/Prospectus. See "THE MERGER AGREEMENT." The Merger will become effective (the "Effective Time") upon the filing with the Division of Corporations and Commercial Code of the State of Utah (the "Division") of articles of merger (the "Articles of Merger") in accordance with the applicable provisions of the Revised Business Corporation Act of the State of Utah (the "URBCA"), or at such later time as may be agreed to by TCI and KT and specified in the Articles of Merger. Such filing is expected to take place as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. See "THE MERGER AGREEMENT."

        At the Effective Time, pursuant to the Merger Agreement each share of KT Common Stock outstanding immediately prior to the Effective Time other than such shares (the "Dissenting Shares") held by persons who are entitled to dissenters' rights under the URBCA ("Dissenting Shareholders") and who, in compliance with all applicable requirements and provisions of the URBCA, make and perfect a demand for payment of such shares and do not effectively withdraw or lose the right to such payment, will be converted into the right to receive, and will be exchangeable for, a number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share, of TCI (the "TCI Group Series A Common Stock") equal to the Merger Consideration. The "Merger Consideration" is the number determined by dividing (A) the quotient resulting from dividing (i) the sum of (1) 286,000,000, plus (2) the product of (x) the amount equal to the average of the closing sales prices of the TCI Group Series A Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market ("NASDAQ/NM") on each of the twenty consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time (the "TCI Trading Value") and (y) the aggregate number of shares of TCI Group Series A Common Stock and Tele-Communications, Inc. Series B TCI Group Common Stock, $1.00 par value per share, of TCI (the "TCI Group Series B Common Stock" and, together with the TCI Group Series A Common Stock, the "TCI Group Common Stock"), owned by KT at the Effective Time, plus (3) the product of (x) the amount equal to the average of the closing sales prices of the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share, of TCI (the "LMG Series A Common Stock") on the NASDAQ/NM on each of the twenty consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time (the "LMG Trading Value") and (y) the aggregate number of shares of LMG Series A Common Stock and Tele-Communications, Inc. Series B Liberty Media Group Common Stock, $1.00 par value per share, of TCI (the "LMG Series B Common Stock" and, together with the LMG Series A Common Stock, the "LMG Common Stock"), owned by KT at the Effective Time, by (ii) the TCI Trading Value, by (B) 178,933. Had the Merger been consummated on May 30, 1997, each outstanding share of KT

Common Stock would have been converted into approximately 266 shares of TCI Group Series A Common Stock. See "THE MERGER AGREEMENT--Consideration to be Received in the Merger."

        Dissenting Shares will not be converted in the Merger and, from and after the Effective Time (unless the payment demand is effectively withdrawn or the dissenters' rights lost), will represent only the right to receive payment of the fair value thereof in accordance with the provisions of the URBCA. Fractional shares of TCI Group Series A Common Stock will not be issued in the Merger and holders of KT Common Stock otherwise entitled to a fractional share of TCI Group Series A Common Stock will receive an amount in cash equal to the same fraction of the current market value of a whole share of TCI Group Series A Common Stock as determined in accordance with the Merger Agreement. See "THE MERGER AGREEMENT--Consideration to be Received in the Merger."

        In connection with the Merger, certain directors, officers, and shareholders of KT formed a management company that will enter into a management agreement (the "Management Agreement") with KT to manage the newspaper businesses of KT after the Merger. The management company will also enter into an option agreement (the "Option Agreement") whereby KT will grant to the management company the right to purchase all the assets used by KT in connection with the operation of The Salt Lake Tribune after five years at fair market value. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS."

        TCI has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of TCI Group Series A Common Stock that are proposed to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus also constitutes the Prospectus of TCI filed as part of the Registration Statement. All information contained in this Proxy Statement/Prospectus relating to KT and its subsidiaries has been supplied by KT and all information relating to TCI and its subsidiaries has been supplied by TCI.

        At the Effective Time, it is estimated that former holders of KT Common Stock will hold approximately 7.5% of the aggregate number of outstanding shares of TCI Group Series A Common Stock representing approximately 2.6% of the total voting power of the outstanding capital stock of TCI entitled to vote generally in the election of directors ("TCI Voting Stock"). The foregoing ownership and voting percentages are based upon the number of shares of KT Common Stock, TCI Group Common Stock, LMG Common Stock and each other class or series of TCI Voting Stock outstanding on May 30, 1997, and assuming a TCI Trading Value of $14.25 and an LMG Trading Value of $20.56. The actual ownership and voting interests of the former holders of KT Common Stock will be dependent upon a variety of factors and may vary from the estimated percentages set forth above. Because the number of shares of TCI Group Series A Common Stock to be received by KT shareholders will be determined based on the TCI Trading Value and the LMG Trading Value, and because the market prices of the TCI Group Series A Common Stock and the LMG Series A Common Stock are subject to fluctuation, the number of shares of TCI Group Series A Common Stock that KT shareholders will receive in the Merger may increase or decrease from the number of shares such shareholders would receive based on the current market prices for TCI Group Series A Common Stock and LMG Series A Common Stock. Moreover, the value of TCI Group Series A Common Stock to be received by KT shareholders pursuant to the Merger may fluctuate following the Effective Time. There is no minimum or maximum number of TCI Group Series A Common Stock that may be issued under the provisions of the Merger Agreement.

        TCI's common stock, par value $1.00 per share ("TCI Common Stock"), is comprised of the TCI Group Common Stock, the LMG Common Stock, the Tele-Communications, Inc. Series A Telephony Group Common Stock (the "Telephony Group Series A Common Stock") and the Tele-Communications, Inc. Series B Telephony Group Common Stock (the "Telephony Group Series B Common Stock," and together with the Telephony Group Series A Common Stock, the "Telephony Group Common Stock"). As of the date of this Proxy Statement/Prospectus, no shares of the Telephony Group Common Stock have been issued. Both series of the TCI Group Common Stock are identical in all respects, except (i) each share of TCI Group Series B Common Stock has ten votes and each share of TCI Group Series A Common Stock has one vote and (ii) each share of TCI Group Series B Common Stock is convertible, at the option of the holder, into one share of TCI Group Series A Common Stock. Similarly, both series of LMG Common Stock are identical in all respects, except (i) each share of LMG Series B Common Stock has ten votes and each share of LMG Series A Common Stock has one vote and (ii) each share of LMG Series B Common Stock is convertible, at the option of the holder, into one share of LMG Series A Common Stock. The shares of TCI Group Series A Common Stock and LMG Series A Common Stock are not convertible. See "DESCRIPTION OF TCI CAPITAL STOCK."

        As of the date of this Proxy Statement/ Prospectus, KT owned of record
(i) 8,792,490 shares of TCI Group Series A Common Stock, (ii) 9,112,500 shares of TCI Group Series B Common Stock, (iii) 4,436,245 shares of LMG Series A Common Stock, (iv) 2,278,125 shares of LMG Series B Common Stock and (v) 67,536 shares of Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock of TCI (collectively, the "TCI Securities"), representing approximately ___% of the voting power of the outstanding shares TCI Voting Stock.

        On _________________, 1997, the last trading day before the date of this Proxy Statement/Prospectus, the last reported sale price on the NASDAQ/NM for shares of TCI Group Series A Common Stock was
$---.

        This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the shareholders of KT on or about ____________, 1997.

        SEE "RISK FACTORS" ON PAGE __ FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF KT COMMON STOCK.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE
       NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
         COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                  STATEMENT/PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The date of this Proxy Statement/Prospectus is _________________, 1997.

                          FORWARD LOOKING STATEMENTS

        Certain statements in this Proxy Statement/Prospectus and in the documents incorporated herein by reference constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, some of the statements contained under the heading "BUSINESS OF KT--Management's Discussion and Analysis of Financial Condition and Results of Operation" are forward-looking. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of KT, TCI, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. With respect to TCI, such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends; uncertainties inherent in proposed business strategies and development plans; future financial performance, including availability, terms and deployment of capital; the ability of vendors to deliver required equipment, software and services; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulation; changes in the nature of key strategic relationships with partners and joint venturers; and other factors referenced herein. See "Risk Factors." With respect to KT, such risks, uncertainties and other factors include, among others: general economic conditions in KT's geographic markets; fluctuations in the price of newsprint; a weakening in advertising revenue due to factors including retail consolidations, declines in advertising budgets of major customers, and increased competition from print and non-print products; advertisers' demands for increased penetration in KT's designated newspaper market; costs of entering and developing the market for electronic information; declines in circulation due to changing reader preferences and/or new forms of information dissemination; changing labor force pool, particularly in the areas of home delivery and transportation; and increased competition from newspapers in or adjacent to KT's designated newspaper market. These forward-looking statements speak only as of the date of this Proxy Statement/Prospectus. TCI and KT expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in TCI's or KT's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                             AVAILABLE INFORMATION

        TCI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy and information statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail at prescribed rates by writing to the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants (including TCI) that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. In addition, materials filed by TCI should be available for inspection at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, NW, Washington, D.C. 20006.

        TCI has filed the Registration Statement with the SEC under the Securities Act, with respect to the shares of TCI Group Series A Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement filed by TCI with the SEC under the Securities Act, as permitted by the rules and regulations of the SEC. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. IN ADDITION, COPIES OF THE FORM OF MANAGEMENT AGREEMENT AND FORM OF OPTION AGREEMENT ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, FROM SHARON SONNENREICH, SECRETARY AND GENERAL COUNSEL, KEARNS-TRIBUNE CORPORATION, 400 TRIBUNE BUILDING, SALT LAKE CITY, UTAH, 84111 (TELEPHONE 801-237-2507). Statements contained in this Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TCI OR KT SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents have been filed by TCI with the SEC under the Exchange Act and are hereby incorporated into this Proxy Statement/Prospectus by reference and made a part hereof (Commission File No. 0-20421): (i) TCI's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A (Amendment No. 1); (ii) TCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) TCI's Current Reports on Form 8-K, dated January 22, 1997 and March 5, 1997; (iv) the financial statements and notes thereto of VII Cable which appear in TCI's Current Report on Form 8-K, dated June 19, 1996; and (v) the description of the TCI Group Series A Common Stock included in Items 3 and 4 of TCI's registration statement on Form 8-B (as amended by Form 8-B/A (Amendments No. 1, 2, 3 and 4)) and Item 1 of TCI's registration statement on Form 8-A (as amended by Form 8-A/A (Amendments No. 1 and 2)).

        All documents subsequently filed by TCI with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering and any reoffering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

        All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

        THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, FROM STEPHEN M. BRETT, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, TELE-COMMUNICATIONS, INC., TERRACE TOWER II, 5619 DTC PARKWAY, ENGLEWOOD, COLORADO 80111-3000 (TELEPHONE 303-267-5500). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE RECEIVED BY ___________________, 1997 [FIVE BUSINESS DAYS PRIOR TO DATE OF MEETING].

                        ------------------------------

        This Proxy Statement/Prospectus may also be used as a prospectus for the resale by affiliates of KT and certain other KT shareholders of shares of TCI Group Series A Common Stock acquired in the Merger. Any such resale would be reflected in a supplement to this Proxy Statement/Prospectus or a post-effective amendment of the Registration Statement, as appropriate.

                                       TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS................................................................. iv

AVAILABLE INFORMATION...................................................................... iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................  v

INDEX OF DEFINED TERMS.....................................................................  x

SUMMARY ...................................................................................  1
        The Companies......................................................................  1
        The Special Meeting................................................................  1
        The Merger.........................................................................  2
        Interests of Certain Persons in the Merger.........................................  4
        Utah Statutory Dissenters' Rights..................................................  5
        Certain Federal Income Tax Consequences............................................  6
        Comparative Market Price Data......................................................  6
        Dividends..........................................................................  7
        Certain Comparative Per Share Data.................................................  8
        Selected Historical Financial Data.................................................  9

RISK FACTORS............................................................................... 12

THE SPECIAL MEETING........................................................................ 12
        Date, Time, Place and Purpose...................................................... 12
        Voting Rights; Vote Required for Approval.......................................... 12
        Proxies............................................................................ 13
        Expenses........................................................................... 13

THE MERGER................................................................................. 14
        Background......................................................................... 14
        KT's Reasons for the Merger; Recommendation of the KT Board........................ 15
        Fairness Opinion................................................................... 15
        TCI's Reasons for the Merger....................................................... 19
        Interests of Certain Persons in the Merger......................................... 19
        Certain Federal Income Tax Consequences............................................ 20
        Certain Consequences of the Merger; Operations Following the Merger................ 22
        Accounting Treatment............................................................... 23
        Utah Statutory Dissenters' Rights.................................................. 23
        Certain Transactions Between TCI and KT and With Their Stockholders................ 25

THE MERGER AGREEMENT....................................................................... 25
        General; Effective Time............................................................ 25
        Consideration to be Received in the Merger......................................... 26
        Conditions to the Merger........................................................... 27
        Covenants.......................................................................... 28
        Listing on NASDAQ/NM............................................................... 29
        No Solicitation of Transactions.................................................... 30
        Certain Personnel Matters.......................................................... 30


Termination, Amendment and Waiver................................................. 31
Certain Restrictions on Resale of TCI Group Series A Common Stock................. 31
Expenses.......................................................................... 32

CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS............... 32
Voting Agreement.................................................................. 32
Management Agreement.............................................................. 32
Option Agreement.................................................................. 33
Other Matters..................................................................... 34

BUSINESS OF KT.................................................................... 34
General........................................................................... 34
Management's Discussion and Analysis of Financial Condition
and Results of Operation.......................................................... 35

BUSINESS OF TCI................................................................... 40

DESCRIPTION OF TCI CAPITAL STOCK.................................................. 40
General........................................................................... 41
Common Stock...................................................................... 41
Preferred Stock................................................................... 69
Anti-Takeover Considerations...................................................... 70

COMPARISON OF STOCKHOLDERS' RIGHTS................................................ 72
Authorized Capital Stock.......................................................... 72
Preemptive Rights................................................................. 73
Dividends and Other Distributions................................................. 73
Voting Rights..................................................................... 73
Conversion Rights................................................................. 74
Board of Directors................................................................ 74
Election of Directors............................................................. 74
Removal of Directors.............................................................. 74
Vacancies on the Board of Directors............................................... 75
Action by Written Consent......................................................... 75
Special Meetings of Stockholders.................................................. 75
Merger, Consolidation and Sale of Assets.......................................... 75
Amendments to Certificate or Articles of Incorporation............................ 76
Amendments to Bylaws.............................................................. 76
Transactions Involving Officers or Directors or Interested Shareholders........... 76
Indemnification and Limitation of Liability....................................... 77
Dissenting Shareholder's Rights................................................... 78
Shareholder Approval of Certain Business Combinations............................. 78
Duration of Proxies............................................................... 79
Dissolution....................................................................... 79

SECURITY OWNERSHIP OF KT.......................................................... 79

LEGAL MATTERS..................................................................... 81

EXPERTS .......................................................................... 82

INDEX TO FINANCIAL STATEMENTS.....................................................F-1

                                             viii

Appendix I:    Agreement and Plan of Merger
Appendix II:   Opinion of Houlihan, Lokey, Howard & Zukin
Appendix III:  Part 13 of the Revised Business Corporation Act of the State of Utah
Appendix IV:   Voting Agreement

                                              ix

                                    INDEX OF DEFINED TERMS

        Set forth below is a list of certain defined terms used in this Proxy Statement/Prospectus and the page on which each such term is defined.

9% Preferred Stock......................................................................... 35
Alternative Proposal....................................................................... 30
Articles of Merger.........................................................................  i
Class A Preferred Stock.................................................................... 41
Class B Preferred Stock.................................................................... 41
Closing Date...............................................................................  2
Code.......................................................................................  6
Comparable Public Companies................................................................ 16
Conversion Notice.......................................................................... 31
CSAA....................................................................................... 78
DGCL....................................................................................... 42
Dissenting Shareholders....................................................................  i
Dissenting Shares..........................................................................  i
Division...................................................................................  i
EBIT....................................................................................... 16
EBITDA..................................................................................... 16
Effective Time.............................................................................  i
Exchange Act............................................................................... iv
Exchange Agent............................................................................. 27
Exchange Agreement......................................................................... 20
Exercise Price.............................................................................  4
FTEE....................................................................................... 38
Houlihan Lokey ............................................................................  3
Houlihan Lokey Opinion.....................................................................  5
HSR Act....................................................................................  3
IRS........................................................................................ 20
JOA........................................................................................ 35
KT.........................................................................................  i
KT Board...................................................................................  i
KT Charter.................................................................................  1
KT Common Stock............................................................................  i
KT ESOP.................................................................................... 20
Letter Agreement........................................................................... 20
Letters.................................................................................... 21
Liberty Media Group Subsidiaries........................................................... 63
Liberty Stock Dividend.....................................................................  6
LMG Common Stock...........................................................................  i
LMG Distribution...........................................................................  6
LMG Series A Common Stock..................................................................  i
LMG Series B Common Stock..................................................................  i
LMG Trading Value..........................................................................  i
LTM........................................................................................ 17
Management Agreement....................................................................... ii
Meeting....................................................................................  i
Merger........ ............................................................................  i
Merger Agreement...........................................................................  i

                                              x


Merger Consideration........................................................................  i
Merger Sub..................................................................................  i
NAC......................................................................................... 16
NASDAQ/NM...................................................................................  i
Newspapers..................................................................................  4
Option Agreement............................................................................ ii
Part 13.....................................................................................  5
Principals.................................................................................. 36
Record Date.................................................................................  1
Registration Statement...................................................................... ii
Regulations................................................................................. 20
SEC......................................................................................... iv
Securities Act ............................................................................. ii
Series C Preferred Stock.................................................................... 41
Series D Preferred Stock.................................................................... 41
Series E Preferred Stock.................................................................... 41
Series F Preferred Stock.................................................................... 41
Series G Preferred Stock.................................................................... 41
Series H Preferred Stock.................................................................... 41
Series Preferred Stock...................................................................... 41
SFAS........................................................................................ 40
SLT.........................................................................................  4
Superior Proposal...........................................................................  4
Surviving Corporation.......................................................................  2
Tax Counsel................................................................................. 21
TCI.........................................................................................  i
TCI Charter................................................................................. 30
TCI Common Stock............................................................................ ii
TCI Group Common Stock......................................................................  i
TCI Group Series A Common Stock.............................................................  i
TCI Group Series B Common Stock.............................................................  i
TCI Preferred Stock......................................................................... 41
TCI Securities............................................................................. iii
TCI Trading Value...........................................................................  i
TCI Voting Stock............................................................................ ii
TCIC........................................................................................  1
Telephony Group Common Stock................................................................ ii
Telephony Group Series A Common Stock....................................................... ii
Telephony Group Series B Common Stock....................................................... ii
Telephony Group Subsidiaries................................................................ 63
TIC......................................................................................... 17
TPC - Nevada................................................................................ 16
TPC-Idaho...................................................................................  1
TPC-Nevada..................................................................................  1
Transaction................................................................................. 15
Tribune Assets..............................................................................  4
Tribune Offer............................................................................... 33
Tribune Option..............................................................................  4
URBCA.......................................................................................  i
Voting Agreement............................................................................  2
Voting Securities........................................................................... 71
Voting Shareholders......................................................................... 32

                                      xi

                                    SUMMARY

        The following summary is intended only to highlight certain information contained elsewhere in this Proxy Statement/Prospectus or in the documents incorporated by reference herein. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference or otherwise referred to herein. Shareholders are urged to review carefully the entire Proxy Statement/Prospectus, including the Appendices hereto.

THE COMPANIES

        KT. KT and its subsidiaries, Tribune Publishing Company (Idaho) ("TPC-Idaho"), Tribune Publishing Company (Nevada) ("TPC-Nevada") and News Review (Idaho), are primarily engaged in the business of publishing newspapers in Salt Lake City, Utah and other venues in the northwestern United States. KT also engages in business activities which are complementary to its core business of newspaper publishing. Through its subsidiary, Nimitz Paper Co., KT owns a 6% interest in the Ponderay Newsprint Mill located in Usk, Washington. KT also develops and markets computer archive and related software systems through its Tribune Solutions division.

        KT is a Utah corporation and its principal executive offices are located at 400 Tribune Building, Salt Lake City, Utah 84111; telephone (801) 237-2031. See "BUSINESS OF KT."

        TCI. TCI, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. TCI also has investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI is organized based upon four lines of business: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. Within the Domestic Cable and Communications line of business, TCI operates three strategic business units:
Cable, Telephony and Internet.

         TCI is a Delaware corporation and was incorporated in 1994. TCI Communications, Inc., a subsidiary of TCI ("TCIC"), and its predecessors have been engaged in the cable television business since the early 1950's. TCI's principal executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. See "BUSINESS OF TCI."

THE SPECIAL MEETING

        A special meeting of the shareholders of KT will be held at _____________________, Salt Lake City, Utah, on _______________,
___________________, 1997, at ________ a.m., local time. At the Meeting, KT shareholders will be asked to consider and vote upon the proposal to approve and adopt the Merger Agreement and such other matters as may properly be brought before the Meeting. See "THE MERGER AGREEMENT."

        Holders of record of KT Common Stock as of the close of business on ___________, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Pursuant to Section 16-10a-1103(5) of the URBCA, KT's Revised Articles of Incorporation (the "KT Charter") and KT's Bylaws, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of KT Common Stock on the Record Date is necessary to constitute a quorum at the Meeting, and the affirmative vote of a majority of the outstanding shares of KT Common Stock on the Record Date is required to approve and adopt the

Merger Agreement. Each share of KT Common Stock is entitled to one vote on each matter that is properly presented to shareholders at the Meeting. As of the Record Date, directors and executive officers of KT and affiliates were beneficial owners of outstanding shares of KT Common Stock representing approximately 55% of the total voting power of the shares of KT Common Stock outstanding on such date. See "SECURITY OWNERSHIP OF KT." Pursuant to a Voting Agreement, dated as of April 18, 1997, among TCI and certain KT shareholders (the "Voting Agreement"), such KT shareholders have agreed to vote their shares of KT Common Stock (representing approximately 55% of the shares outstanding as of May 30, 1997) in favor of the adoption and approval of the Merger Agreement. The vote of such KT shareholders in accordance with the Voting Agreement would be sufficient to approve the Merger Agreement without any action on the part of any other holder of KT Common Stock. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS--Voting Agreement" and Appendix IV to this Proxy Statement/Prospectus, which contains the complete text of the Voting Agreement. No vote of the TCI stockholders is required for approval of the Merger Agreement. See "THE SPECIAL MEETING."

THE MERGER

        Effect of the Merger. Pursuant to the Merger Agreement, upon consummation of the Merger, Merger Sub, a wholly owned subsidiary of TCI, will merge with and into KT, with KT being the surviving corporation (the "Surviving Corporation"). As a result of the Merger, KT will become a wholly owned subsidiary of TCI. The Merger will become effective upon the filing with the Division of the Articles of Merger in accordance with the applicable provisions of the URBCA, or at such later time as may be agreed to by TCI and KT and specified in the Articles of Merger. Such filing is expected to take place as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. The date on which the closing of the transactions contemplated by the Merger Agreement takes place, which, unless otherwise agreed among the parties, shall be on the first business day following the date on which the last of the conditions precedent to the Merger set forth in the Merger Agreement (other than the filing of the Articles of Merger and other than any such conditions which by their terms are not capable of being satisfied prior to such date) is satisfied or, when permissible, waived, is herein called the "Closing Date." See "THE MERGER AGREEMENT--General; Effective Time."

        Merger Consideration. Pursuant to the Merger Agreement, at the Effective Time, each share of KT Common Stock outstanding immediately prior to the Effective Time (other than shares held by KT in its treasury or by any direct or indirect subsidiary of KT, all of which will be canceled, and other than Dissenting Shares) will be converted into the right to receive, and will be exchangeable for, a number of shares of TCI Group Series A Common Stock equal to the Merger Consideration. The "Merger Consideration" is the number determined by dividing (A) the quotient resulting from dividing (i) the sum of (1) 286,000,000, plus (2) the product of (x) the TCI Trading Value and (y) the aggregate number of shares of TCI Group Common Stock, owned by KT at the Effective Time, plus (3) the product of (x) the LMG Trading Value and (y) the aggregate number of shares of LMG Common Stock, owned by KT at the Effective Time, by (ii) the TCI Trading Value, by (B)178,933. Fractional shares of TCI Group Series A Common Stock will not be issued in the Merger and holders of KT Common Stock otherwise entitled to a fractional share of TCI Group Series A Common Stock will receive an amount in cash equal to the same fraction of the current market value of a whole share of TCI Group Series A Common Stock determined as described herein under "THE MERGER AGREEMENT--Consideration to be Received in the Merger." For a summary of the material differences between the rights of holders of TCI Group Series A Common Stock and the rights of holders of KT Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS." For a description of the TCI Group Series A Common Stock to be issued in the Merger, see "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock."

        KT's Reasons for the Merger; Recommendation of the KT Board. The KT Board has unanimously approved the Merger Agreement, has determined it is advisable and fair and in the best interests of KT and its shareholders taken as a whole and unanimously recommends that holders of shares of KT Common Stock vote for approval of the Merger Agreement. In reaching its decision to approve the Merger Agreement and to recommend that KT's shareholders vote to approve the Merger Agreement, the KT Board considered the following factors:
(i) the industry and market conditions, including the anticipated increase in competition from on-line services and internet providers for advertising revenue and readership; (ii) the opinion of Houlihan, Lokey, Howard & Zukin ("Houlihan Lokey") as to the fairness of the consideration, from a financial point of view, to be received by the shareholders of KT taken as a whole; (iii) the terms of the Merger Agreement, including the consideration to be received by KT shareholders in the Merger; and (iv) the opportunity for KT shareholders to participate, as holders of TCI Group Series A Common Stock, in a larger, more diversified public company of which KT would become a part, and to do so by means of a transaction that is designed to be tax-free to the holders of KT Common Stock. See "THE MERGER -- KT's Reasons for the Merger; Recommendation of the KT Board" and "-- Fairness Opinion." For a discussion of the interests of certain members of the KT Board in the Merger, see "THE MERGER -- Interests of Certain Persons in the Merger."

        TCI's Reasons for the Merger. Management of TCI believes that the acquisition of KT will benefit TCI and its stockholders by (i) providing TCI with a valuable source of content and opportunity for cross-promotion to support its existing high-speed internet access, electronic commerce and cable distribution businesses and by providing a platform for experimenting with and gaining experience in electronic publishing; (ii) eliminating from the public float a large block of TCI Voting Stock which, when added to another significant block of TCI Voting Stock, could enable an unaffiliated entity to effectively control the management and policies of TCI without the payment by such entity of a control premium to TCI stockholders generally; and (iii) eliminating the possibility of KT liquidating the TCI Securities in volumes or at times that could adversely impact the market prices of the TCI Common Stock. See "THE MERGER--TCI's Reasons for the Merger."

        Conditions to the Merger. The respective obligations of KT and TCI to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, where permissible, waiver of a number of conditions, including (a) approval and adoption of the Merger Agreement by the requisite vote of shareholders of KT; (b) absence of any effective injunction or similar order preventing consummation of the transactions contemplated by the Merger Agreement as provided therein; (c) expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (d) receipt of certain opinions of legal counsel, including the opinion of Winston & Strawn to KT described elsewhere in this Proxy Statement/Prospectus to the effect that the Merger will qualify as a tax-free reorganization for Federal income tax purposes; (e) execution and delivery of certain agreements entered into in connection with the Merger; and (f) certain other usual and customary conditions for a transaction of the type of the Merger. See "THE MERGER AGREEMENT--Conditions to the Merger."

        Covenants. Under the Merger Agreement, KT has agreed, prior to the Effective Time, to conduct its business in the ordinary and usual course consistent with past practice, to use its reasonable efforts to preserve intact its business organization and assets and to refrain from issuing additional capital stock, amending its charter, entering into or modifying material agreements or taking certain other actions. In addition, for so long as the Merger Agreement remains in effect, KT has agreed to vote or cause to be voted all shares of TCI voting stock (as defined in the Merger Agreement) beneficially owned by it in the manner recommended to stockholders by the TCI Board. See "THE MERGER AGREEMENT--Covenants."

        The Merger Agreement also provides that prior to the Effective Time, KT will not, directly or indirectly, solicit from, cooperate with or furnish any nonpublic information to, or negotiate with any person other than TCI with respect to any proposal for a merger, consolidation, reorganization or other business combination or recapitalization involving KT. The Merger Agreement does not prohibit the KT Board, to the extent required by its fiduciary duties under applicable law, from providing information to, or participating in discussions with, any party that makes an unsolicited inquiry with respect to KT if the KT Board reasonably believes that such party may make a proposal on terms that are superior from a financial point of view, to the terms of the Merger for the shareholders of KT. KT has agreed to provide TCI with written notice of its receipt of any such proposal or inquiry and with such information regarding the person making the same as TCI may request. Further, the Merger Agreement provides that, subject to the fiduciary duties of the KT Board under applicable law, the KT Board will not approve or recommend or cause KT to enter into any agreement with respect to any alternative proposal for a merger, consolidation, reorganization, other business combination or recapitalization, except for certain alternative proposals (a "Superior Proposal") which the KT Board determines in its good faith judgment, and based upon the advice of legal counsel, to be more favorable to KT shareholders than the Merger. See "THE MERGER AGREEMENT--No Solicitation of Transactions."

        Termination of the Merger Agreement. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, by
(a) the mutual consent of KT and TCI; (b) either KT or TCI (i) if the Merger has not been consummated before October 31, 1997, unless the absence of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform any of its obligations thereunder, (ii) for a material breach by the other party under the Merger Agreement that is not cured within fifteen days after written notice thereof, or (iii) if a court of competent jurisdiction has issued an order permanently enjoining or otherwise prohibiting the Merger; or (c) KT, if the KT Board, in order to comply with its fiduciary duties to shareholders, approves or recommends, or authorizes KT to enter into a Superior Proposal. In the event a Superior Proposal is accepted or recommended by the KT Board and the Merger Agreement is terminated, KT will be required to convert all of the shares of TCI Group Series B Common Stock and LMG Series B Common Stock beneficially owned by it into an equal number of shares of TCI Group Series A Common Stock and LMG Series A Common Stock, respectively. See "THE MERGER AGREEMENT--Termination, Amendment and Waiver."

        Accounting Treatment. The Merger will be accounted for by TCI as a "purchase," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendations of the KT Board with respect to the Merger, shareholders should be aware that some of the members of KT's management and the KT Board have certain interests in the Merger that are in addition to or different from the interests of shareholders of KT generally. See "THE MERGER--Interests of Certain Persons in the Merger." The KT Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. Certain shareholders of KT and certain members of KT's management have formed The Salt Lake Tribune Publishing Company, LLC, a Utah limited liability company ("SLT"). As a condition to the Merger, KT and SLT will enter into the Management Agreement, pursuant to which KT will engage SLT to supervise and manage the publication and operation of the newspaper businesses owned by KT (the "Newspapers") and to render services related thereto. As compensation for services rendered, SLT will receive a management fee equal to 3% of the Net Income (as defined in the Management Agreement) during the term of the Management Agreement. The Management Agreement has an initial term of five years. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS--Management Agreement." Also as a condition to the Merger, KT and SLT will also enter into the Option Agreement, pursuant to which KT will grant SLT an option (the "Tribune Option") to purchase all of the assets used in connection with the operation and publication of The Salt Lake Tribune (such assets, the "Tribune Assets"). The exercise price of the Tribune Option (the "Exercise Price") will be equal to the Fair Market Value (as defined in the Option Agreement) of the Tribune Assets. Pursuant to the Option Agreement, the Tribune Option will be exercisable at any time after the fifth anniversary of the date of the Option Agreement (unless sooner terminated in accordance with the provisions thereof), and will remain exercisable thereafter for so long as the Management Agreement remains in effect. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS--Option Agreement."

        In connection with the execution of the Merger Agreement, KT and John C. Malone, Chairman of the Board and Chief Executive Officer of TCI, entered into an agreement pursuant to which Dr. Malone may acquire from KT immediately prior to the Effective Time (i) all of the shares of TCI Group Series B Common Stock owned by KT in exchange for his delivery to KT of an equal number of shares of TCI Group Series A Common Stock, and (ii) all of the shares of LMG Series B Common Stock owned by KT in exchange for his delivery to KT of an equal number of shares of LMG Series A Common Stock. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS--Other Matters."

FAIRNESS OPINION

        The KT Board retained Houlihan Lokey to review the fairness, from a financial point of view, of the Merger and the transactions contemplated by the Management Agreement and the Option Agreement, to KT, and the fairness, from a financial point of view, of the consideration to be received by the shareholders of KT. Houlihan Lokey has delivered a written opinion (the "Houlihan Lokey Opinion") to the KT Board to the effect that, as of the date thereof, the Merger, including the general terms provided in the Management Agreement and the Option Agreement, are fair, from a financial point of view, to KT, and the consideration to be received by the holders of KT Common Stock in the Merger is fair from a financial point of view to such holders. A copy of the Houlihan Lokey Opinion, which sets forth the assumptions made, the matters considered and the scope of review undertaken, is included as Appendix II to this Proxy Statement/Prospectus. See "THE MERGER--Fairness Opinion."

REGULATORY MATTERS

        The Merger is subject to the applicable provisions of the HSR Act. On May 16, 1997, TCI and the Company filed the information and material required under the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. On May 27, 1997, the Federal Trade Commission notified KT and TCI that it granted early termination of the waiting period applicable to the acquisition of the KT Common Stock by TCI pursuant to the Merger. Holders of KT Common Stock who, pursuant to the Merger, will be acquiring shares of TCI Group Series A Common Stock having a value of more than $15 million or a value which, when aggregated with the value of shares of TCI Voting Stock owned by such persons prior to the Merger, exceeds $15 million, may be subject to the notification and waiting period requirements of the HSR Act. All such waiting periods would have to expire or be terminated before any issuance of Merger Consideration to those particular stockholders could be effected.

UTAH STATUTORY DISSENTERS' RIGHTS

        Under Utah law, record holders of KT Common Stock who, prior to the shareholder vote on the Merger, properly demand payment for their shares and vote against or abstain from voting with respect to the Merger have the right to obtain a cash payment for the "fair value" of their shares. In order to exercise such rights, Dissenting Shareholders must comply with the procedural requirements of Part 13 of the URBCA ("Part 13"), a description of which is provided in "THE MERGER--Utah Statutory Dissenters' Rights" and the full text of which is annexed to this Proxy Statement/Prospectus as Appendix III. Such "fair value" would be determined by KT, unless a Dissenting Shareholder believed that such determination was less than the fair value of his or her shares, in which case the Dissenting Shareholder could demand that KT pay an amount equal to such Dissenting Shareholder's estimate of the value of his or her shares. If a demand for payment by a Dissenting Shareholder remains unresolved, such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure of Dissenting Shareholders to take any of the steps required under Part 13 on a timely basis may result in the loss of dissenters' rights. The Merger Agreement provides that if shareholders of KT owning more than 15% of the issued and outstanding shares of KT Common Stock perfect their dissenters' rights, TCI may, at its option, terminate the Merger Agreement. See "THE MERGER--Utah Statutory Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by the holders of KT Common Stock, except in respect of cash received in lieu of fractional shares and except for Dissenting Shareholders who receive cash payments. KT has received a tax opinion from Winston & Strawn to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by the shareholders of KT to the extent they receive shares of TCI Group Series A Common Stock in exchange for their KT Common Stock in the Merger. Each party's obligation to consummate the Merger is conditioned upon such opinion of counsel not being withdrawn prior to the Closing Date. See "THE MERGER--Certain Federal Income Tax Consequences."

COMPARATIVE MARKET PRICE DATA

        TCI. The TCI Group Series A Common Stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol "TCOMA." Effective August 3, 1995, TCI amended its Restated Certificate of Incorporation to, among other things, redesignate its Class A Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share, as TCI Group Series A Common Stock and TCI Group Series B Common Stock, and authorize two new series of common stock, LMG Series A Common Stock and LMG Series B Common Stock. On August 10, 1995, TCI distributed to its stockholders of record on August 4, 1995, one-quarter of a share of LMG Series A Common Stock for each share of TCI Group Series A Common Stock held of record and one-quarter of a share of LMG Series B Common Stock for each share of TCI Group Series B Common Stock held of record (the "LMG Distribution"). The following table sets forth the range of high and low sale prices reported on the NASDAQ/NM for the periods indicated for TCI's Class A Common Stock, the TCI Group Series A Common Stock and the LMG Series A Common Stock. Effective January 13, 1997, TCI issued a stock dividend to holders of LMG Common Stock, consisting of one share of LMG Series A Common Stock for every two shares of LMG Series A Common Stock owned and one share of LMG Series A Common Stock for every two shares of LMG Series B Common Stock owned (the "Liberty Stock Dividend"). Sales prices of the LMG Series A Common Stock have been adjusted to give effect to the Liberty Stock Dividend. The prices have been rounded up to the nearest eighth and do not include retail markups, markdowns or commissions.

                                                                        High           Low
                                   TCI CLASS A COMMON STOCK
Year ended December 31, 1995:
        First Quarter............................................         23 3/4         19 7/8
        Second Quarter...........................................         24 1/2         17 1/4
        Third Quarter (through August 10, 1995*).................         26 1/4         22 5/8

                                                                          High           Low
                                TCI GROUP SERIES A COMMON STOCK
Year ended December 31, 1995:
        Third Quarter (beginning August 11, 1995)................         20             16 7/8
        Fourth Quarter...........................................         21 1/4         16 5/8

Year ended December 31, 1996:
        First Quarter............................................         22 3/8         18 3/8
        Second Quarter ..........................................         20 1/8         17 3/8
        Third Quarter............................................         18 1/2         13 1/8
        Fourth Quarter...........................................         15             11 3/8


                                                                          High           Low
                                TCI GROUP SERIES A COMMON STOCK
Year ended December 31, 1997:
        First Quarter............................................         14 7/8         11 7/8
        Second Quarter (through ________, 1997)..................       [      ]
[      ]

                                                                          High           Low
                                  LMG SERIES A COMMON STOCK
Year ended December 31, 1995:
        Third Quarter (beginning  August 11, 1995)...............         18 3/4         15 3/4
        Fourth Quarter...........................................         18 3/4         15 1/4

Year ended December 31, 1996:
        First Quarter............................................         19 1/2         17 1/8
        Second Quarter ..........................................         20 3/4         17 1/4
        Third Quarter............................................         19 5/8         13 3/4
        Fourth Quarter...........................................         19 7/8         14 3/4

Year ended December 31, 1997:
        First Quarter............................................         23 3/4         17 7/8
        Second Quarter (through ________, 1997)..................       [      ]         [      ]

---------------
*     The date of the LMG Distribution.

        On April 18, 1997, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the last reported sale prices on the NASDAQ/NM for shares of TCI Group Series A Common Stock and LMG Series A Common Stock were $117/8 and $197/8 per share, respectively. On _____________, 1997, the last full trading day before the date of this Proxy Statement/Prospectus, the last reported sale prices on the NASDAQ/NM for shares of TCI Group Series A Common Stock and LMG Series A Common Stock were $____ and $____ per share, respectively. The foregoing prices have been rounded up to the nearest eighth.

        KT. There is no established public trading market for the KT Common Stock. As of June __, 1997, there were 178,933 shares of KT Common Stock outstanding held by 131 shareholders of record.

DIVIDENDS

        TCI. TCI and its predecessors have never paid any cash dividends with respect to its common stock. TCI anticipates that no cash dividends will be paid on the TCI Group Series A Common Stock for the foreseeable future. Payment of cash dividends on the TCI Group Series A Common Stock, if any, in the future will be determined by the TCI Board in light of TCI's earnings, financial condition and other relevant considerations. As a holding company, TCI's ability to pay cash dividends is dependent on its ability to receive cash dividends and advances from its subsidiaries. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain provisions that limit the amount of dividends, other than stock dividends, that such companies may pay. Future loan agreements may contain similar restrictions. Payment of dividends by TCI is also subject to the terms of any series of TCI preferred stock. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Dividends."

        KT. KT and its predecessors have paid annual cash dividends on the KT Common Stock every year since 1922. The following table sets forth the total amount of dividends paid on the KT Common Stock for the last five years:

                         Dividend Per Share
    Year                 of KT Common Stock
    ----                 ------------------
    1996                       $8.00
    1995                       $8.00
    1994                       $5.00
    1993                       $4.40
    1992                       $4.00


CERTAIN COMPARATIVE PER SHARE DATA

        The following table sets forth certain historical comparative data related to book value, earnings (loss) and cash dividends per common share on a historical basis for TCI Group and KT, on a pro forma basis for TCI Group and on a pro forma equivalent basis for KT. The following information should be read in conjunction with the consolidated financial statements and notes thereto of TCI, which are incorporated by reference into this Proxy Statement/Prospectus and the accompanying historical financial statements of KT and notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS." The following information also should be read in conjunction with the description of TCI's common stock set forth under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock." Capitalized terms used below that have not previously been defined have the meanings specified under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock." TCI did not pay any cash dividends on its common stock during the year ended December 31, 1996. See "--Dividends."

                                                                       TCI                                        KT
                                                                      Group          KT        TCI Group      Pro Forma
                                                                    Historical   Historical    Pro Forma      Equivalent (d)
                                                                    ----------   ----------    ---------      ----------
Book value per common share March 31, 1997...............             $2.92        1,636         3.34  (a)              888

Primary and fully diluted earnings (loss)
   attributable to common stockholders
   per common and common equivalent share:
     Three months ended March 31, 1997...................            $ (.12)        21.56       (.12) (b)             (31.92)
     Year ended December 31, 1996........................            $(1.22)        78.91      (1.16) (c)            (308.56)
Cash dividends declared per common share:
     Three months ended March 31, 1997...................            $ 0.00          2.00       0.00                    0.00
     Year ended December 31, 1996........................            $ 0.00          8.00       0.00                    0.00

------------------
(a) The computations of the pro forma book value per share of the TCI Group Common Stock is based upon 712,609,744 shares of TCI Group Common Stock outstanding on such date and upon the attribution of TCI's net assets as of December 31, 1996 to each of the TCI Group and Liberty Media Group. Shares of TCI Group Common Stock and LMG Common Stock represent ownership interests in TCI and the attributed net assets of the TCI Group and the Liberty Media Group are not necessarily indicative of the allocation of any proceeds remaining upon any liquidation of TCI. In this regard, any such liquidation proceeds remaining for distribution to holders of TCI Group Common Stock and LMG Common Stock would be allocated based upon the respective aggregate Market Capitalization of the outstanding TCI Group Common Stock and LMG Common Stock.
(b) The pro forma loss attributable to common stockholders per common share is based upon 707,612,285 weighted average shares. Such amount was calculated utilizing 677,954,569 weighted average shares for the three months ended March 31, 1997 (as disclosed in TCI's historical financial statements) reduced by 17,904,990 shares owned by KT and increased by an estimated 47,662,706 shares to be issued upon consummation of the Merger.
(c) The pro forma loss attributable to common stockholders per common share is based upon 694,534,123 weighted average shares. Such amount was calculated utilizing 664,776,407 weighted average shares for the year ended December 31, 1996 (as disclosed in TCI's historical financial statements) reduced by 17,904,990 shares owned by KT and increased by an estimated 47,662,706 shares to be issued upon consummation of the Merger.
(d) The indicated KT equivalents are determined by multiplying the pro forma TCI Group amounts by 266, which equals the Merger Consideration that would have been issued if the Merger had been consummated on May 30, 1996. See "THE MERGER AGREEMENT--Consideration to be Received in the Merger."

SELECTED HISTORICAL FINANCIAL DATA

    TCI. The following table sets forth selected historical financial data for TCI and subsidiaries as of March 31, 1997 and as of December 31 of each of the years in the five-year period ended December 31, 1996, and for the three-month periods ended March 31, 1997 and 1996, and for each of the years in the five-year period ended December 31, 1996. The data set forth in this table is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and the notes thereto of TCI incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The following information also should be read in conjunction with the description of TCI's common stock set forth under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock." Capitalized terms used below that have not been previously defined have the meanings specified under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock."

                                   TELE-COMMUNICATIONS, INC.
                             (In millions, except per share data)


                                     Three Months
                                    Ended March 31,                Year Ended December 31,
                                    ---------------     ---------------------------------------------
                                      1997    1996       1996        1995        1994    1993   1992
                                    -------  ------     -----       ------       -----   ----   ----
SUMMARY OPERATING DATA:
Revenue..........................   $ 1,827   1,861      8,022      6,506        4,682  3,977   3,463
Operating income.................
                                    $   349     172        632        542          788    916     864
Earnings (loss) from continuing
   operations....................   $   (58)   (121)       278       (171)          62     (5)      8
Net earnings (loss) attributable
   to common stockholders:
     TCI Class A and Class B
            common stock.........   $    --      --         --        (71) (a)      54     (7)    (22)
     TCI Group Common Stock......       (84)   (145)      (813)      (107) (b)      --     --      --
     LMG Common Stock............        16      15      1,056        (27) (b)      --     --      --
                                       ----  ------      -----        ----        ----    ----    ----
                                    $   (68)   (130)       243       (205)          54     (7)    (22)
                                     ====== =======     ======       =====        ====    ====   =====

Primary earnings (loss) from continuing
   operations attributable to common
   stockholders per common share:
      TCI Class A and Class B
            common stock.........   $    --      --         --       (.11) (a)      .10   (.02)   (.01)
      TCI Group Common Stock.....   $  (.12)   (.22)     (1.22)      (.16) (b)       --     --      --
      LMG Common Stock...........   $   .06     .06       3.97 (c)   (.11) (b)(c)    --     --      --
Cash dividends declared per
   common share..................   $    --      --         --         --            --     --      --
Weighted average common and
   common
   equivalent shares outstanding:
       TCI Class A and Class B
            common stock.........        --      --         --        648  (a)      541    433     424
       TCI Group Common Stock....       678     659        665        656  (b)       --     --      --
       LMG Common Stock..........       250     247 (c)    266 (c)    246  (b)(c)    --     --      --


                                      March                        December 31,
                                        31,
                                      --------   -------------------------------------------------
                                        1997      1996        1995          1994     1993   1992
                                       ------    ------      -------       ------   ------ -------

SUMMARY BALANCE SHEET DATA:
Property and equipment, net...........$  7,688     7,528       7,409        5,876    4,935   4,562
Franchise costs, net..................$ 15,911    15,436      12,230        9,444    9,197   9,300
Total assets..........................$ 30,676    30,244      25,577       19,276   16,527  16,315
Debt..................................$ 15,049    14,926      13,211       11,162    9,900  10,285
Stockholders' equity..................$  4,422     4,253       4,550        2,655    2,116   1,728
Shares of common stock outstanding
   (net of shares
   held by subsidiaries):
     TCI Class A and Class B common         --        --          --          576      450     430
       stock..........................
     TCI Group Common Stock...........     683       664         657           --       --      --
     LMG Common Stock.................     250       249 (c)     246  (c)      --       --      --
Book value per common share:
   TCI Class A and Class B common     $     --        --          --         4.61     4.70    4.02
     stock............................
   TCI Group Common Stock.............$   2.92      2.81        4.47           --       --      --
   LMG Common Stock...................$   9.73      9.63        6.56  (c)      --       --      --

--------------
(a)  From January 1, 1995 through the date of the LMG Distribution.
(b)  From the date of the LMG Distribution through December 31, 1995.
(c)  Adjusted to give effect to the Liberty Stock Dividend.

        KT. The following table sets forth selected historical financial data for KT and its subsidiaries as of March 31, 1997 and as of December 31 of each of the years in the five-year period ended December 31, 1996, and for the three-month periods ended March 31, 1997 and 1996, and for each of the years in the five-year period ended December 31, 1996. The selected financial data, insofar as they relate to each of the years 1992 to 1996, have been derived from the audited consolidated financial statements of KT, including the consolidated balance sheets at December 31, 1995 and 1996, and the related consolidated statements of income and of cash flows for the three years ended December 31, 1996, and the notes thereto appearing elsewhere herein. The data set forth in this table is qualified in its entirety by, and should be read in conjunction with, the accompanying consolidated financial statements and the notes thereto of KT. See "INDEX TO FINANCIAL STATEMENTS."

                                  KEARNS-TRIBUNE CORPORATION
                             (in thousands, except per share data)

                                    Three Months Ended
                                       March 31,            Fiscal Year Ended December 31,
                                   ------------------  -----------------------------------------------
                                     1997      1996      1996     1995       1994     1993      1992
                                    -------- --------- -------- ---------   ------   ------    -------
INCOME STATEMENT DATA:
Revenues
 (Newspaper Revenue and
 Commercial
 Printing).......................    $11,658  $10,162   $48,709   $44,594   $42,497   $36,135  $33,271
Operating expenses...............     (6,777)  (7,100)  (32,191)  (31,137)  (28,856)  (28,179) (26,818)
Operating income.................      4,881    3,062    16,518    13,457    13,641     7,956    6,453
Other income (expense), net......        958      909     6,507     2,226     1,906    (1,129)   4,745

Income before income taxes
 and minority interest...........      5,839    3,971    23,025    15,683    15,547     6,827   11,198
Provision for income taxes.......     (2,224)  (1,438)   (8,777)   (5,748)   (4,332)   (1,989)  (3,923)
Minority interest in affiliate
 earnings........................          0        0         0         0         0         0        0
                                      ------   ------   -------    ------   -------    ------   ------
Income from continuing
  operations.....................     $3,615   $2,533   $14,248    $9,935   $11,215    $4,838   $7,275
                                      ======   ======   =======    ======   =======    ======   ======


Earnings per share...............     $20.21   $14.17    $78.91
                                      ======   ======   =======

Weighted average number of common
 equivalent shares outstanding...    178,933  178,864   178,614

Cash dividends declared per           $2.00     $2.00     $8.00     $8.00     $5.00     $4.40    $4.00
 common share....................     ======   ======   =======    ======   =======    ======   ======

                                    March 31,                  Fiscal Year Ended December 31,
                                    ----------      -----------------------------------------------------
                                       1997             1996      1995      1994(b)   1993(a)     1992(a)
                                      ------          --------  --------   --------  ---------   --------
BALANCE SHEET DATA:
Current assets..................       $34,898         $33,964   $25,504    $17,857    $11,512    $12,628
Total assets....................       471,593         493,306   587,436    487,850     73,151     70,729
Current liabilities.............         8,502           9,276     6,944      4,972      5,407      3,704
Long-term obligations...........       163,899         163,898   198,849    167,258     15,546     14,859
Stockholders' equity............       299,192         320,132   381,643    315,620     52,198     52,166
Net book value per common share.         1,672           1,792


---------------
(a) KT Balance Sheet for 1993 and 1992 has not been restated for SFAS No. 87 "Employer's Accounting for Pensions" and SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities."
(b) Reflects the adoption of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" effective January 1, 1994.

                                 RISK FACTORS

        The following factor, among others, should be considered carefully by KT shareholders in considering whether to vote in favor of the Merger.

        TCI had net earnings of $278 million and $62 million for the years ended December 31, 1996 and 1994, respectively. TCI incurred a net loss of $58 million, $121 million and $171 million for the three months ended March 31, 1997 and 1996 and the year ended December 31, 1995, respectively. TCI has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. TCI's operating cash flow (operating income before depreciation, amortization, compensation relating to options and to stock appreciation rights, adjustment to compensation relating to options and to stock appreciation rights and restructuring charges) ($738 million and $533 million for the three months ended March 31, 1997 and 1996, respectively, and $2,276 million, $1,988 million and $1,798 million for the years ended December 31, 1996, 1995 and 1994, respectively) has historically been sufficient to cover its interest expense ($289 million and $261 million for the three months ended March 31, 1997 and 1996, and $1,096 million, $1,010 million and $785 million for the years ended December 31, 1996, 1995 and 1994, respectively). TCI's interest coverage ratios for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994 were 255%, 204%, 208%, 197% and
229%, respectively. Operating cash flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating cash flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

        Another measure of liquidity is net cash provided by operating activities as reflected in TCI's consolidated statements of cash flows. Net cash provided by operating activities ($239 million and $317 million for the three months ended March 31, 1997 and 1996, respectively, and $1,228 million, $957 million and $908 million for the years ended December 31, 1996, 1995 and 1994, respectively) reflects net cash from the operations of TCI available for TCI's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in operating cash flow.


                              THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE

        This Proxy Statement/Prospectus and the accompanying form of proxy are being furnished to holders of KT Common Stock in connection with the solicitation of proxies by the KT Board for use at the Meeting to be held on _____________, 1997, at ____________________________________________, Salt Lake
City, Utah, commencing at ______ a.m. local time, and at any adjournment or postponement thereof. At the Meeting, holders of KT Common Stock will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and (ii) such other matters as may properly be brought before the Meeting. A copy of the Merger Agreement is included as Appendix I to this Proxy Statement/Prospectus.

VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

        The KT Board has fixed the close of business on _________________, 1997, as the Record Date for the determination of the KT shareholders entitled to notice of and to vote at the Meeting. Accordingly, only holders of record of shares of KT Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 178,933 shares of KT Common Stock outstanding and entitled to vote, held by 131 holders of record. Each holder of record of shares of KT Common Stock on the Record Date is entitled to cast one vote per share on each proposal properly submitted for the vote of the KT shareholders, either in person or by properly executed proxy, at the Meeting. Pursuant to Section 16-10a-1103(5) of the URBCA, the KT Charter and KT's Bylaws, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of KT Common Stock on the Record Date is necessary to constitute a quorum at the Meeting. Abstentions will be counted in determining whether a quorum is present.

        Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of KT Common Stock issued and outstanding on the Record Date. Abstentions will have the same effect as negative votes. Holders of shares of KT Common Stock who do not vote in favor of the Merger or consent thereto in writing, and who comply with the applicable procedural requirements of the URBCA are entitled to dissenters' rights with respect to their shares. A vote in favor of the Merger Agreement by a KT shareholder will preclude such shareholder from any right to exercise dissenters' rights under the URBCA. See "THE MERGER--Utah Statutory Dissenters' Rights" and Appendix III to this Proxy Statement/Prospectus.

        Pursuant to the Voting Agreement, which is attached as Appendix IV to this Proxy Statement/Prospectus, certain KT shareholders owning, in the aggregate, 98,270 shares of KT Common Stock or 54.8% of the KT Common Stock outstanding on the Record Date, have agreed to vote their shares of KT Common Stock (or cause them to be voted) in favor of adoption and approval of the Merger Agreement. The vote of such KT shareholders in accordance with the Voting Agreement would be sufficient to approve the Merger Agreement without any action on the part of any other holder of KT Common Stock. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS--Voting Agreement."

        As of the Record Date, directors and executive officers of KT, their subsidiaries and affiliates were beneficial owners of outstanding shares of KT Common Stock representing approximately 55% of the total voting power of the shares of KT Common Stock outstanding on such date. See "SECURITY OWNERSHIP OF KT."

PROXIES

        All shares of KT Common Stock represented by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies; however, properly executed proxies marked "ABSTAIN," although counted for purposes of determining whether there is a quorum at the Meeting, will not be voted. If no instructions are indicated, such proxies will be voted FOR the proposal to adopt and approve the Merger Agreement.

        At the date of this Proxy Statement/Prospectus, the KT Board does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement/Prospectus. If any other matters should properly be presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        A shareholder may revoke his or her proxy at any time prior to its use by (i) delivering to the Secretary of KT a signed notice of revocation bearing a later date than the proxy, or a duly executed later-dated proxy relating to the same shares or (ii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to KT at 400 Tribune Building, Salt Lake City, Utah 84111, Attention: Secretary, or hand-delivered to the Secretary of KT at the aforementioned address at or before the taking of the vote at the Meeting.

EXPENSES

        Costs and expenses incurred in connection with the printing and mailing of this Proxy Statement/Prospectus will be paid one-half by TCI and one-half by KT. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of KT in person or by telephone, telegram or other means of communication. Such directors, officers and employees will receive no additional compensation for such services, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Custodians, nominees and fiduciaries will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by them, and will be reimbursed for the reasonable expenses incurred by them in connection therewith.

        If you have any questions about giving your proxy or require assistance, please contact the Secretary of KT, at 400 Tribune Building, Salt Lake City, Utah 84111 (telephone: (801) 237-2031).

SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.


                                  THE MERGER

BACKGROUND

        As early as 1994, management of KT foresaw the possibility that technological advances, including the dissemination of news and information via the Internet, could eventually create greater challenges and competition for the newspaper industry. At approximately the same time, the newspaper industry began to undergo a period of consolidation with smaller operators seeking to capitalize on certain perceived advantages that flow from being part of a larger enterprise, including greater financial strength, increased liquidity and access to expensive new technologies. These factors led John Gallivan, KT's Chairman and a director of TCI, and Dominic Welch, KT's President, to explore the possibility of a joint venture or other business relationship with a strategic partner with the financial and technical resources to assist KT in competing effectively in the future. Messrs. Gallivan and Welch then approached TCI's Chief Executive Officer, John Malone, about the possibility of a business combination between KT and TCI. Messrs. Gallivan and Welch believed that TCI was a logical choice with which to pursue discussions, given KT's status as a TCI shareholder for more than 35 years, TCI's stature in the communications industry and TCI's plans to deliver information using new forms of telecommunications technologies. The initial discussion among Messrs. Gallivan, Welch and Malone was general in nature and no agreements were reached concerning the form or scope of any transaction between KT and TCI.

        On May 23, 1995, the KT Board appointed a committee of directors consisting of Robert Steiner, David Salisbury and Philip McCarthey, none of whom (or any of their respective affiliates) are directors or officers of TCI, to assist KT's management in exploring a transaction with TCI. The committee retained Winston & Strawn as KT's outside legal counsel to assist KT in structuring a possible transaction.

        In September 1995, Messrs. Gallivan and Welch met with Donne Fisher, TCI's Chief Financial Officer at the time, to discuss possible structures for a business combination between KT and TCI. TCI was advised by Messrs. Welch and Gallivan of KT's desire that any proposed transaction be structured in a manner which would ensure the editorial independence of KT's newspapers and would be tax-free to KT's shareholders. Mr. Fisher indicated that there were certain assets of KT, including its interest in certain mining properties, that TCI did not wish to acquire.

        Limited telephone contacts between the parties continued during the ensuing ten months but were inconclusive. During that time, KT's management explored various structures for disposing of certain of KT's non-newspaper related assets. In July 1996, discussions began focusing on a transaction pursuant to which TCI would acquire all of KT in a tax-free merger. Representatives of KT suggested that TCI engage a management company to run KT's newspaper operations following the transaction as a way of preserving the editorial independence of the newspapers and ensuring an orderly transition of ownership. Discussions then focused on the terms of such a management agreement and possible exchange ratios for a merger. At about the same time, the major shareholders of KT engaged in vigorous negotiations concerning who would continue to participate in the operation of KT's newspapers under the management contract being negotiated with TCI and the rights and obligations of those continuing to participate. During the same time period, the KT Board engaged Houlihan Lokey to appraise KT's assets and assist it in evaluating a proposed transaction.

        On November 25, 1996, Messrs. Gallivan and Welch and representatives of Winston & Strawn met in New York with Stephen M. Brett, TCI's Executive Vice President and General Counsel, and representatives of Baker & Botts, L.L.P., TCI's legal counsel, to discuss the terms of the proposed merger and the procedures for conducting a due diligence review of KT's business. TCI's due diligence investigation of KT and negotiations over the exchange ratio and the definitive merger documentation proceeded over the next several months. On February 24, 1997, Mr. Brett and representatives of Baker & Botts met with Messrs. Gallivan and Welch in Salt Lake City to discuss the results of TCI's due diligence investigation and a formula for the exchange ratio was agreed upon.

        On February 27, 1997, the KT Board approved the general terms of the Merger and the definitive Merger Agreement was executed on April 18, 1997. The KT Board met again on April 24, 1997 to ratify the definitive Merger Agreement.

KT'S REASONS FOR THE MERGER; RECOMMENDATION OF THE KT BOARD

        The KT Board has unanimously approved the Merger Agreement, has determined it is advisable and fair and in the best interests of KT and its shareholders taken as a whole and unanimously recommends that holders of shares of KT Common Stock vote for approval of the Merger Agreement. In reaching its decision to approve the Merger Agreement and to recommend that KT's shareholders vote to approve the Merger Agreement, the KT Board considered the following factors: (i) the industry and market conditions, including the anticipated increase in competition from on-line services and internet providers for advertising revenue and readership; (ii) the opinion of Houlihan Lokey as to the fairness of the consideration, from a financial point of view, to be received by the shareholders of KT taken as a whole; (iii) the terms of the Merger Agreement, including the consideration to be received by KT shareholders in the Merger; and (iv) the opportunity for KT shareholders to participate, as holders of TCI Group Series A Common Stock, in a larger, more diversified public company of which KT would become a part, and to do so by means of a transaction that is designed to be tax-free to the holders of KT Common Stock. See "THE MERGER --Fairness Opinion." For a discussion of the interests of certain members of the KT Board in the Merger, see "THE MERGER -- Interests of Certain Persons in the Merger."

FAIRNESS OPINION

        The KT Board engaged Houlihan Lokey to render an opinion on behalf of KT that the Merger and the transactions contemplated by the Management Agreement and the Option Agreement (collectively, the "Transaction"), are fair to KT from a financial point of view. The summary of the fairness opinion, as set forth herein, is qualified in its entirety by reference to the full text of the opinion. KT's shareholders are urged to, and should, read the opinion in its entirety.

        Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in the provision of financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. Houlihan Lokey has no material prior relationship with KT or its affiliates.

        KT selected Houlihan Lokey on the basis of the recommendation of their legal counsel, a review of Houlihan Lokey's resume and interviews with Houlihan Lokey personnel. As compensation to Houlihan Lokey for its services in connection with the Transaction, KT has agreed to pay Houlihan Lokey certain fees, estimated to total $_______. No portion of Houlihan Lokey's fees were contingent upon the successful completion of the Transaction. KT has also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under Federal securities laws, arising out of the engagement of Houlihan Lokey, and to reimburse Houlihan Lokey for certain expenses.

        In arriving at its opinion, Houlihan Lokey made its determination as to the fairness, from a financial point of view, of the Transaction to KT and its shareholders on the basis of the analyses described below. No restrictions or limitations were imposed by KT upon Houlihan Lokey with respect to its investigation or the procedures followed by

Houlihan Lokey in rendering its opinion. The Houlihan Lokey Opinion is not intended to be and does not constitute a recommendation to any shareholder of KT as to how to vote with respect to approval of the Merger Agreement.

        In arriving at its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey has: (i) reviewed the audited financial statements of KT and Newspaper Agency Corporation ("NAC") for the five fiscal years ending December 31, 1996; (ii) reviewed the unaudited financial statements of TPC - Idaho and TPC - Nevada for the five fiscal years ending December 31, 1996, which KT's management has identified as being the most current financial statements available; (iii) visited KT's headquarters in Salt Lake City, Utah;
(iv) met with certain members of the senior management of KT to discuss the operations, financial condition, future prospects and projected operations and performance of KT; (v) reviewed forecasts and projections prepared by KT's management with respect to KT for the years ended December 31, 1997 through 2001; (vi) reviewed the following documents/agreements: the Merger Agreement, the Management Agreement, and the Option Agreement; (vii) reviewed the historical market prices and trading volume for TCI's publicly traded securities; (viii) reviewed certain publicly available financial data for certain companies that Houlihan Lokey deemed comparable to KT, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Transaction; and (ix) conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

        Houlihan Lokey used several methodologies to assess the fairness of the Transaction from a financial point of view. Each methodology provided an estimate as to the value of KT and thus provided a basis of comparison to the Merger Consideration to be received by KT's shareholders in connection with the Transaction. Its estimates of the value of KT were based upon the value of KT's newspaper operations and the value of all other KT assets (which are not pertinent to its newspaper operations). These methodologies are summarized below.

        VALUATION OF NEWSPAPER OPERATIONS

        Comparative Market Multiple Analysis. One methodology for determining the value of KT's newspaper operations was a "Comparable Market Multiple" analysis, which considered the capitalization multiples for certain income and cash flows of a peer group of companies and then applied a selected capitalization multiple to KT's newspaper operations' representative income and cash flows. Such selected capitalization multiples were based on a comparative financial analysis of KT's newspaper operations and the peer group of companies. In this analysis, the operational results of KT's newspaper operations were compared to certain publicly available financial and operating data of selected publicly traded industrial companies involved in similar businesses, i.e. the publishing and distribution of newspapers. The selected companies (collectively, the "Comparable Public Companies") were A.H. Belo Corporation, Central Newspapers, Inc., Lee Enterprises, Incorporated, McClatchy Newspapers, Inc., and Pulitzer Publishing Company. These analyses included an assessment of the financial and operating characteristics of each, based upon the most recent publicly available information and published earnings estimates for research analysts. For each of the Comparable Public Companies, Houlihan Lokey analyzed, among other things, market value, interest-bearing debt, historical revenue, and earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Comparable Public Companies had market values of equity ranging from less than $200 million to in excess of $1.4 billion, annual revenue ranging from approximately $400 million to $800 million, interest-bearing debt ranging from $4 million to $362 million and total assets ranging from $527 million to $1.2 billion. These companies are actively traded in the public marketplace, and all of these companies are followed by research analysts.

        In completing its analysis Houlihan Lokey also considered a number of factors with respect to the Comparable Public Companies including, but not limited to, (i) size (i.e., total revenue, ranging from $400 million to $800 million); (ii) liquidity (i.e., as indicated by the current ratios ranging from 1.1x to 2.2x); (iii) leverage (i.e., as indicated by the ratio of interest-bearing debt to net worth ranging from 0.0x to 5.4x); (iv) the turnover of working capital (i.e., ranging from 7.2x to 9.9x); (v) the average collection period of receivables (i.e., as measured by days ranging from 34 to 51); (vi) profitability (i.e., as measured by (A) Earnings Before Interest and Taxes ("EBIT") to sales (ranging from 12.9% to 25.2%), (B) EBITDA to sales (ranging from 21.4% to 33.0%), and (C) gross profit margins ranging from 19.2% to 54.5%;
(vii) growth (i.e., as measured by (A) the four year change in revenue (ranging from 4.3% to 14.2%), (B) annual change in revenue (ranging from -7.6% to 22.1%), (C) four year change in EBITDA (ranging from 5.0% to 24.8%), and (D) annual change in EBITDA (ranging from 3.0% to 23.9%); and (viii) dividend payout ratios (i.e., ranging from 15.8% to 39.8%).

        Houlihan Lokey also analyzed the Total Invested Capital (the sum of the market value of equity and interest-bearing debt) ("TIC") as a multiple of latest twelve months ("LTM") EBITDA, EBIT, and revenue. Houlihan Lokey's analysis of the Comparable Public Companies indicated TIC multiples as follows:


                      Range         Median       Mean
                  -------------  ------------ -----------
LTM EBITDA         1.9 - 9.6x        9.1x        7.6x
LTM EBIT           2.4 - 15.2x      12.4x        10.8x
LTM Revenue        0.6 - 2.7x        2.4x        2.0x

        Houlihan Lokey also considered the current stock price (based upon a 20-day moving average) as a multiple of LTM earnings and cash flow. Houlihan Lokey's analysis of the Comparable Public Companies indicated current stock price multiples as follows:


                      Range         Median       Mean
                  -------------  ------------ -----------
LTM Earnings       2.8 - 27.1x      18.6x        17.6x
LTM Cash Flow      1.8 - 13.3x      11.1x        9.7x

        These analyses enabled Houlihan Lokey to then make a determination of the relative risks associated with the business of KT's newspaper operations versus those of the Comparable Public Companies, and make a conclusion regarding the appropriate relative multiples for the operating results of KT's newspaper operations. Houlihan Lokey compared the results of such analyses for the Comparable Public Companies to the corresponding results for KT's newspaper operations. Houlihan Lokey believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly made professional judgments regarding the differences between KT and the Comparable Public Companies that would impact the appropriate multiples, discount rate and thus the value of KT's newspaper operations. Such comparative analyses formed the basis for Houlihan Lokey's selection of multiples for KT's newspaper operations.

        Houlihan Lokey determined the implied value of KT's newspaper based upon LTM EBITDA, EBIT, revenues, earnings, and cash flow of approximately $210 million. In arriving at the implied value of KT's newspaper operations, Houlihan Lokey selected multiples which were at a slight discount to the multiples of the Comparable Public Companies. This selection reflects the risks attendant to KT, including its relative size and its lack of geographic diversification.

        Discounted Cash Flow Analysis. An alternative methodology was a "Discounted Cash Flow" analysis, in which Houlihan Lokey performed analyses of the forecast and projection information provided by management of KT's newspaper operations for the years 1997 through 2001. Houlihan Lokey calculated a range of values based upon the net present value of the sum of the discounted stream of projected unlevered net debt free cash flows and the discounted projected terminal value of KT's newspaper operations based upon a range of growth rates.

        Based upon discount rates ranging from 12.5% to 14.5%, which were determined from an analysis of the Comparable Public Companies which displayed weighted average costs of capital ranging from approximately 11% to 15%, and terminal growth rates ranging from 6% to 7%, Houlihan Lokey calculated the implied value of KT's newspaper operations to be $215 million.

        Gordon Growth Model Abbreviated Discounted Cash Flow Analysis. Another methodology was a "Gordon Growth Model Abbreviated Discounted Cash Flow" analysis, which considered the current income stream generated by KT's newspaper operations, grew such income stream into perpetuity, and then discounted that stream to the present using a market based, risk adjusted discount rate. The indication of a current income stream was developed from LTM net debt free cash flow of $11.22 million. Based upon discount rates ranging from 11% to 12% and perpetuity growth rates ranging from 6.5% to 7.5%, Houlihan Lokey calculated the implied value of KT's newspaper operations to be approximately $212 million.

        These analyses lead Houlihan Lokey to reach a Total Invested Capital conclusion for KT's newspaper operations in the range of $210 to $215 million. This value was adjusted to subtract the value of KT's newspaper operations' interest-bearing debt (of approximately $4.5 million), or total equity value of KT's newspaper operations of approximately $209 million.

        The primary methodologies utilized by Houlihan Lokey to estimate the value of KT's non-newspaper assets include a public trading price analysis and a discounted cash flow analysis. These methodol ogies are detailed below.

        VALUATION OF NON-NEWSPAPER ASSETS.

        Public Trading Price Analysis. For KT's non-newspaper assets which are publicly traded, the public trading price of such assets was considered in Houlihan Lokey's analysis. These assets consist primarily of stock in TCI or its affiliated companies, and to a significantly lesser degree the stock of approximately 10 other publicly traded companies. For the stock of TCI and its affiliated companies, the 20-day moving average closing price as of April 18, 1997 was utilized to determine the fair market value of such assets. All other publicly traded assets were valued during the winter of 1997, based on their average closing price over a 20-day period. Furthermore, due to KT's relatively large holding of General Communications, Inc. Class A and Class B stock, a slight discount was applied to the value of such stock to reflect KT's inability to sell such a large holding at the market price. Collectively, these publicly traded securities held by KT have a value of $361 million, with the stock in TCI and its affiliated companies representing nearly $339 million of value.

        For certain other non-material assets Houlihan Lokey relied upon KT management's estimate of the value of such assets. These assets consist primarily of securities in privately held companies and real property assets. These assets collectively have an estimated value of $19.2 million.

        Discounted Cash Flow and Other Analyses. Houlihan Lokey determined that KT's balance sheet reflected excess cash (not required for the operations of KT's newspapers) of $23.6 million. The amount of excess cash was determined by comparing cash as a percentage of revenue and other factors for KT's newspaper operations and the Comparable Public Companies. Houlihan Lokey utilized a discounted cash flow analysis to determine the value of KT's life insurance policies (estimated at approximately $11 million). Finally, Houlihan Lokey estimated the value of KT's interest in Nimitz Paper Company at approximately $3.7 million based upon its book value investment in such asset. Thus, Houlihan Lokey estimates that the total value of KT's excess cash, life insurance policies, and investment in Nimitz Paper Company is approximately $38.2 million.

        Houlihan Lokey added its estimates of value of KT's newspaper assets ($209 million) to its non-newspaper assets (consisting of $361 million of marketable securities plus $19.2 million of non-marketable securities and real property plus $38.2 million of cash, life insurance policies, or other investments), to arrive at an estimate of the total value of KT's assets as a going concern of $627 million. Houlihan Lokey then considered the value of KT's total assets to its shareholders in light of KT's long term holding of such assets and concluded that the value of such assets to KT's shareholders is less than $627 million. Finally, a comparable transaction analysis, which considered the terms and conditions of transactions which Houlihan Lokey deemed similar to the Transaction, was considered by Houlihan Lokey.

        Given that the estimate of the value of KT's assets to its shareholders was less than the aggregate Merger Consideration to be provided to KT and its shareholders in connection with the Transaction, Houlihan Lokey concluded that the Transaction, including the general terms provided for in the Management Agreement and the Option Agreement, are fair to KT from a financial point of view, and the Merger Consideration to be received by the stockholders of KT in connection with the Merger is fair to them from a financial point of view.

        The aforementioned analyses required studies of the overall market, economic and industry conditions in which KT operates, and KT's operating results and holdings of other assets. Research into, and consideration of, these conditions were incorporated into the analyses.

        Houlihan Lokey's opinion is based on the business, economic, market and other considerations as they existed as of the date of its opinion. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the financial results provided to Houlihan Lokey by KT and KT's auditors (Deloitte & Touche) have been reasonably prepared and reflect the best current available estimates of the financial results and conditions of KT. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to KT and does not assume responsibility for it. Except as set forth above, Houlihan Lokey did not make any physical inspection or independent appraisal of the specific properties or assets of KT.

        The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or portions of this summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Houlihan Lokey Opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to KT, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KT. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

TCI'S REASONS FOR THE MERGER

        Management of TCI believes that the acquisition of KT will benefit TCI and its stockholders by (i) providing TCI with a valuable source of content and opportunity for cross-promotion to support its existing high-speed internet access, electronic commerce and cable distribution businesses and by providing a platform for experimenting with and gaining experience in electronic publishing;
(ii) eliminating from the public float a large block of TCI Voting Stock which, when added to another significant block of TCI Voting Stock, could enable an unaffiliated entity to effectively control the management and policies of TCI without the payment by such entity of a control premium to TCI stockholders generally; and (iii) eliminating the possibility of KT liquidating the TCI Securities in volumes or at times that could adversely impact the market prices of the TCI Common Stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendation of the KT Board with respect to the Merger, KT shareholders should be aware that certain members of KT's management and the KT Board have certain interests in the Merger that are in addition to or different from the interests of shareholders of KT, generally. The KT Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement.

        Management Agreement. As a condition to consummating the Merger, KT and SLT will enter into the Management Agreement, pursuant to which KT will engage SLT as the exclusive management agent to supervise and manage the publication and operation of the Newspapers owned by KT following the Merger and to render services related thereto. As compensation for services rendered, SLT will receive a management fee equal to 3% of the Net Income (as defined in the Management Agreement) during the term of the Management Agreement. The Management Agreement has an initial term of five years. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS--Management Agreement."

        Option Agreement. As a condition to consummating the Merger, KT and SLT will also enter into the Option Agreement, pursuant to which KT, in consideration of the payment by SLT to KT of $1,000,000, will grant SLT the Tribune Option to purchase all (but not less than all) of the Tribune Assets. The Exercise Price of the Tribune Option will be equal to the Fair Market Value (as defined in the Option Agreement) of the Tribune Assets. Pursuant to the Option Agreement, the Tribune Option will be exercisable at any time after the fifth anniversary of the date of the Option Agreement (unless sooner terminated in accordance with the provisions thereof), and will remain exercisable thereafter for so long as the Management Agreement remains in effect. If the Management Agreement is terminated for any reason prior to the fifth anniversary of the date of the Option Agreement, the Tribune Option will become exercisable on the fifth anniversary of the date of the Management Agreement. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS--Option Agreement."

        KT ESOP. The Merger Agreement provides that KT will take all actions necessary to amend the KearnsTribune Corporation Employee Stock Ownership Plan (the "KT ESOP") prior to the Effective Time to provide that all participants of the KT ESOP who are employed by KT or any of its subsidiaries at the Effective Time will be fully vested in their accounts under the KT ESOP to the extent that the value of such accounts are attributable to contributions made or accrued under the KT ESOP as of the Effective Time. Contributions by KT vest in accordance with the vesting schedule of the KT ESOP and are invested primarily in KT Common Stock. Employee contributions to the KT ESOP are not permitted. As of the close of business on May 30, 1997, 12,698 shares of KT Common Stock were held pursuant to the KT ESOP. By virtue of the Merger, all shares of KT Common Stock held by the KT ESOP at the Effective Time will be converted into the right to receive shares of TCI Group Series A Common Stock. The numbers of shares of KT Common Stock beneficially owned by the executive officers of KT as set forth in the table under "SECURITY OWNERSHIP OF KT" include all interests of such officers in shares held by the trustee of the KT ESOP for their respective accounts.

        Other Matters. In connection with the transactions contemplated by the Merger Agreement, John C. Malone, the Chief Executive Officer, the Chairman of the Board, a director and a principal stockholder of TCI, has asserted certain rights under a letter agreement dated June 17, 1988, among Dr. Malone, KT and Bob Magness (the "Letter Agreement"), to acquire shares of TCI Group Series B Common Stock and LMG Series B Common Stock prior to the disposition of such shares by KT. Dr. Malone and KT entered into another letter agreement, dated April 18, 1997 (the "Exchange Agreement"), pursuant to which, among other things, the parties thereto agreed that immediately prior to the Effective Time, Dr. Malone may acquire from KT (i) all of the shares of TCI Group Series B Common Stock owned by KT in exchange for his delivery to KT of an equal number of shares of TCI Group Series A Common Stock, and (ii) all of the shares of LMG Series B Common Stock owned by KT in exchange for his delivery to KT of an equal number of shares of LMG Series A Common Stock. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS--Other Matters."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material federal income tax consequences that are expected to result to the shareholders of KT from the Merger. This discussion is based upon current provisions of the Code, Treasury Regulations promulgated thereunder ("Regulations"), current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service ("IRS") has been sought with respect to the Merger or the other transactions contemplated by this Proxy Statement/Prospectus, and there can be no assurance that the IRS or a court will not challenge the conclusions reached below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to the KT shareholders.

        The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular KT shareholders in light of their personal investment or tax circumstances, or to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations, holders of stock or options who received such property for compensatory purposes, and holders who hold the KT stock or will hold the TCI Group Series A Common Stock as part of a straddle, hedge or conversion transaction). In addition, this discussion is limited to persons who hold the KT Common Stock and who will hold the TCI Group Series A Common Stock as "capital assets" (generally, property held for investment) within the meaning of Code section 1221. This discussion does not address state, local and foreign tax consequences.

ALL HOLDERS OF KT STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECT OF ANY CHANGE IN LAW THAT MAY OCCUR AFTER THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

        Opinion of Counsel. Winston & Strawn, special tax counsel to KT ("Tax Counsel") has delivered its opinion to KT to the effect that: (i) subject to the conditions and limitations described therein, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Code section 368(a), and no shareholder of KT will recognize gain or loss for federal income tax purposes to the extent such shareholder receives only TCI Group Series A Common Stock in exchange for the shareholder's KT stock in the Merger; and (ii) the discussion set forth here under the caption "Certain Federal Income Tax Consequences" in this Proxy Statement/Prospectus describes the material federal income consequences expected to result to the shareholders of KT from the Merger and fairly represents Tax Counsel's opinion as to the federal income matters discussed herein. Consummation of the Merger is conditioned upon the foregoing opinion of counsel not having been withdrawn as of the Closing Date.

        Tax Counsel's opinion is based on the Code and Regulations in effect at the time such opinion is rendered, current administrative interpretations and positions of the IRS, and existing court decisions. No assurance can be given that future legislation, Regulations, and administrative and judicial interpretations will not affect the conclusions reached in Tax Counsel's opinion. Furthermore, an opinion of counsel is not binding on the IRS or a court; thus, no assurance may be made that a court or the IRS will agree with Tax Counsel's opinion.

        Tax Counsel's opinion also is based upon the correctness of certain representations, and assumed compliance with certain covenants, of KT, TCI and SLT set forth in representation letters (the "Letters") to Tax Counsel. The Letters contain a number of factual representations concerning the ability of the Merger to meet the requirements of Code section 368, including, without limitation, the following: (i) the Merger will meet, and KT, TCI and their shareholders will comply with, all applicable state and federal laws, regulations and policies necessary to cause the Merger to be valid under such laws, regulations and policies; (ii) the KT stock to be acquired by TCI in the Merger will represent at least 80% of the total combined voting power of all classes of KT stock entitled to vote and at least 80% of the total number of all KT's other outstanding nonvoting shares (on a class by class basis); (iii) there is no present agreement, contract, plan or intention by shareholders of KT who own 1% or more of KT stock, and to the best of the knowledge of KT's officers and directors, there is no agreement, contract, plan or intention on the part of the remaining shareholders of KT, to sell, exchange or otherwise dispose of the TCI Group Series A Common Stock to be received in the Merger for a period of at least 5 years following the Closing Date of the Merger and the KT shareholders intend to hold the TCI Group Series A Common Stock to be received in the Merger for investment purposes; (iv) each shareholder of KT who prior to the Merger held 1% or more of KT's outstanding shares will not sell more than 50% of the TCI Group Series A Common Stock received in the Merger for at least 1 year following the Merger; (v) there is no plan, contract, agreement or intention by TCI to dispose of the KT stock or significant KT assets for a period of at least 5 years following the Merger; and (vi) immediately after the Merger, KT will hold substantially all of its assets and those of Merger Sub after the Merger and will continue its historic business.

        Tax Consequences to Holders of KT Common Stock. Under Code section 354, a holder of KT Common Stock who receives only TCI Group Series A Common Stock in exchange for his/her KT Common Stock in the Merger will not recognize gain or loss for federal income tax purposes. The holder will have a tax basis in the TCI Group Series A Common Stock equal to the holder's tax basis in the KT Common Stock exchanged therefor. The holder's holding period for the TCI Group Series A Common Stock for the purposes of determining long-term or short-term capital gain or loss upon the subsequent disposition of the TCI Group Series A Common Stock will include the period of time the holder held the KT Common Stock.

        A holder of KT Common Stock who receives cash in lieu of fractional shares of TCI Group Series A Common Stock will generally recognize taxable gain or loss. Such gain or loss will be determined as if the holder had actually received the fractional shares of the TCI Group Series A Common Stock to which the holder will be required to allocate a portion of its tax basis in the KT Common Stock and then had such fractional shares redeemed for the cash received. The difference between the basis allocated to these fractional shares in this hypothetical redemption and the cash received will constitute the gain or loss. This gain or loss will generally be capital gain or loss (assuming the KT Common Stock was held as a capital asset) and long-term capital gain or loss if the KT Common Stock had been held for more than one year.

        A holder of KT Common Stock who exercises dissenters' rights in the Merger and receives cash will generally recognize gain or loss equal to the difference between the cash received and the holder's basis in the KT Common Stock. This gain will generally be capital gain and long-term capital gain if the KT Common Stock was held for more than one year. If a holder of KT Common Stock exercises dissenters' rights with respect to the holder's shares but would have KT Common Stock or TCI stock owned by another person (i.e., family members (spouse, children, grandchildren or parents) or trusts, partnerships or corporations in which the holder directly or indirectly owns an interest) attributed to the holder under the attribution rules of Code section 318, the cash received may be treated as a dividend distribution, unless the holder is only attributed ownership of stock from a family member, the holder does not actually acquire another interest in TCI for a period of ten years, and the holder complies with the notice requirements of Code section 302(c)(2). If the cash is treated as a dividend distribution, it will first represent ordinary income to the holder to the extent of KT's current and accumulated earnings and profits allocable to such distribution, then as a return of basis to the extent of the holder's basis in the dissenting shares and finally any remaining amount of the cash will be treated as capital gain.

        All holders of the KT Common Stock who receive TCI Group Series A Common Stock in the Merger will be required to attach a statement to their federal income tax returns for the year of the Merger which describes the facts of the Merger, including the holder's basis in the KT Common Stock exchanged, and the number of shares of TCI Group Series A Common Stock received in exchange for that KT Common Stock. The holders should also keep as part of their permanent records information necessary to establish their basis in the TCI Series A Common Stock received in the Merger.

        THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. EACH KT SHAREHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER THAT MAY APPLY TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND POSSIBLE CHANGES IN FEDERAL INCOME TAX LAW SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.


CERTAIN CONSEQUENCES OF THE MERGER; OPERATIONS FOLLOWING THE MERGER

        Upon consummation of the Merger, the present holders of KT Common Stock will cease to have any direct interest in KT or its future earnings or growth. However, holders of KT Common Stock who receive TCI Group Series

A Common Stock in the Merger, by virtue of such receipt, may indirectly share in KT's future earnings and growth through TCI's ownership of 100% of the stock of the Surviving Corporation, and may also share in the future earnings and growth of the other assets and businesses of TCI. As described under the caption "--Utah Statutory Dissenters' Rights," shareholders of KT have the right to pursue dissenters' rights in lieu of receiving TCI Group Series A Common Stock pursuant to the Merger. KT shareholders who receive TCI Group Series A Common Stock pursuant to the Merger will become shareholders of a Delaware corporation. See "COMPARISON OF STOCKHOLDERS' RIGHTS."

        Except for the Merger and as otherwise described in this Proxy Statement/Prospectus, neither TCI nor KT has any specific plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, or sale of a material amount of assets of KT.

ACCOUNTING TREATMENT

        The Merger will be accounted for by TCI as a "purchase," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Accordingly, the consideration paid for KT will be allocated to the identifiable assets and liabilities of KT based on their respective fair values, and the assets and liabilities and results of operations of KT will be consolidated into the assets and liabilities and results of operations of TCI subsequent to the Effective Time.

UTAH STATUTORY DISSENTERS' RIGHTS

        Dissenting Shareholders who oppose the proposed Merger will have the right to receive payment for the value of their shares of KT Common Stock held as set forth in Part 13 of the URBCA, a copy of which is annexed as Appendix III to this Proxy Statement/Prospectus. Any obligations that KT may have to Dissenting Shareholders as set forth below will continue as obligations of the Surviving Corporation subsequent to the Merger. The following summary is qualified in its entirety by the more detailed referenced provisions of the URBCA that are attached; in the event of any inconsistency, such provisions of the URBCA shall prevail.

        Under Part 13, a Dissenting Shareholder wishing to assert dissenters' rights:

        (a) must cause KT to receive, before the vote of the KT shareholders in regard to the proposed Merger is taken at the Meeting, written notice of his or her intent to demand payment for shares of KT Common Stock held if the Merger is approved and effected; and

        (b) may not vote any of the shares of KT Common Stock held in favor of the Merger.

        In order for a Dissenting Shareholder to be entitled to payment for shares of KT Common Stock held, such shareholder must have been a shareholder of KT with respect to the shares of KT Common Stock for which payment is demanded as of the date the Merger Agreement is approved by the KT shareholders at the Meeting. A Dissenting Shareholder who does not satisfy the above conditions is not entitled to demand payment for his or her shares of KT Common Stock.

        If the Merger is approved by a majority of the shares of KT Common Stock issued and outstanding at the Record Date and any Dissenting Shareholders have caused KT to receive the written notice indicated above and did not vote his or her shares of KT Common Stock in favor of the Merger, KT shall provide written notice to all such Dissenting Shareholders who satisfy the foregoing conditions and who, therefore, are entitled to demand payment for their shares of KT Common Stock. Such written dissenters' notice from KT shall be sent no later than ten
(10) days after the Effective Time and shall:

        (a) state that the Merger was authorized and approved by holders of a majority of the outstanding shares of KT Common Stock and give notice of the Effective Time of the Merger;

        (b) state the address at which KT will receive payment demands and the address at which certificates for shares of KT Common Stock must be deposited;

        (c) supply a form for Dissenting Shareholders to demand payment, which form requests a Dissenting Shareholder to state an address to which payment is to be made;

        (d) set a date by which KT must receive the payment demand and by which certificates for Dissenting Shares must be deposited at the address indicated, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice is given; and

        (e)  be accompanied by a copy of Part 13.

        A Dissenting Shareholder who is given dissenters' notice as provided above and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice, cause KT to receive a payment demand in the same form referred to above or in another writing and must timely deposit certificates for Dissenting Shares of KT Common Stock as provided above. A Dissenting Shareholder who demands payment in accordance with this paragraph retains all rights as a shareholder of KT except the right to transfer the shares until the Effective Time and thereafter has only the right to receive payment for such shares. A Dissenting Shareholder who does not meet the provisions of this paragraph is not entitled to payment for shares pursuant to dissenters' rights.

        Upon compliance by the Dissenting Shareholder with all the requirements described above and in Part 13, KT shall pay the amount KT estimates to be the fair value of the Dissenting Shareholder's shares of KT Common Stock immediately before the Merger is effected (excluding any appreciation or depreciation in anticipation of the Merger), except for any shares acquired by the Dissenting Shareholder after the date of the notice of the Meeting, to which special provisions not summarized here apply, accompanied by KT's balance sheet as of the end of the most recent fiscal year; an income statement for that year; statements of changes in shareholders' equity and cash flows for that year; and the latest available interim financial statements, if any. Such financial statements need not be audited. Payment shall also be accompanied by a statement of KT's estimate of the fair value of the Dissenting Shares of KT Common Stock and the amount of interest payable with respect to such shares, a statement of a dissatisfied dissenters' right to demand payment, as discussed below, and a copy of Part 13.

        If the Merger is not effected, or is not effected within 60 days after the date set by KT as the date by which KT must receive payment demands, notwithstanding approval by the shareholders of KT holding a majority of the issued and outstanding shares of KT Common Stock, KT is required to return to all Dissenting Shareholders the deposited stock certificates and the Dissenting Shareholders shall thereafter have all rights of a shareholder of KT as if no demand for payment had been made.

        If the Effective Time occurs more than 60 days after the date set by KT as the date by which KT must receive payment demands, then KT shall send a new dissenters' notice and the provisions of Part 13 shall again be applicable.

        A Dissenting Shareholder may notify KT of his or her own estimate of the value of his or her shares of KT Common Stock and demand that KT pay such amount
(i) if the dissenter believes that the amount paid by KT is less than the fair value of the shares; (ii) if KT fails to make payment within 60 days after the date set by it as the date by which it must receive the payment demand; or (iii) if KT, having not effected the Merger, fails to return timely the Dissenting Shareholder's shares of KT Common Stock. A dissenter waives the right to demand payment according to this paragraph unless such Dissenting Shareholder causes KT to receive notice of his or her estimate within 30 days after KT has made payment for the shares of KT Common Stock.

        If a demand for payment by the dissenter remains unresolved, KT shall commence a proceeding in the Third District Court of Salt Lake County, Utah, within 60 days after receiving the payment demand from the dissenter and petition the court to determine the fair value of the shares. If KT fails to commence such proceeding within such 60 days, it shall pay to each dissenter whose demand remains unresolved the amount demanded. Each such Dissenting

Shareholder is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by KT, or the amount KT elected to withhold payment under special provisions applicable to shares acquired after the date of the notice of the Meeting. The court is required to assess court costs, and appraisal costs against KT, unless the court determines that the Dissenting Shareholder acted arbitrarily, vexatiously, or not in good faith.

        If any shareholder who demands payment of his shares of KT Common Stock under Part 13 fails to perfect or effectively withdraws or loses, his dissenters' rights, as provided in Part 13, the shares of KT Common Stock of such shareholder will be converted into the right to receive shares of TCI Group Series A Common Stock, in accordance with the Merger Agreement. A shareholder will fail to perfect, or effectively lose or withdraw, his dissenters' rights if he votes for adoption of the Merger Agreement (or submits a proxy without voting instructions) or if no demand for appraisal is received within the applicable time period set forth above or if the shareholder delivers to KT (or, after the Effective Time, to the Surviving Corporation) a written withdrawal of his demand for payment and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Surviving Corporation.

        FAILURE TO FOLLOW THE STEPS REQUIRED BY PART 13 OF THE URBCA FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS

        Other than the Merger Agreement and the related transactions described in this Proxy Statement/Prospectus, there has not been during the last two full fiscal years of KT any material contract, arrangement, understanding, relationship, negotiation or transaction between KT or its affiliates and TCI or its affiliates concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors, or a sale or transfer of a material amount of assets. See "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS."

        John W. Gallivan, Chairman of the Board of KT, has been a director of TCI since 1994 and a director of TCIC since 1980. For a description of certain transactions between TCI and KT, see "CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS."


                             THE MERGER AGREEMENT

        The following description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated by reference herein and a copy of which (exclusive of certain exhibits and schedules) is annexed to this Proxy Statement/Prospectus as Appendix I.

GENERAL; EFFECTIVE TIME

        The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into KT, with KT being the Surviving Corporation. In the Merger, which will become effective upon the filing with the Division of the Articles of Merger in accordance with the applicable provisions of the URBCA, or at such later time as may be agreed to by TCI and KT and specified in the Articles of Merger, shareholders of KT will receive the Merger Consideration described below. Such filing is expected to take place as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. The Merger will have the effects set forth in Section 16-10a-1106 of the URBCA.

        As a result of the Merger, KT will become a wholly owned subsidiary of TCI. The Merger Agreement provides that (i) the certificate of incorporation and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the certificate of incorporation and the bylaws of the Surviving Corporation until thereafter amended as provided by law, and (ii) the directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, and all such directors and officers will hold office until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and/or the bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

CONSIDERATION TO BE RECEIVED IN THE MERGER

        Pursuant to the Merger Agreement, at the Effective Time, each share of KT Common Stock outstanding immediately prior to the Effective Time (other than shares held by KT in its treasury or by any direct or indirect subsidiary of KT, all of which will be canceled, and other than Dissenting Shares) will be converted in the Merger into the right to receive, and will be exchangeable for, a number of shares of the TCI Group Series A Common Stock equal to the Merger Consideration. The "Merger Consideration" is the number determined by dividing
(A) the quotient resulting from dividing (i) the sum of (1) 286,000,000, plus
(2) the product of (x) the TCI Trading Value and (y) the aggregate number of shares of TCI Group Common Stock owned by KT at the Effective Time, plus (3) the product of (x) the LMG Trading Value and (y) the aggregate number of shares of LMG Common Stock owned by KT at the Effective Time, by (ii) the TCI Trading Value, by (B) 178,933. See "DESCRIPTION OF TCI CAPITAL STOCK." If any holder of KT Common Stock would be entitled to receive a number of shares of TCI Group Series A Common Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive cash in an amount determined by multiplying such fraction by the current market value of a whole share of TCI Group Series A Common Stock and rounding the product to the nearest whole cent. The "current market value" of a share of TCI Group Series A Common Stock means, for this purpose, the average of the last reported sale prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of TCI Group Series A Common Stock on the NASDAQ/NM for the period of five consecutive trading days ending on and including the last full trading day preceding the Closing Date.

        At the Effective Time, it is estimated that former holders of KT Common Stock will hold approximately 7.5% of the aggregate number of outstanding shares of TCI Group Series A Common Stock and approximately 2.6% of the aggregate voting power of the outstanding TCI Voting Stock. The foregoing ownership and voting percentages are based upon the number of shares of KT Common Stock, TCI Group Common Stock, LMG Common Stock and each other class or series of TCI Voting Stock outstanding on May 30, 1997, and assuming a TCI Trading Value of $14.25 and an LMG Trading Value of $20.56. The actual ownership and voting interests of the former holders of KT Common Stock will be dependent upon a variety of factors and may vary from the estimated percentages set forth above. Because the number of shares of TCI Group Series A Common Stock to be received by KT shareholders will be determined based on the TCI Trading Value and the LMG Trading Value, and because the market prices of the TCI Group Series A Common Stock and the LMG Series A Common Stock are subject to fluctuation, the number of shares of TCI Group Series A Common Stock that KT shareholders will receive in the Merger may increase or decrease from the number of shares such shareholders would receive based on the current market prices for TCI Group Series A Common Stock and LMG Series A Common Stock. Moreover, the value of TCI Group Series A Common Stock to be received by KT shareholders pursuant to the Merger may fluctuate following the Effective Time. There is no minimum or maximum number of TCI Group Series A Common Stock that may be issued under the provisions of the Merger Agreement.

        At the Effective Time, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

        Dissenting Shares will not be converted in the Merger and, from and after the Effective Time (unless the payment demand is effectively withdrawn or the dissenters' rights lost), will represent only the right to receive payment of the fair value thereof in accordance with the provisions of the URBCA and the Merger Agreement. See "THE MERGER--Utah Statutory Dissenters' Rights."

        Certain Adjustments. If, prior to the Effective Time, the TCI Group Series A Common Stock is recapitalized or reclassified or TCI effects any stock dividend, stock split, or reverse stock split of TCI Group Series A Common Stock, then the shares of TCI Group Series A Common Stock to be delivered in the Merger to the holders of KT

Common Stock will be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of TCI Group Series A Common Stock would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

        Exchange of Shares. Promptly after the Effective Time, transmittal letters will be mailed to each holder of record of shares of KT Common Stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of TCI Group Series A Common Stock to which he or she has become entitled and, if applicable, cash in lieu of a fractional share of TCI Group Series A Common Stock. After receipt of such transmittal letter, each holder of certificates formerly representing KT Common Stock should surrender such certificates to The Bank of New York, as exchange agent (the "Exchange Agent"), and each such holder will receive in exchange therefor certificates evidencing the whole number of shares of TCI Group Series A Common Stock to which he or she is entitled and a check for any cash that may be payable in lieu of a fractional share of TCI Group Series A Common Stock. Such transmittal letters will be accompanied by instructions specifying other details of the exchange.

        SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

        After the Effective Time, each certificate evidencing KT Common Stock (other than certificates evidencing shares held directly by KT in its treasury or by any direct or indirect subsidiary of KT, all of which will be canceled, and other than certificates evidencing Dissenting Shares), until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of TCI Group Series A Common Stock that the holder of such certificate is entitled to receive and the right to receive any cash payment in lieu of a fractional share of TCI Group Series A Common Stock. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by TCI until the certificate is surrendered. Subject to applicable laws, such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions, together with any cash payment in lieu of a fractional share of TCI Group Series A Common Stock, will be paid, without interest.

CONDITIONS TO THE MERGER

        The respective obligations of KT and TCI to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, where permissible, waiver of the following conditions: (a) approval and adoption of the Merger Agreement by the requisite vote of the shareholders of KT; (b) effective registration under the Securities Act of the shares of TCI Group Series A Common Stock to be issued in connection with the Merger and receipt of all state securities law permits and authorizations necessary to carry out the transactions contemplated by the Merger Agreement; (c) the absence of any effective permanent or preliminary injunction or similar order issued by a court or other governmental entity of competent jurisdiction preventing consummation of the transactions contemplated by the Merger Agreement as provided therein;
(d) expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act; (e) receipt of the opinion of Winston & Strawn, to the effect that no gain or loss will be recognized by the shareholders of KT upon the receipt of the TCI Group Series A Common Stock in exchange for their KT Common Stock in the Merger and the non-withdrawal of such opinion prior to or on the Closing Date; and (f) receipt of Houlihan Lokey's consent to the inclusion of its opinion in this Proxy Statement/Prospectus. On May 27, 1997, the Federal Trade Commission notified KT and TCI that it granted early termination of the waiting period applicable to the acquisition of the KT Common Stock by TCI pursuant to the Merger.

        The obligation of TCI to consummate the transactions contemplated by the Merger Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations, agreements and covenants made by KT in the Merger Agreement; (b) receipt of certain legal opinions and closing certificates from KT; (c) receipt of all material consents by or approvals of, and all material notices having been given to, all third parties under any note, bond, lease, franchise, permit, license, contract or other agreement to which KT or any of its subsidiaries is a party; (d) the absence after April 18, 1997, in the reasonable judgment of TCI, of any material adverse change in the business, assets, results of operations, financial condition or prospects of KT and its subsidiaries, taken as a whole; (e) the reasonable satisfaction of counsel to TCI with certain actions, proceedings, instruments and documents required to carry out the transactions contemplated by the Merger Agreement; (f) receipt of all material local and governmental consents, approvals and authorizations; (g) no action having been taken, nor any statute, rule, regulation, order, judgment or decree proposed, enacted, issued, enforced or deemed applicable by any foreign or United States federal, state or local governmental entity, and the absence of any pending or threatened action, suit or proceeding, which, in TCI's reasonable judgment, (i) makes the transactions contemplated by the Merger Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires or may require the divestiture of a material portion of the business of TCI and its subsidiaries, taken as a whole, or of KT and its subsidiaries taken as a whole, (iii) imposes or may impose material limitations on the ability of TCI effectively to exercise full rights of ownership of shares of capital stock of KT, (iv) requires or may require TCI, KT or their material subsidiaries or affiliates to refrain from engaging in any material business if the Merger is consummated, or (v) otherwise prohibits, restricts, or unreasonably delays consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or materially increases TCI's obligations in connection therewith; (h) Dissenting Shares consisting of not more than 15% of the aggregate number of outstanding shares of KT Common Stock; and (i) receipt by TCI of an agreement from each person identified by KT as an "affiliate" of KT immediately prior to the Merger, to the effect that such person will comply with the provisions of Rule 145 under the Securities Act with respect to the resale of shares of Series A TCI Group Common Stock issued to such person in the Merger.

        The obligation of KT to consummate the transactions contemplated by the Merger Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations, agreement and covenants made by TCI and Merger Sub in the Merger Agreement; (b) receipt of certain legal opinions and closing certificates from TCI; (c) receipt of all material consents by or approvals of, and all material notices having been given to, all third parties under any note, bond, lease, franchise, permit, license, contract or other agreement to which TCI or any of its subsidiaries is a party;
(d) the absence, after April 18, 1997, in the reasonable judgment of KT, of any material adverse change in the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole;
(e) the reasonable satisfaction of counsel to KT with certain actions, proceedings, instruments and documents required to carry out the transactions contemplated by the Merger Agreement; (f) receipt of all material governmental consents, approvals and authorizations; (g) no action having been taken, nor any statute, rule, regulation, order, judgment or decree proposed, enacted, issued, enforced or deemed applicable by any foreign or United States federal, state or local governmental entity, and the absence of any pending or threatened action, suit or proceeding, which (i) makes the transactions contemplated by the Merger Agreement illegal or may impose material damages or penalties in connection therewith, or (ii) would, in the reasonable judgment of KT, likely have a material adverse effect on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole;
(h) the execution and delivery by KT and SLT of the Management Agreement and the Option Agreement; and (i) receipt of authorization for listing on the NASDAQ/NM of the shares of TCI Group Series A Common Stock to be issued in the Merger upon official notice of issuance.

COVENANTS

        KT has agreed, prior to the Effective Time, to be present, in person or represented by proxy, at all meetings of the stockholders of TCI, however called, so that all shares of TCI voting stock (as defined in the Merger Agreement) beneficially owned by KT may be counted for the purposes of determining the presence of a quorum at such meeting, and to vote or cause to be voted all shares of TCI voting stock beneficially owned by it in the manner recommended to stockholders by the TCI Board. KT has agreed, except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, to conduct its business in the ordinary and usual course consistent with past practice, and to use its reasonable efforts to preserve intact its business organization, to preserve its licenses and other permits in full force and effect, to keep available the services of its present officers and key employees and to preserve the good will of those with which it has business relationships. KT has also agreed that except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, it will not and will not permit any of its subsidiaries to, prior to the Effective Time, (a) amend its charter or bylaws; (b) issue, grant or sell any shares of its capital stock or any of its other securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or other securities;
(c) split, combine or reclassify the outstanding shares of its capital stock or issue any capital stock or other securities in exchange for any such shares; (d) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other securities or the capital stock or other securities of any of its subsidiaries; (e) amend or modify any outstanding options, warrants or rights to acquire, or securities convertible into, shares of its capital stock or other securities, or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (f) make any other changes in its capital structure; (g) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a subsidiary of KT paid ratably to its stockholders (other than any director, officer, employee or affiliate of KT); (h) sell or pledge any stock, equity or partnership interest owned by it in any subsidiary of KT, except for dispositions in the ordinary course of business consistent with prior practice;
(i) sell or pledge any interest in any investment securities or (j) enter into or assume any contract, agreement, commitment or arrangement with respect to any of the foregoing.

        Except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, KT has also agreed that it will not, and will cause its subsidiaries not to, (i) modify in any material respect any license or contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement or make any amendment or modification to any existing such agreement or grant any increases in compensation, other than (x) in the ordinary course of business and consistent with past practice and with or granted to persons who are not officers or directors and which in the aggregate do not materially increase compensation expense, and (y) regular annual salary increases granted in the ordinary course of business consistent with past practice to officers who are not directors or executive officers; (iii) establish, amend or modify any employee benefit plan, except to the extent required by applicable law or the provisions of the Merger Agreement; (iv) make capital expenditures which in the aggregate exceed the amount provided for most capital expenditures in KT's most recent capital budget; (v) secure any of its outstanding unsecured indebtedness, provide additional security for any of its outstanding secured indebtedness or create or suffer to exist any lien on any of its assets, other than specified permitted encumbrances; (vi) pay, discharge or satisfy claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in KT's balance sheet as of December 31, 1996, or incurred subsequent thereto in the ordinary course of business and consistent with past practice and scheduled repayments of indebtedness reflected on the December 31, 1996 balance sheet; (vii) cancel any debts or waive any claims or rights except in the ordinary course of business and consistent with past practice; (viii) prepay any indebtedness for borrowed money; (ix) other than in connection with normal cash management practices conducted in the ordinary and usual course of business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate; (x) enter into or assume any contract, agreement, commitment or arrangement with respect to any of the foregoing; (xi) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or rights to acquire the same, other than in the ordinary course of business consistent with past practice; (xii) other than dispositions in the ordinary course of business consistent with past practice, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its material assets; (xiii) acquire or agree to acquire by merging or consolidating or by purchasing a substantial equity interest in or a substantial portion of the assets of or by any other manner, any business or any business organization or division thereof or any assets which are material, individually or in the aggregate; or (xiv) take any action likely to result in any of its representations and warranties in the Merger Agreement being untrue or the conditions to the closing of the Merger not being met.

LISTING ON NASDAQ/NM

        The TCI Group Series A Common Stock is listed on the NASDAQ/NM. TCI has agreed to use its best efforts to cause the shares of TCI Group Series A Common Stock to be issued in the Merger to be authorized for listing on the NASDAQ/NM, subject to official notice of issuance. The obligation of KT to consummate the transactions contemplated by the Merger Agreement is subject to the authorization for listing on the NASDAQ/NM of such shares, upon official notice of issuance. See "-- Conditions to the Merger."

NO SOLICITATION OF TRANSACTIONS

        The Merger Agreement provides that KT will not, directly or indirectly, solicit or initiate the submission of proposals or offers from, cooperate with or furnish or cause to be furnished any non-public information to, or negotiate or enter into any agreement or understanding with any other person or entity relating to, or with the intent to effect, any Alternative Proposal. "Alternative Proposal" is defined in the Merger Agreement to mean any proposal for a merger, consolidation, reorganization, other business combination or recapitalization involving KT or any of its subsidiaries, for the acquisition of a 10% or greater interest in the equity or in any class or series of capital stock of KT or any of its subsidiaries, for the acquisition of the right to cast 10% or more of the votes on any matter with respect to KT or any of its subsidiaries, or for the acquisition of a substantial portion of the assets of KT or any of its subsidiaries or the effect of which may be to prohibit, restrict or delay the consummation of, or impair the contemplated benefits to TCI of, the Merger or any of the other transactions contemplated by the Merger Agreement. The Merger Agreement does not prohibit KT or the KT Board, to the extent required by their fiduciary duties under applicable law, from providing information to, or participating in discussions with, any party that makes an unsolicited inquiry with respect to KT if the KT Board reasonably believes that such party may propose an Alternative Proposal on terms that are superior from a financial point of view, to the terms of the Merger for the shareholders of KT. KT has agreed to provide TCI with written notice of its receipt of any Alternative Proposal or inquiry and with such information regarding the person making the same as TCI may request.

        The Merger Agreement provides that the KT Board will not approve or recommend, or cause KT to enter into any agreement with respect to any Alternative Proposal, provided, however, that if the KT Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law, the KT Board may approve or recommend a Superior Proposal (as defined below) or cause KT to enter into an agreement with respect to, a Superior Proposal, but in each case only after providing prompt written notice to TCI advising that the KT Board has determined to approve or recommend, or authorize KT to enter into an agreement with respect to, a Superior Proposal and to terminate the Merger Agreement in accordance therewith. In the event of such termination of the Merger Agreement, the Merger Agreement provides that KT will be required to convert all shares of TCI Group Series B Common Stock and LMG Series B Common Stock beneficially owned by KT into an equal number of shares of TCI Group Series A Common Stock and LMG Series A Common Stock, respectively, in accordance with the terms of the Restated Certificate of Incorporation, as amended, of TCI (the "TCI Charter"). A "Superior Proposal" is defined in the Merger Agreement to mean any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or substantially all of the capital stock of KT then outstanding or all or substantially all the assets of KT and otherwise on terms which the KT Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the KT shareholders than the Merger. See "--Termination, Amendment and Waiver."

CERTAIN PERSONNEL MATTERS

        Pursuant to the Merger Agreement, KT will amend the KT ESOP prior to the Effective Time to provide for the termination thereof at the Effective Time insofar as it relates to future purchases of capital stock of KT, the Surviving Corporation or other employer securities and, unless the Surviving Corporation otherwise elects, any future employer contributions. The Merger Agreement also provides that KT will amend the KT ESOP prior to the Effective Time, to provide for the full vesting of employee accounts under the KT ESOP. Employees of KT who continue as employees of the Surviving Corporation following the Effective Time will be entitled to participate in employee benefit plans of TCI to the same extent as similarly situated employees of TCI.

TERMINATION, AMENDMENT AND WAIVER

        The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of KT, by (a) mutual consent of KT and TCI; (b) either KT or TCI if
(i) the Merger has not been consummated before October 31, 1997, unless the absence of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform any of its obligations thereunder,
(ii) there has been a material breach by the other party of any of its representations, warranties, covenants or agreements that is not cured within fifteen business days after receipt by the party alleged to be in breach of written notice thereof, or (iii) any court of competent jurisdiction or other competent governmental authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such action has become final and nonappealable; or (c) KT, if the KT Board approves or recommends, or authorizes KT to enter into an agreement with respect to, a Superior Proposal and, in connection therewith, KT delivers a Conversion Notice (as defined below).

        In the event of termination of the Merger Agreement by either KT or TCI as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of KT, TCI, Merger Sub or their respective affiliates, stockholders, officers, directors, agents or representatives (other than as provided in the following sentence, other than under certain specified provisions of the Merger Agreement which will survive the termination thereof and other than to the extent such termination results from the willful breach by TCI, Merger Sub or KT of any of its respective representations, warranties, covenants or agreements contained in the Merger Agreement). In the event of termination by (i) KT, pursuant to clause (c) of the preceding paragraph, or
(ii) TCI, as a result of a material breach by KT of certain of its agreements contained in the Merger Agreement, KT will be required to deliver to TCI an irrevocable notice of conversion (a "Conversion Notice") requesting that TCI convert all shares of TCI Group Series B Common Stock and LMG Series B Common Stock beneficially owned by KT into an equal number of shares of TCI Group Series A Common Stock and LMG Series A Common Stock, respectively, in accordance with the terms of the TCI Charter, and such Conversion Notice must be accompanied by the certificates evidencing all such shares of TCI Group Series B Common Stock and LMG Series B Common Stock, duly endorsed for conversion.

        KT and TCI may amend the Merger Agreement, by action taken or authorized by their respective boards of directors, either before or after approval by the shareholders of KT of the Merger Agreement, except that after such approval by the shareholders of KT, no amendment may be made which by law requires further approval by such shareholders without such further approval. At any time prior to the Effective Time, either KT or TCI, by action authorized by such party's board of directors, may, to the extent legally allowed, extend the time specified in the Merger Agreement for the performance of any of the obligations of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto, waive compliance by the other party with any of the agreements or covenants of such other party contained in the Merger Agreement or waive any condition to such waiving party's obligation to consummate the transactions contemplated by, or other obligations under, the Merger Agreement.

CERTAIN RESTRICTIONS ON RESALE OF TCI GROUP SERIES A COMMON STOCK

        All shares of TCI Group Series A Common Stock received by KT shareholders in the Merger will be registered under the Securities Act and freely transferable under the federal securities laws, except that any such shares received by persons who are deemed "affiliates" (as such term is defined under the Securities Act) of KT prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become affiliates of TCI) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of KT generally include individuals or entities that control, are controlled by, or are under common control with KT and may include certain officers and directors of KT as well as principal shareholders of KT. The Merger Agreement requires KT to use reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of TCI Group Series A Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

EXPENSES

        If the Merger Agreement is terminated by KT or TCI as the result of a material willful breach by the other party of its covenants or representations and warranties in the Merger Agreement, the breaching party is required to reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement. Otherwise, if the Merger is not consummated for any reason, each party will pay its own costs and expenses, except that the aggregate expenses incurred in connection with the printing and mailing of this Proxy Statement/Prospectus and the Registration Statement and the cost of filing under the HSR Act will be borne one-half by TCI and one-half by KT.


      CERTAIN TRANSACTIONS BETWEEN TCI AND KT AND WITH THEIR STOCKHOLDERS

VOTING AGREEMENT

        The following is a summary of the material provisions of the Voting Agreement, which is attached as Appendix IV to this Proxy Statement/Prospectus and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement.

        The Voting Agreement provides, among other things, that while the Voting Agreement is in effect, at any meeting of the KT shareholders, and in any action by consent of the KT shareholders, the shareholders who are parties to the Voting Agreement (the "Voting Shareholders") will vote all of their shares of KT Common Stock (or cause them to be voted) or execute a consent with respect to such shares (A) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; (B) against any proposal for any recapitalization, merger, sale of assets or other business combination involving KT (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of KT under the Merger Agreement or which could result in any of the conditions to KT's obligations under the Merger Agreement not being fulfilled; and (C) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement.

        As of the date of this Proxy Statement/Prospectus, the Voting Shareholders own, in the aggregate, 98,270 shares of KT Common Stock, representing approximately 55% of the outstanding voting shares of KT. The vote of the Voting Shareholders in accordance with the Voting Agreement would be sufficient to approve the Merger Agreement without any action on the part of any other KT shareholder.

MANAGEMENT AGREEMENT

        The following summary of the material provisions of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Management Agreement, which is an exhibit to the Registration Statement.

        In connection with the transactions contemplated by the Merger Agreement, KT and SLT will enter into the Management Agreement, pursuant to which KT will engage SLT as the exclusive management agent to supervise and manage the publication and operation of the Newspapers owned by KT following the Merger and to render services related thereto, subject to the direction and authority of KT, in accordance with the terms of the Management Agreement. The members and/or managers of SLT who are also directors and shareholders of KT are Philip G. McCarthey, Thomas K. McCarthey, Jr., Sarah J. McCarthey, James P. Kearns, A.L. Alford, Jr., Dominic Welch, Robert C. Steiner, Michael Gallivan, and certain of their respective affiliates. The Management Agreement expressly provides that SLT will have sole authority and discretion with respect to the news and editorial policies established and implemented by the Newspapers so long as the Management Agreement remains in effect. As compensation for services rendered, SLT will receive a management fee equal to 3% of the Net Income (as defined below) during the term of the Management Agreement. The Management Agreement has an initial term of five years (unless sooner terminated in accordance with the provisions thereof), and thereafter, will be automatically renewed for successive one-year periods unless either party provides the other party with written notice that it will not renew the Management Agreement. The term "Net Income," for purposes of the Management Agreement, means, for any period, the net income of KT and its subsidiaries for such period after provision for taxes applicable to such period, as determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

        The Management Agreement provides that it may be terminated (i) at KT's option, upon the failure of SLT to keep, observe, or perform any material covenant, agreement, term, or provision of the Management Agreement, and if any such default is not cured or satisfied by SLT within the time periods set forth in the Management Agreement; (ii) at KT's option, immediately and without any requirement of notice, if SLT is the subject of certain bankruptcy or insolvency-related events; (iii) at SLT's option, immediately and without any requirement of notice, if TCI is the subject of certain bankruptcy or insolvency-related events; or (iv) at KT's option, if Net Income for two consecutive fiscal years, beginning in 1999, is less than 75% of the Net Income contained in the annual plan (established in accordance with the Management Agreement) for each such fiscal year.

        Pursuant to the Management Agreement, SLT will serve as an independent contractor in rendering the services set forth therein and will not be an employee of KT. In the performance of its duties thereunder, SLT will act solely as agent of KT and all debts and liabilities to third persons incurred by SLT on behalf of KT in accordance with the Management Agreement and in the course of the operation and management of the Newspapers will be the debts and obligations of KT only.

OPTION AGREEMENT

        The following summary of the material provisions of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Option Agreement, which is an exhibit to the Registration Statement.

        In connection with the transactions contemplated by the Merger Agreement, KT and SLT will enter into the Option Agreement, pursuant to which KT, in consideration of the payment by SLT to KT of $1,000,000, will grant SLT the Tribune Option to purchase all (but not less than all) of the Tribune Assets. The Exercise Price of the Tribune Option will be equal to the Fair Market Value (as defined below) of the Tribune Assets, determined on a going concern or liquidation basis, whichever would yield the higher result, as of the last day of the month preceding the month of the date on which SLT provides notice to KT that it is exercising the Tribune Option. "Fair Market Value," when used with reference to the Tribune Assets, means the price at which a willing seller would sell, and a willing buyer (having full knowledge of the facts) would buy, the Tribune Assets in an arms' length auction transaction without time constraints and without being under any compulsion to buy or sell.

        The Option Agreement provides that the Tribune Option will be exercisable at any time after the fifth anniversary of the date of the Option Agreement (unless sooner terminated as set forth below), and will remain exercisable thereafter for so long as the Management Agreement remains in effect and for a period of ten days thereafter. If the Management Agreement is terminated for any reason prior to the fifth anniversary of the date of the Option Agreement, the Tribune Option will become exercisable on the fifth anniversary of the date of the Management Agreement and SLT will have the right for a period of sixty (60) days from such date to exercise the Tribune Option at the Exercise Price. Further, KT has agreed not to sell or otherwise transfer the Tribune Assets to any other person or entity prior to the fifth anniversary of the date of the Option Agreement, except (i) to an entity controlled by or under common control with KT, provided such entity agrees to be bound by the Option Agreement, and (ii) for sales or transfers of assets in the ordinary course of the business of operating and publishing The Salt Lake Tribune.

        The Option Agreement provides that if at any time during the period from the fifth anniversary to the tenth anniversary of the date of the Option Agreement, KT receives a bona fide offer in writing to purchase the Tribune Assets (a "Tribune Offer""), KT will not consummate the sale of the Tribune Assets pursuant to such Tribune Offer without first giving SLT the right to exercise the Tribune Option at the Exercise Price. In the event (i) SLT does not exercise the Tribune Option within a specified time period, or (ii) if the Tribune Option is so exercised but SLT does not tender to KT the Exercise Price within a specified time period (other than by a reason of a breach by KT of its obligations under the Option Agreement), then in any such event the Tribune Option will terminate and KT will have the right to sell the Tribune Assets to the proposed purchaser on the terms set forth in the Tribune Offer; provided, however, that if such sale to the proposed purchaser is not consummated within a specified time period, KT will not sell the Tribune Assets without again complying with the provisions set forth above.

OTHER MATTERS

        In connection with the transactions contemplated by the Merger Agreement, John C. Malone, the Chairman of the Board, the Chief Executive Officer, and a director and a principal stockholder of TCI, has asserted certain rights under the Letter Agreement, to acquire shares of TCI Group Series B Common Stock and LMG Series B Common Stock owned by KT prior to KT's disposition thereof. As a result thereof, Dr. Malone and KT entered into the Exchange Agreement, pursuant to which, among other things, the parties thereto agreed that immediately prior to the Effective Time, Dr. Malone may acquire from KT (i) all of the shares of TCI Group Series B Common Stock owned by KT in exchange for his delivery to KT of an equal number of shares of TCI Group Series A Common Stock, and (ii) all of the shares of LMG Series B Common Stock owned by KT in exchange for his delivery to KT of an equal number of shares of LMG Series A Common Stock. The Exchange Agreement provides that Dr. Malone may elect to acquire all, any portion, or any combination of such shares of TCI Group Series B Common Stock and LMG Series B Common Stock and that he is under no obligation to acquire any such shares. The Exchange Agreement further provides that in the event the Merger Agreement is terminated, the Exchange Agreement will also terminate and that such termination will have no effect on the validity or enforceability of the Letter Agreement.


                                BUSINESS OF KT

GENERAL

        KT was incorporated in Utah in 1952 through the consolidation of three predecessor entities: the Tribune Publishing Company, the Telegram Publishing Company and the Kearns (Tribune) Corporation (Delaware). Its primary business is the publication of newspapers. KT's largest newspaper is The Salt Lake Tribune, which was founded in 1871 and is currently the largest daily newspaper published in Utah. Its daily circulation is approximately 130,000 and approximately 160,000 on Sundays. The Salt Lake Tribune is published under a Joint Operating Agreement (JOA) with its primary competitor, the Deseret News. KT and Deseret News Publishing Company ("Deseret Publishing"), the owner of the Deseret News, jointly formed NAC to act as operating agent under the JOA. NAC provides printing, circulation, advertising, marketing, and other support services for both newspapers. For those services, NAC retains 3.5% of net earnings. NAC's net operating income is distributed 58% to KT and 42% to Deseret Publishing.
 The JOA expires in 2012.

        KT also publishes other newspapers throughout the northwest United States through subsidiary corporations. TPC-Idaho publishes three newspapers:
The Lewiston Morning Tribune, the Moscow-Pullman Daily News and the Whitman County Gazette. The Lewiston Morning Tribune is a morning and Sunday newspaper with circulation of approximately 25,000. It is the only local newspaper published daily in its primary market and has a home penetration rate of approximately 70%.

        The Moscow-Pullman Daily News is published by News-Review Corporation, which is owned 70% by TPCIdaho and 30% by KT directly. It is a five-day per week afternoon newspaper that also has a Saturday morning edition. Its circulation is approximately 8,000 on weekdays and 8,500 on Saturdays. The newspaper serves the university communities of Moscow, Idaho, and Pullman, Washington, the homes of the University of Idaho and Washington State University, respectively. The operation also does a significant amount of printing for outside customers. It operates in competition with The Lewiston Tribune and the Spokane daily newspaper, The Spokesman-Review, and has a penetration rate of approximately 55% of its primary market. The Whitman County Gazette is a weekly newspaper serving Colfax, Washington, a small agriculture-based community located about 60 miles south of Spokane. It has a weekly circulation of approximately 4,500.

        The Lewiston Morning Tribune, Moscow-Pullman Daily News and the Whitman County Gazette have, in the aggregate, approximately 250 employees.

        The Daily Sparks Tribune is a 5,000 circulation newspaper published five-days per week in the afternoon and Sunday mornings. It is published by KT's subsidiary, TPC-Nevada, which also publishes the Big Nickel, a shopping circular distributed free of charge.

        In addition to direct newspaper publishing, KT provides online editions of some of its papers and participates in newspaper related business. Through its subsidiary, Nimitz Paper Company, KT owns a 6% interest in the Ponderay Newspaper Mill located in Usk, Washington ("Ponderay"). Through its Tribune Solutions division, KT develops and markets (directly and by licensing arrangements) archival software and other computer-related products.

        Though not a primary business activity, KT has from time-to-time obtained a variety of non-newspaper related assets, including its interest in TCI and various real estate and other holdings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

        General. The principal line of business of KT is newspaper publishing. Revenues are derived primarily from advertising and newspaper sales in Salt Lake City, Utah, where it publishes The Salt Lake Tribune, and to a lesser degree from advertising and newspaper sales in Lewiston and Moscow, Idaho, Pullman and Colfax, Washington, and Sparks, Nevada. KT owns a 6% interest in Ponderay Newsprint Company, a partnership formed to own and operate a newsprint mill in the State of Washington.

        KT publishes its Salt Lake City newspaper under the JOA with Deseret Publishing. The agent in the JOA, NAC, performs certain duties for the owners. Although KT has a 50% ownership interest in NAC and receives 58% of its net earnings, NAC's operations are accounted for by the equity method. Because NAC operations are not consolidated with KT, its financial statements are included in this discussion. In addition, the existence of the JOA and its operation may make comparisons with other similar newspaper publishers' financial statements difficult.

        The following analysis should be read in conjunction with the 1996 consolidated financial statements and the accompanying notes to the consolidated financial statements appearing elsewhere in this Proxy Statement/Prospectus.

        Recent Events. On September 30, 1996, KT redeemed all 2,300,000 outstanding shares of KT's 9 Per Cent Cumulative Preferred Stock, par value $1.00 per share ("9% Preferred Stock"), at its aggregate liquidation value of $3.5 million.

        In November 1996, KT transferred Tribune Solutions L.L.C. from TPC-Idaho to KT, reflecting its commitment to increasing its involvement in the electronic and computerized dissemination of news.

        Results of Operations. Operating income for the first quarter of 1997 and 1996 was $4.9 million and $3.1 million, respectively, increasing by 58.1% for the first quarter of 1997 as compared to the first quarter of 1996. Net income for the first quarter of 1997 was $3.6 million, reflecting a 44.0% increase from the net income for the first quarter of 1996. Earnings per share for the first quarter of 1997 were $20.21, which represents a $6.04 increase from the $14.17 earnings per share reported in the first quarter of 1996.

        Operating income for 1996, 1995, and 1994 was $16.5 million, $13.5 million, and $13.6 million, respectively, increasing by 22.2% from 1995 to 1996, and decreasing by 0.7% from 1994 to 1995. Net income for 1996 was $14.2 million, reflecting a 43.4% increase from 1995's net income of $9.9 million. Net income for 1995 decreased 11.6% from 1994's net income of $11.2 million. All three years included gains on sale of investments. Earnings per share for

1996 were $78.91, which represents a $24.50 increase from the $54.41 earnings per share reported in 1995. The 1995 earnings decreased $6.74 per share from the $61.15 earned in 1994.

        Operating Revenues (Newspaper Revenues and Commercial Printing). KT's operating revenues rose 14.7% to $11.7 million in the first quarter of 1997, reflecting an increase from $10.2 million in the first quarter of 1996. These figures include increased distributions of net earnings received from NAC, which were $7.8 million in 1997 and $6.1 million in the first quarter of 1996, an increase of 27.9%.

        KT's operating revenues rose 9.2% to $48.7 million in 1996, reflecting an increase from $44.6 million in 1995. Operating revenues for 1995 increased 4.9% over 1994's operating revenue of $42.5 million. These figures include increased distributions of net earnings received from NAC, which were $31.3 million in 1996, $26.6 million in 1995, and $25.2 million in 1994. The 1995 to 1996 gain of 17.7% and the 1994 to 1995 gain of 5.6% are discussed in more detail below.

        Operating revenue from the Idaho, Washington and Nevada newspaper operations was $16.7 million, $16.4 million, and $16.1 million in 1996, 1995, and 1994, respectively. The 1995 to 1996 gain was 2.4% and the 1994 to 1995 gain was 2.4%.

        Operating Expenses. Compensation costs, which include payroll and benefits, decreased 2.9% to $3.3 million in the first quarter of 1997, from $3.4 million in the first quarter of 1996. Although the employee count remained relatively flat during the first quarter of 1997, the slight decrease was due to elimination of the KT ESOP contribution accrual. Newsprint and ink expenses were $0.5 million and $0.9 million in the first quarter of 1997 and the first quarter of 1996, respectively. The 45.6% decrease is due to softer newsprint prices. Depreciation and amortization expense was $0.9 million and $1.0 million in the first quarter of 1997 and the first quarter of 1996, respectively. Other operating costs for the first quarter of 1997 and the first quarter of 1996 were $2.1 million and $1.9 million, respectively, representing an increase of 10.5% for the first quarter of 1997 as compared to the first quarter of 1996.

        Compensation costs increased 13.2% to $17.2 million in 1996, and 4.1% to $15.2 million in 1995. Although the employee count remained relatively flat during 1996, the 1996 increase in costs is attributable to increases in the stock plan contribution and vacation and sick leave accruals. Newsprint and ink expenses were $3.0 million, $3.2 million, and $2.5 million in 1996, 1995, and 1994, respectively. The 6.3% decrease from 1995 to 1996 was due primarily to the decrease in non-newspaper printing volume at TPC-Idaho during 1996. Because newsprint and ink expenses at NAC flow through the NAC revenue distribution, see the detailed analysis of newsprint pricing volatility in the NAC operations section below.

        Depreciation and amortization expense was $4.2 million, $4.9 million, and $4.3 million in 1996, 1995, and 1994, respectively. Depreciation and amortization expense includes amortization of excess cost over fair market value of the net assets of certain purchased subsidiaries. Amortization of these excess costs were $490,266 in 1996, $667,243 in 1995, and $489,010 in 1994.

        Other operating costs for 1996, 1995, and 1994 were $7.7 million, $7.8 million, and $7.4 million, respectively, representing a 1995 to 1996 decrease of 1.3%, and a 1994 to 1995 increase of 5.4%. Items contributing to the 1995 to 1996 decrease include charitable contributions and life insurance expense. Items contributing to the increase from 1994 to 1995 include features and wire services, travel, supplies, legal expense and contributions.

        Newspaper Agency Corporation. NAC was incorporated on August 30, 1952, as a result of the entering into on August 12, 1952 of the JOA between KT and Deseret Publishing (collectively, the "Principals"). The Principals each directly own 50% of the common stock of NAC. The JOA expires December 31, 2012, with renewal options beyond that date.

        NAC was organized for the exclusive purpose of acting as an agent for the Principals to manage, print, circulate, distribute, and handle the advertising for The Salt Lake Tribune and the Deseret News. The Principals maintain separate control and direction of their editorial and news departments, and the policies of their respective newspaper. Their operating costs are not included in the financial statements of NAC. All of the buildings, machinery, and equipment used in the operations are jointly owned by the Principals. In addition, under the JOA, NAC, acting upon approval from the Principals, may procure equipment that is deemed necessary or advisable for the efficient publication of the newspapers. NAC bills the Principals, at cost, for such equipment purchases and other direct charges.

        Earnings from operations of NAC are distributed in accordance with the JOA. NAC retains 3.5% of earnings from operations and the balance is distributed 58% to KT and 42% to Deseret Publishing. The distribution of earnings to the Principals constitutes revenues to them and are recorded accordingly in their individual financial statements.

        NAC reports its 3.5% of earnings from operations as income for federal income tax purposes. The earnings distributed to Principals are included in their respective federal income tax returns. However, total earnings from operations are reported by the Principals at their respective percentage share for state franchise tax purposes. No state franchise tax is recorded or paid by NAC.

        Total advertising revenues for NAC were $23.2 million and $21.3 million in the first quarter of 1997 and the first quarter of 1996, respectively. Advertising revenues increased by 8.9% from 1996 to 1997. Circulation revenues for each of the first quarter of 1997 and the first quarter of 1996 were $6.6 million.

        Operating costs decreased 2.3% to $13.4 million in the first quarter of 1997, from $17.8 million in the first quarter of 1996. The 24.7% decrease in total operating costs is due to the 23.8% decrease in newsprint and ink expenses, which were $4.8 million in the first quarter of 1997 as compared to $6.3 million in the first quarter of 1996.

        Total advertising revenue for NAC was $97.4 million in 1996, $86.3 million in 1995, and $76.6 million in 1994. Advertising revenues increased 12.9% from 1995 to 1996 and 12.6% from 1994 to 1995. Run of press advertising revenue changes resulted from increases in advertising lineage and higher advertising rates. Preprinted advertising inserts revenue as a percent of total advertising revenue was 11.8%, 12.2%, and 13.4% in 1996, 1995, and 1994, respectively. Major lineage classification volume for the period is shown below.

        Advertising revenue was helped by increases on open rates in all classifications during 1996. The impact of the rate increases was minimized by volume contracts with major advertisers.

                   LINEAGE IN SIX COLUMN INCHES
                  (LINEAGE AMOUNTS IN THOUSANDS)

                       1996     %Chg     1995     %Chg      1994
                     -------- -------- -------- --------- --------
Retail                  1,089   (2.1%)    1,112      6.4%    1,045
General/ National         105    16.7%       90     12.5%       80
Classified              1,303    12.3%    1,160     16.0%    1,000
                        -----    -----    -----     -----    -----
       Total            2,497     5.7%    2,362     11.2%    2,125
                        =====   ======    =====     =====    =====

                    ADVERTISING INSERT REVENUE
                   (DOLLAR AMOUNTS IN MILLIONS)
                       1996     %Chg     1995     %Chg      1994
                     -------- -------- -------- --------- --------
Revenue                 $11.4     8.7%    $10.53    2.0%     $10.32
                        =====     ====    ======    ====     ======


        Circulations revenues for 1996, 1995, and 1994 were $26.4 million, $26.0 million, and $24.2 million, reflecting increases of 1.5% and 7.4%, respectively, from the prior year. The average Daily and Sunday circulation, based on Audit Bureau of Circulation audited numbers as of September 30 of each year for The Salt Lake Tribune were:

                       AVERAGE CIRCULATION

                   1996      %Chg      1995       %Chg     1994
                 --------- --------- ---------  -------- ---------
Daily              127,978      1.6%   125,996      1.2%   124,467
Sunday             160,614      0.7%   159,521      0.4%   158,936


        Average daily total circulation for The Salt Lake Tribune grew to 127,978 during 1996, up from 125,996 in 1995 and 124,467 in 1994. Average Sunday total circulation grew to 160,614 in 1996, up from 159,521 in 1995, and 158,936 in 1994.

        Daily circulation in the Newspaper Designated Market (primary market area) was 109,583, 108,112, and 107,395 in 1996, 1995, and 1994, respectively, increasing 1.4% from 1995 to 1996 and 0.7% from 1994 to 1995. Sunday circulation in the Newspaper Designated Market was 135,165, 133,826, and 133,487 in 1996, 1995, and 1994, respectively, increasing by 1.0% from 1995 to 1996, and by 0.1% from 1994 to 1995.

        The Salt Lake Tribune's circulation as a percent of total combined NAC circulation was 67.7%, 66.9%, and 66.6% in 1996, 1995, and 1994, respectively, for daily circulation. For Sunday circulation, The Salt Lake Tribune's circulation as a percent of total combined NAC circulation was 70.8%, 70.2%, and 69.8% in 1996, 1995, and 1994, respectively.

        Circulation rates have not increased since October of 1995 when home delivery prices for an annual, seven day subscription was increased 12.2% from $107 to $120. Single copy prices have not increased since 1993. The introduction in 1994 of a "porching" policy, where a home-delivered newspaper is placed on a subscriber's porch rather than left at the curb, has helped reduce the rate of subscription churn.

        NAC also has a contract to print USA Today. Revenue from this contract was $1.5 million, $1.4 million, and $1.3 million in 1996, 1995, and 1994, respectively.

        Compensation costs, which include payroll and fringe benefits, increased 2.3% to $26.9 million in 1996 and increased 4.4% to $26.3 million in 1995, respectively. The full-time equivalent employee count ("FTEE") was 885, 877, and 847 in 1996, 1995, and 1994, respectively. Increases in FTEE's during 1995 were in composing and home delivery. Labor costs were slightly reduced by an early retirement incentive offered to selected employees during 1996. Compensation was also impacted by increased advertising sales commissions due to increased sales. Employee benefits were helped in 1996 by the adoption of a 401(h) feature in the pension plan to use the over funded pension to pay for retiree health insurance costs, which resulted in a savings of $500,000.

        Newsprint and ink expense increased 6.2% from the prior year to $23.9 million in 1996 and 55.2% to $22.5 million in 1995. The increase in year-over-year comparisons is due to the effects of rapidly escalating newsprint prices throughout 1995 which reached a peak in early 1996 of $812 per ton followed by decreasing prices throughout the last three quarters of 1996 to a low of $542 per ton in December. Newsprint consumption increased 4.2% to 32,666 tons in 1996, and increased 3.9% to 31,223 tons in 1995. During 1995, NAC converted from 30-pound to 28-pound newsprint to reduce costs. However, price adjustments from suppliers soon negated the potential savings.

        Investment Affiliates. KT's investment in Ponderay is accounted for using the equity method, which reflects KT's share of Ponderay's net income or loss, tax credits and related income tax expense or benefit. Ponderay's operating results include interest expense on its long-term debt. Since Ponderay's operating results are significantly affected by movements in newsprint prices, KT's net income will be impacted positively or negatively depending on the volatility of newsprint pricing. Based upon a current pricing, Ponderay is expected to report a loss in 1997. KT does not anticipate making additional cash investments in Ponderay during 1997. See further discussion in the notes to the 1996 Consolidated Financial Statements.

        Equity in the undistributed net gains or losses of investments increased to $1.4 million in 1996 from a loss of $200,000 in 1995, which improved from a loss of $2.4 million in 1994. These numbers reflect the losses and gains reported at Ponderay, primarily due to fluctuations in the sales revenue from newsprint realized by Ponderay.

        Non-Operating Items. Other non-operating income, primarily investment income, was $1.0 million and $0.9 million in the first quarter of 1997 and the first quarter of 1996, respectively. Other non-operating income was $5.5 million, $3.1 million, and $4.9 million in 1996, 1995, and 1994, respectively. The increase of $2.4 million from 1995 to 1996 is attributable to increased interest income, increased distributions from a development project, and the liquidation of certain marketable securities. The $1.8 million decrease in a non-operating income from 1994 to 1995 reflects the sale of Republic Pictures, Inc. stock during 1994.

        Income tax expense for 1996, 1995, and 1994 was $8.8 million, $5.7 million, and $4.3 million, respectively, reflecting effective tax rates of 38.1%, 36.7%, and 27.9%. The effective income tax rate differs from the maximum federal tax rate due to tax benefits received from investment in Ponderay, state income taxes and amortization of goodwill which is disallowed for income tax purposes.

        Liquidity and Capital Resources. Cash provided by operations is KT's primary source of liquidity. Net cash provided by operating activities for the first quarter of 1997 was $1.8 million. The principal use of cash during the first quarter of 1997 was for investing activities. Net cash provided by operating activities was $15.6 million, $13.4 million, and $17.4 million in 1996, 1995, and 1994, respectively. Principal uses of cash during 1996 were capital expenditures, note payments, payments of dividends, and redemption of preferred stock.

        At the end of the first quarter of 1997, KT's cash, CDS and investments in marketable securities at fair value totaled $403 million, down $23 million from $426 million at the end of 1996. At the end of 1996, KT's cash, CDS and investments in marketable securities at fair value, which totaled $426 million, was down $96 million from $522 million at the end of 1995.

        Total capital expenditures in 1996 were $1.7 million, up from $2.2 million in 1995, and up from $2.7 million in 1994. The majority of these expenditures in 1996 and 1995 relate to KT's share of fixed assets purchased at NAC. Specifically, these expenditures were for delivery vehicles, production equipment, and computer equipment. It is expected that capital expenditures for 1997 will be approximately $4.2 million, with the increase due to the anticipated purchase of a new pagination and editorial front-end system. There are no significant commitments related to future capital projects.

        KT guarantees debt related to Ponderay which is discussed in the notes to the Consolidated Financial Statements.

        KT also has long term notes payable aggregating $4.2 million at year end 1996. These notes are to certain former shareholders of a purchased subsidiary and for the purchase of new presses in 1989.

        Dividends of $8.00 per share of KT Common Stock were declared during 1996. This was the same level declared during 1995, and an increase from the 1994 dividend of $5.00 per share. KT also paid dividends on its 9% Preferred Stock for the first three quarters of 1996 prior to all such 9% Preferred Stock being redeemed. Cash dividends of $1.6 million, $1.6 million, and $1.1 million were made in 1996, 1995, and 1994.

        Cash paid for the redemption of stock during 1996, 1995, and 1994 was $3.9 million, $0.4 million, and $3.9 million, respectively.

        KT has significant cash balances and a consistent ability to generate cash flow from operations. At this time, KT foresees no difficulty in maintaining its present financial condition and liquidity. Funding for planned current and future capital programs and projected working capital needs is considered adequate for the foreseeable future.

        Inflation and Changing Prices. Over the past several years, the impact of inflation on KT's operations has become less significant because of lower overall inflation rates and a strong local economy. However, KT and the newspaper industry as a whole have experienced wide fluctuations in newsprint pricing. Variations in newsprint pricing can have a significant impact on earnings for any given year. KT has attempted to offset newsprint price increases in a variety of ways, including reducing the page count of each edition, with corresponding increases in the percentage of advertising to allow fewer pages in each edition, reducing waste, and printing on lighter weight newsprint.

        New Accounting Standards. In 1996, KT adopted Statement of Accounting Financial Standards ("SFAS") No. 87 "Employer's Accounting for Pensions," and adopted SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with these two standards, KT restated its 1995 and 1994 financial statements to conform with generally accepted accounting principals. In February 1997, SFAS No. 128 "Earnings Per Share" was issued. SFAS No. 128 changes the computation, presentation, and disclosure requirements of earnings per share (EPS) for entities with publicly held common stock. Although such statement is not effective until December 31, 1997, had such statement been adopted for each of the three years in the period ended December 31, 1996, SFAS No. 128 would have had no effect on KT's EPS.

        Other Matters. There have been no changes in, or disagreements with, KT's accountants, Deloitte & Touche LLP, on accounting and financial disclosure.


                                BUSINESS OF TCI

        TCI, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. TCI also has investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI is organized based upon four lines of business: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. Within the Domestic Cable and Communications line of business, TCI operates three strategic business units:
Cable, Telephony and Internet.

        TCI is a Delaware corporation and was incorporated in 1994. TCIC and its predecessors have been engaged in the cable television business since the early 1950's. TCI's principal executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.


                       DESCRIPTION OF TCI CAPITAL STOCK

        The following description of certain terms of the TCI Common Stock and the outstanding classes and series of TCI's preferred stock does not purport to be complete and is qualified in its entirety by reference to the TCI Charter, which is an exhibit to the Registration Statement.

GENERAL

        The TCI Charter currently provides that TCI is authorized to issue 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of TCI Common Stock, of which 1,750,000,000 shares are designated TCI Group Series A Common Stock, 150,000,000 shares are designated TCI Group Series B Common Stock, 750,000,000 shares are designated LMG Series A Common Stock, 75,000,000 shares are designated LMG Series B Common Stock, 750,000,000 shares are designated Telephony Group Series A Common Stock and 75,000,000 shares are designated Telephony Group Series B Common Stock, and (ii) 52,375,096 shares of preferred stock ("TCI Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock") and 50,000,000 shares are designated as Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. Of the Series Preferred Stock, 80,000 shares are designated as Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated as Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated as Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated as Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock"), and 7,259,380 shares are designated as Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock").

        No shares of the Telephony Group Common Stock have been issued. As of March 31, 1997, 598,204,963 shares of TCI Group Series A Common Stock, 84,647,065 shares of TCI Group Series B Common Stock, 228,749,797 shares of LMG Series A Common Stock and 21,187,969 shares of LMG Series B Common Stock (in each case net of shares held by subsidiaries of TCI) had been issued and were outstanding and 116,853,196 shares of TCI Group Series A Common Stock were held by subsidiaries of TCI. As of that date, 126,384,805 shares of TCI Group Series A Common Stock and 30,616,358 shares of LMG Series A Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options. In addition, TCI has reserved a number of shares of TCI Group Series A Common Stock equal to the number of shares of TCI Group Series B Common Stock outstanding and a number of shares of LMG Series A Common Stock equal to the number of shares of LMG Series B Common Stock outstanding, for issuance upon conversion, at the option of the holder, of TCI Group Series B Common Stock and LMG Series B Common Stock, respectively. Additionally, subsidiaries of TCI own shares of Series F Preferred Stock, which are convertible into an aggregate of 416,528,172 shares of TCI Group Series A Common Stock in the aggregate.

COMMON STOCK

        CERTAIN DEFINITIONS

        As used herein, the following terms have the meanings specified below:

        "Appraisal Date" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the last day of the calendar month preceding the month in which the Selection Date occurs.

        "Appraiser" means each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser.

        "Committed Acquisition Shares" means (i) the shares of LMG Series A Common Stock that TCI had, prior to the record date for the LMG Distribution, agreed to issue, but as of such record date had not issued, and (ii) the shares of LMG Series A Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that TCI had, prior to the record date for the LMG Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of TCI to issue shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock), which as a result of the LMG Distribution, constitute obligations to issue, among other securities, LMG Series A Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for LMG Series A Common Stock; provided, however, that Committed Acquisition Shares will not include any shares of LMG Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of the LMG Series A Common Stock, in each case occurring (or the record date for which occurs) after the LMG Distribution. The shares of LMG Series A Common Stock issuable upon conversion of the Series H Preferred Stock will constitute Committed Acquisition Shares.

        "Convertible Securities" means any securities of TCI (other than any series of TCI Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of TCI Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

        "Corporation Earnings (Loss) Attributable to the Liberty Media Group" means, for any period, the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of TCI attributed to the operations of the Liberty Media Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

        "Corporation Earnings (Loss) Attributable to the TCI Group" means, for any period, the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

        "Corporation Earnings (Loss) Attributable to the Telephony Group," for any period, shall mean the net earnings or loss of the Telephony Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Telephony Group for such period as presented in the combined financial statements of the Telephony Group for such period, including income and expenses of TCI attributed to the operations of the Telephony Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

        "First Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, an investment banking firm of recognized national standing selected by TCI to make such determination.

        "Higher Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

        "Independent Committee" shall mean a committee of the TCI Board all of whose members are independent directors, as determined under the rules of the NASDAQ/NM.

        The "Inter-Group Interest" of the TCI Group in the Liberty Media Group or the Telephony Group means any common stockholders' equity value of TCI attributable to the Liberty Media Group or the Telephony Group, as the case may be, that is not represented by outstanding shares of LMG Common Stock or Telephony Group Common Stock, as the case may be. The TCI Group's Inter-Group Interest in the Liberty Media Group is represented by the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the TCI Group's Inter-Group Interest in the Telephony Group is represented by the Number of Shares Issuable with Respect to the Telephony Group InterGroup Interest.

        The "Liberty Media Group" means as of any date of determination thereof:

               (i) the interest of TCI or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets;

               (ii) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (i) of this sentence);

               (iii) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group; and

               (iv) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the Liberty Media Group, as determined by the TCI Board;

provided that (a) from and after any dividend or other distribution with respect to any shares of LMG Common Stock (other than a dividend or other distribution payable in shares of LMG Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of LMG Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If TCI pays a dividend or makes any other distribution with respect to shares of LMG Common Stock payable in securities of TCI attributed to the Liberty Media Group other than LMG Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of LMG Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

        The "Liberty Media Group Inter-Group Interest Fraction" means a fraction the numerator of which is the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the denominator of which is the sum of such Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the aggregate number of shares of LMG Common Stock outstanding.

        "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Telephony Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of TCI's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction) in respect of TCI Preferred Stock attributed to the Liberty Media Group. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the TCI Board shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the TCI Board determines to pay a dividend or redemption price in cash or securities or other property as provided in the penultimate paragraph under "--Conversion and Redemption --Mandatory Dividend, Redemption or Conversion of LMG Common Stock."

        The "Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the aggregate number of shares of LMG Common Stock outstanding and the denominator of which is the sum of such aggregate number of shares of LMG Common Stock outstanding and the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest.

        "Lower Appraised Amount" means with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the lower of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

        "Market Capitalization" of any class or series of capital stock of TCI on any trading day shall mean the product of (i) the Market Value of one share of such class or series on such trading day and (ii) the number of shares of such class or series outstanding on such trading day.

        "Market Value" of any class or series of capital stock of TCI on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a trading day, and if such day is not a trading day, on the trading day immediately preceding such day) or in case no such reported sale takes place on such trading day the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case on the NASDAQ/NM, or if the shares of such class or series are not quoted on the NASDAQ/NM on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by TCI, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the market value of a share of such class or series as determined by the TCI Board; provided that for purposes of determining the ratios described under "--Conversion and Redemption-- Conversion of LMG Common Stock at the Option of TCI," "--Conversion of Telephony Group Common Stock at the Option of TCI," "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock," and "--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock" and as described under

"--Liquidation Rights," (a) the "Market Value" of any share of any series of TCI Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of TCI Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the TCI Board and (b) the "Market Value" of any share of any series of TCI Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of TCI Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of TCI Common Stock in shares of such series of TCI Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution; and provided, further, that to the extent that any assets or properties of the TCI Group are transferred to the Telephony Group prior to there being any shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued and outstanding, the Market Value of a share of Telephony Group Series A Common Stock shall be as determined in good faith by the TCI Board for purposes of determining the increase in the Number of Shares Issuable in Respect of the Telephony Group Inter-Group Interest.

        "Mutually Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the determination by the Mutually Designated Appraiser of such private market value.

        "Mutually Designated Appraiser" shall mean, if required with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the investment banking firm of recognized national standing jointly designated by the First Appraiser and the Second Appraiser to make such determination.

        The "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest" is currently zero and will from time to time be

               (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of LMG Series A Common Stock,

               (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of LMG Series A Common Stock issued or sold by TCI after the Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of LMG Common Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, (d) the aggregate number of shares of LMG Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by TCI after the Distribution as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock and (e) the aggregate number of shares of LMG Series A Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such transfer, and

               (iii) increased by (a) the aggregate number of any shares of LMG Series A Common Stock and LMG Series B Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such contribution and (c) the aggregate number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

TCI will not issue or sell shares of LMG Series B Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest occurs, TCI will prepare and file a statement of such change with the Secretary of TCI.

        "Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest" shall initially be that number of shares of Telephony Group Common Stock which represents 100% of the common stockholders' equity value of TCI attributable to the Telephony Group (which may be issued as shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock), as determined by the TCI Board prior to the first issuance of shares of Telephony Group Common Stock, and shall from time to time thereafter, as applicable, be

               (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Telephony Group Series A Common Stock and Telephony Group Series B Common Stock and dividends or distributions of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock to holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock and other reclassifications of the Telephony Group Series A Common Stock and Telephony Group Series B Common Stock,

               (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued or sold by TCI the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities, the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, (d) the aggregate number of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities issued or delivered by TCI as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock and (e) the aggregate number of shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board) of assets or properties attributed to the Telephony Group that are transferred from the Telephony Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest, divided by the Market Value of one share of Telephony Group Series A Common Stock as of the date of such transfer, and

               (iii) increased by (a) the aggregate number of any shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board) of assets or properties, theretofore attributed to the TCI Group that are contributed to the Telephony Group in consideration of an increase in the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest, divided by the Market Value of one share of Telephony Group Series A Common Stock as of the date of such contribution and (c) the aggregate number of shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

        Whenever a change in the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest occurs, TCI shall prepare and file a statement of such change with the Secretary of TCI.

        "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the LMG Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock).

        "Qualifying Subsidiary" shall mean a subsidiary of TCI in which (x) TCI's ownership and voting interest is sufficient to satisfy the requirements of the Service for a tax free distribution of TCI's interest in such subsidiary to the holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock or (y) TCI owns, directly or indirectly, all of the issued and outstanding capital stock.

        "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group or the Telephony Group, as the case may be, in which TCI receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group or the Telephony Group, as the case may be, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or the Telephony Group, as the case may be, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group or the Telephony Group, as the case may be, prior to such Disposition, as determined in good faith by the TCI Board.

        "Second Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, an investment banking firm of recognized national standing selected by the Independent Committee to make such determination.

        "Selection Date" shall mean, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the date upon which the Second Appraiser for such determination is selected by the Independent Committee.

        The "TCI Group" means as of any date of determination thereof:

               (i) the interest of TCI or any of its subsidiaries in all of the businesses in which TCI or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of TCI or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group or the Telephony Group;

               (ii) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Liberty Media Group Inter-Group Interest Fraction as of such date and a proportionate interest in the businesses, assets and liabilities of the Telephony Group equal to the Telephony Group Inter-Group Interest Fraction as of such date;

               (iii) from and after any dividend or other distribution with respect to shares of LMG Common Stock (other than a dividend or other distribution payable in shares of LMG Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group, for which provision will be made as described in the second sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of LMG Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution;

               (iv) from and after any dividend or other distribution with respect to shares of Telephony Group Common Stock (other than a dividend or other distribution payable in shares of Telephony Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest, or in other securities of TCI attributed to the Telephony Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the Telephony Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or distribution with respect to shares of Telephony Group Common Stock multiplied by a fraction the numerator of which is equal to the Telephony Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Telephony Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

               (v) any assets or properties transferred from the Liberty Media Group or the Telephony Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group or the Telephony Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group or the Telephony Group, as applicable, described in clause (ii) above). If TCI pays a dividend or makes any other distribution with respect to shares of LMG Common Stock payable in other securities of TCI attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iii) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of LMG Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. If Telephony Group Common Stock is issued and TCI pays a dividend or makes any other distribution with respect to shares of Telephony Group Common Stock payable in other securities of TCI attributed to the Telephony Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iv) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Telephony Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distribution in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group or Telephony Group, as applicable.

        "Telephony Group" shall mean, as of any date that any shares of Telephony Group Common Stock have been issued and continue to be outstanding:

               (i) the interest of TCI or of any of its subsidiaries in TCI Telephony Services, Inc., a Delaware corporation and an indirect wholly owned subsidiary of TCI, or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets;

               (ii) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of TCI Telephony Services, Inc. (together with its consolidated subsidiaries) or any of its subsidiaries (or a successor as described in clause (i) of this sentence);

               (iii) all assets and properties contributed or otherwise transferred to the Telephony Group from the TCI Group; and

               (iv) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the Telephony Group, as determined by the TCI Board;

provided that (a) from and after any dividend or other distribution with respect to any shares of Telephony Group Common Stock (other than a dividend or other distribution payable in shares of Telephony Group Common Stock, with respect to which adjustment shall be made as provided in clause (i) of the definition of "Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest," or in other securities of TCI attributed to the Telephony Group for which provision shall be made as set forth in the penultimate sentence of this definition), the Telephony Group shall no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Telephony Group Common Stock multiplied by a fraction the numerator of which is equal to the Telephony Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Telephony Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Telephony Group to the TCI Group, the Telephony Group shall no longer include the assets or properties so transferred. If TCI shall pay a dividend or make any other distribution with respect to shares of Telephony Group Common Stock payable in securities of TCI attributed to the Telephony Group other than Telephony Group Common Stock, the TCI Group shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (i) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Telephony Group Common Stock, the Telephony Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Telephony Group shall in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the Telephony Group.

        "Telephony Group Inter-Group Interest Fraction" means, as of any date, a fraction the numerator of which is the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the Telephony Group InterGroup Interest as of such date and (b) the aggregate number of shares of Telephony Group Common Stock outstanding as of such date.

        "Telephony Group Net Proceeds" means, as of any date, with respect to any Disposition of any of the properties and assets of the Telephony Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Liberty Media Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Telephony Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of TCI Preferred Stock attributed to the Telephony Group. For purposes of this definition, any properties and assets of the Telephony Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the TCI Board shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the TCI Board determines to pay a dividend or redemption price in cash or securities or other property as provided in the third paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock."

        "Telephony Group Outstanding Interest Fraction" means, as of any date, a fraction the numerator of which is the aggregate number of shares of Telephony Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Telephony Group Series A Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest as of such date.

        VOTING RIGHTS

        Holders of TCI Group Series A Common Stock are entitled to one vote for each share of such stock held, holders of TCI Group Series B Common Stock are entitled to ten votes for each share of such stock held, holders of LMG Series A Common Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. If the Telephony Group Common Stock is issued, holders of Telephony Group Series A Common Stock will be entitled to one vote for each share of such stock held and holders of Telephony Group Series B Common Stock will be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of TCI Preferred Stock or any series of such a class, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board by the TCI Charter), the holders of TCI Group Common Stock, the holders of LMG Common Stock, the holders of Telephony Group Common Stock, if any, and the holders of each class or series of TCI Preferred Stock, if any, entitled to vote thereon will vote as one class for all purposes. See "--Anti-Takeover Considerations."

        None of the holders of TCI Group Series A Common Stock, TCI Group Series B Common Stock, LMG Series A Common Stock or LMG Series B Common Stock have, and, if Telephony Group Common Stock is issued, none of the holders of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock would have, any rights to vote as a separate class or series on any matter coming before the stockholders of TCI, except with respect to certain limited class and series voting rights provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class.

        DIVIDENDS

        Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of TCI Preferred Stock, dividends may be paid as determined by the TCI Board (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL, (ii) on the LMG Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL, and (iii) on the Telephony Group Common Stock, if issued, out of the lesser of (x) the Telephony Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL. Under the DGCL, the amount of the funds of TCI legally available for the payment of dividends on any series of TCI Common Stock is determined on the basis of the entire corporation and not just the TCI Group, the Liberty Media Group or the Telephony Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the TCI Group, the Liberty Media Group or the Telephony Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the LMG Common Stock or, if issued, the Telephony Group Common Stock, if any, and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the LMG Common Stock or, if issued, the Telephony Group Common Stock, if any, and dividends on, or certain repurchases of, TCI Preferred Stock. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

        The "TCI Group Available Dividend Amount" means, as of any date, either
(i) the excess of (a) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of TCI Preferred Stock attributed to the TCI Group or
(ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

        The "Liberty Media Group Available Dividend Amount" means, as of any date, the product of the Liberty Media Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of LMG Common Stock and each class or series of TCI Preferred Stock attributed to the Liberty Media Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group, including income and expenses of TCI attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the LMG Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There is no assurance that there will be a Liberty Media Group Available Dividend Amount.

        The "Telephony Group Available Dividend Amount" means, as of any date, the product of the Telephony Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Telephony Group less the total liabilities (not including preferred stock) of the Telephony Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Telephony Group Common Stock and each class or series of TCI Preferred Stock attributed to the Telephony Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Telephony Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Telephony Group," for any period, means the net earnings or loss of the Telephony Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Telephony Group for such period as presented in the combined financial statements of the Telephony Group, including income and expenses of TCI attributed to the operations of the Telephony Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Telephony Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Telephony Group Common Stock under the DGCL if the Telephony Group were a separate Delaware corporation. There can be no assurance that there will be a Telephony Group Available Dividend Amount.

        Except for dividends declared or paid as described below under "--Share Distributions" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Common Stock," any dividends paid on the TCI Group Series A Common Stock or the TCI Group Series B Common Stock will be paid only on both series, in equal amounts per share; any dividends paid on the LMG Series A Common Stock or the LMG Series B Common Stock will be paid only on both series, in equal amounts per share; and, if Telephony Group Common Stock is issued, any dividends paid on the Telephony Group Series A Common Stock or the Telephony Group Series B Common Stock will be paid only on both series, in equal amounts per share.

        The TCI Board, subject to the provisions described above and under "--Share Distributions" below, has the authority and discretion to declare and pay dividends on the TCI Group Common Stock, the LMG Common Stock or, if issued, the Telephony Group Common Stock, in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount, the Liberty Media Group Available Dividend Amount and the Telephony Group Available Dividend Amount , the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock, the LMG Common Stock or, if issued, the Telephony Group Common Stock or any other factor.

        At the time of any dividend or other distribution on the outstanding shares of LMG Common Stock (including any dividend of Liberty Media Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Liberty Media Group) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of LMG Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of LMG Common Stock times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

        If Telephony Group Common Stock is issued, at the time of any dividend or other distribution on the outstanding shares of Telephony Group Common Stock (including any dividend of Telephony Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Telephony Group as described under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Telephony Group) be credited, and the Telephony Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Telephony Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Telephony Group Common Stock times (ii) a fraction the numerator of which is the Telephony Group Inter-Group Interest Fraction and the denominator of which is the Telephony Group Outstanding Interest Fraction.

        SHARE DISTRIBUTIONS

        Distributions on TCI Group Common Stock. If at any time after the LMG Distribution and the initial issuance of shares of Telephony Group Common Stock a distribution is to be made with respect to the TCI Group Common Stock in TCI Group Common Stock, LMG Common Stock, Telephony Group Common Stock, or any other securities of TCI or any other person (a "share distribution"), such share distribution will be declared and paid only as follows:

               (i) a share distribution consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and, on an equal per share basis, shares of TCI Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series B Common Stock;

               (ii) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of LMG Series A Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

               (iii) a share distribution consisting of shares of Telephony Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of Telephony Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series B Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of Telephony Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series A Common Stock) to holders of TCI Group Series A Common Stock and, on an equal per share basis, shares of Telephony Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series B Common Stock) to holders of TCI Group Series B Common Stock; provided that the sum of (A) the aggregate number of shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of Telephony Group Series A Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group is less than or equal to the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest; and

               (iv) a share distribution consisting of any class or series of securities of TCI or any other person other than TCI Group Common Stock, LMG Common Stock or Telephony Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock,

        LMG Common Stock or Telephony Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of TCI Group Series A Common Stock and another class or series of securities to holders of TCI Group Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCI Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

        TCI will not reclassify, subdivide or combine the TCI Group Series A Common Stock without reclassifying, subdividing or combining the TCI Group Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the TCI Group Series B Common Stock without reclassifying, subdividing or combining the TCI Group Series A Common Stock, on an equal per share basis.

        Distributions on LMG Common Stock. If at any time a share distribution is to be made with respect to the LMG Common Stock, such share distribution will be declared and paid only as follows (or as described under the caption "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

               (i) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and, on an equal per share basis, shares of LMG Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series B Common Stock; and

               (i) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or Telephony Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock, TCI Group Series B Common Stock, Telephony Group Series A Common Stock or Telephony Group Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of LMG Series A Common Stock and LMG Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common

        Stock and the LMG Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

        TCI will not reclassify, subdivide or combine the LMG Series A Common Stock without reclassifying, subdividing or combining the LMG Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the LMG Series B Common Stock without reclassifying, subdividing or combining the LMG Series A Common Stock, on an equal per share basis.

        Distributions on Telephony Group Common Stock. If Telephony Group Common Stock is issued, and if at any time a share distribution is to be made with respect to the Telephony Group Common Stock, such share distribution will be declared and paid only as follows (or as described under the caption "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

               (i) a share distribution consisting of shares of Telephony Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series A Common Stock) to holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock, on an equal per share basis; or consisting of shares of Telephony Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series B Common Stock) to holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock, on an equal per share basis; or consisting of shares of Telephony Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series A Common Stock) to holders of Telephony Group Series A Common Stock and, on an equal per share basis, shares of Telephony Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series B Common Stock) to holders of Telephony Group Series B Common Stock; and

               (ii) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or LMG Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or LMG Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of Telephony Group Series A Common Stock and another class or series of securities to holders of Telephony Group Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Telephony Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

        Because under the TCI Charter the Telephony Group is not permitted to have an Inter-Group Interest in either the TCI Group or the Liberty Media Group, no distributions on the Telephony Group Common Stock of shares of TCI

Group Common Stock (or related Convertible Securities) or LMG Common Stock (or related Convertible Securities) are permitted.

        TCI will not reclassify, subdivide or combine the Telephony Group Series A Common Stock without reclassifying, subdividing or combining the Telephony Group Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the Telephony Group Series B Common Stock without reclassifying, subdividing or combining the Telephony Group Series A Common Stock, on an equal per share basis.

        CONVERSION AND REDEMPTION

        Conversion at the Option of the Holder. Each share of TCI Group Series B Common Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Common Stock. Each share of LMG Series B Common Stock is convertible, at the option of the holder thereof, into one share of LMG Series A Common Stock. If Telephony Group Common Stock is issued, each share of Telephony Group Series B Common Stock would be convertible, at the option of the holder thereof, into one share of Telephony Group Series A Common Stock. Shares of TCI Group Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock; shares of LMG Series A Common Stock are not convertible into shares of LMG Series B Common Stock; and, if Telephony Group Common Stock is issued, shares of Telephony Group Series A Common Stock would not be convertible into shares of Telephony Group Series B Common Stock.

        Conversion of LMG Common Stock at the Option of TCI. The TCI Board may at any time declare that (i) all of the outstanding shares of LMG Series A Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock equal to the Liberty Media Group Optional Conversion Ratio, and (ii) all of the outstanding shares of LMG Series B Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock equal to the Liberty Media Group Optional Conversion Ratio. As more fully described below, the Liberty Media Group Optional Conversion Ratio is the ratio of the private market value of a share of LMG Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

        Under the TCI Charter, the "Liberty Media Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the LMG Common Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date. The LMG Common Stock Per Share Value will equal the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of LMG Common Stock, which will be determined in the manner described below.

        The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the Appraisal Date. In the event that TCI determines to establish the Liberty Media Group Private Market Value, TCI shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

        Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

        Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of LMG Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of LMG Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of LMG Common Stock outstanding, the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of LMG Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of LMG Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "LMG Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of LMG Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the LMG Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

        If TCI determines to convert shares of LMG Series A Common Stock into TCI Group Series A Common Stock and shares of LMG Series B Common Stock into TCI Group Series B Common Stock at the Liberty Media Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the LMG Common Stock Per Share Value as of a subsequent date.

        Conversion of Telephony Group Common Stock at the Option of TCI. If Telephony Group Common Stock is issued, the TCI Board may at any time declare that (i) all of the outstanding shares of Telephony Group Series A Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock equal to the Telephony Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Telephony Group Series B Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock equal to the Telephony Group Optional Conversion Ratio. As more fully described below, the Telephony Group Optional Conversion Ratio is the ratio of the private market value of a share of Telephony Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

        Under the TCI Charter, the "Telephony Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Telephony Group Common Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date. The Telephony Group Common Stock Per Share Value will equal the quotient obtained by dividing the Telephony Group Private Market Value by the Adjusted Outstanding Shares of Telephony Group Common Stock, which will be determined in the manner provided below.

        The "Telephony Group Private Market Value" means an amount equal to the private market value of the Telephony Group as of the Appraisal Date. In the event that TCI determines to establish the Telephony Group Private Market Value, TCI shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Telephony Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Telephony Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Telephony Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Telephony Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

        Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Telephony Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Telephony Group, as if the Telephony Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Telephony Group other than that which would have existed if the Telephony Group were a publicly traded non-controlled entity.

        Following the determination of the Telephony Group Private Market Value, the investment banking firms whose final views of the private market value of the Telephony Group were used in the calculation of the Telephony Group Private Market Value will determine the Adjusted Outstanding Shares of Telephony Group Common Stock together with any further appropriate adjustments to the Telephony Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Telephony Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Telephony Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest, and the number of shares of Telephony Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Telephony Group Common Stock Per Share Value" means the quotient obtained by dividing the Telephony Group Private Market Value by the Adjusted Outstanding Shares of Telephony Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Telephony Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

        If TCI determines to convert shares of Telephony Group Series A Common Stock into TCI Group Series A Common Stock and shares of Telephony Group Series B Common Stock into TCI Group Series B Common Stock at the Telephony Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the Telephony Group Common Stock Per Share Value as of a subsequent date.

        Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of Telephony Group Common Stock from retaining their interest in a security reflecting separately the business of the Telephony Group.

        Mandatory Dividend, Redemption or Conversion of LMG Common Stock. Upon the Disposition, in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups TCI is required, on or prior to the 85th trading day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Redemption of LMG Common Stock in Exchange for Stock of Subsidiary," "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction). For these purposes, "substantially all of the properties and assets of the Liberty Media Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board) of the properties and assets of the Liberty Media Group as of such date.

        The action TCI is required to take is to either:

               (i) subject to the limitations described under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of LMG Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the penultimate paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock"), in an aggregate amount equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty Media Group Net Proceeds;

               (i) provided that there are assets of TCI legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

                      (A) if such Disposition involves all (not merely
               substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction as of the date of such redemption and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

                      (B) if such Disposition involves substantially all (but
               not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty Media Group Net Proceeds of such Disposition to the redemption of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of LMG Series A Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and
               (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

               (i) convert (A) each outstanding share of LMG Series A Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock and (B) each outstanding share of LMG Series B Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of LMG Series A Common Stock to the Market Value of one share of TCI Group Series A Common Stock during the ten-trading day period referred to in clause (ii)(B) of this paragraph.

        The "Adjusted Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of LMG Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (c) the number of shares of LMG Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

        TCI may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion or LMG Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the TCI Board determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Liberty Media Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if such securities constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of LMG Series A Common Stock and LMG Series B Common Stock.

        At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of LMG Common Stock), with an amount equal to the product of
(i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

        Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock. If Telephony Group Common Stock is issued, upon the Disposition in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Telephony Group to any one or more persons, entities or groups, TCI is required, on or prior to the 85th trading day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Redemption of Telephony Group Common Stock in Exchange for Stock of Subsidiary" "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction). For these purposes, "substantially all of the properties and assets of the Telephony Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board) of the properties and assets of the Telephony Group as of such date.

               The action TCI is required to take is to either:

               (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of Telephony Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the third paragraph under this caption "--Mandatory Dividends, Redemption or Conversion of Telephony Group Common Stock," in an aggregate amount equal to the product of the Telephony Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Telephony Group Net Proceeds;

               (ii) provided that there are assets of TCI legally available therefor and the Telephony Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
        (i) of this paragraph, then:

                       (A) if such Disposition involves all (not merely
               substantially all) of the properties and assets of the Telephony Group, redeem all outstanding shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Telephony Group Outstanding Interest Fraction as of the date of such redemption and the Telephony Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the following paragraph) to shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Telephony Group Series A Common Stock and each share of Telephony Group Series B Common Stock is the same); or

                      (B) if such Disposition involves substantially all (but
               not all) of the properties and assets of the Telephony Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Telephony Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Telephony Group Net Proceeds of such Disposition to the redemption of outstanding shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the following paragraph) to shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of
               (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Telephony Group Series A Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Telephony Group Series A Common Stock and each share of Telephony Group Series B Common Stock is the same); or

               (iii) convert (A) each outstanding share of Telephony Group Series A Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock and (B) each outstanding share of Telephony Group Series B Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Telephony Group Series A Common Stock to the Market Value of one share of TCI Group Series A Common Stock during the ten-trading day period referred to in clause (ii)(B) of this paragraph.

        TCI may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the TCI Board determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Telephony Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Telephony Group Series A Common Stock and another class or series of securities to holders of Telephony Group Series B Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of Telephony Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock), provided that if such securities constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock. The Related Business Transaction exception would enable TCI to enter into transactions in which the properties or assets of the Telephony Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Telephony Group while maintaining the capital structure and delineation of business groups of the Telephony Group.

        At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Telephony Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Telephony Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Telephony Group Inter-Group Interest Fraction and the denominator of which is the Telephony Group Outstanding Interest Fraction.

        The option to convert the Telephony Group Common Stock into TCI Group Common Stock in the event of a Disposition provides TCI with additional flexibility by allowing TCI to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when TCI did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when TCI desired to retain such proceeds.

        If less than substantially all of the properties and assets of the Telephony Group were disposed of by TCI in one transaction, TCI would not be required to pay a dividend on, redeem or convert the outstanding shares of Telephony Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the Telephony Group were disposed of by TCI, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the Telephony Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the Telephony Group at such time. If less than substantially all of the properties and assets of the Telephony Group were disposed of by TCI, the holders of the Telephony Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the TCI Board could determine, in its sole discretion, to pay a dividend on the Telephony Group Common Stock in an amount related to the proceeds of such Disposition.

        Redemption of LMG Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group are and continue to be held directly or indirectly by any one or more corporations all of the capital stock of which is owned by TCI (the "Liberty Media Group Subsidiaries"), the TCI Board may, subject to the availability of assets of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of LMG Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction and the number of all of the outstanding shares of common stock of such Liberty Media Group Subsidiary.

        In effecting such a redemption, the TCI Board may determine either to
(i) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of LMG Common Stock. If TCI determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of LMG Common Stock would consist solely of the class or series having the lower relative voting rights.

        Redemption of Telephony Group Common Stock in Exchange for Stock of Subsidiary. If Telephony Group Common Stock is issued, at any time at which all of the assets and liabilities attributed to the Telephony Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "Telephony Group Subsidiaries"), the TCI Board may, subject to the availability of assets of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Telephony Group Common Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each Telephony Group Subsidiary equal to the product of the Telephony Group Outstanding Interest Fraction and the number of outstanding shares of common stock of each Telephony Group Subsidiary that is owned by TCI.

        In effecting such a redemption, the TCI Board may determine either to
(i) redeem shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in exchange for shares of separate classes or series of common stock of each Telephony Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and Telephony Group Series B Common Stock, with holders of shares of Telephony Group Series B Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in exchange for shares of a single class of common stock of each Telephony Group Subsidiary without distinction between the shares distributed to the holders of the two series of Telephony Group Common Stock.

        Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Convertible Securities which are convertible into or exercisable or exchangeable for shares of Telephony Group Common Stock provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Telephony Group Common Stock were converted or redeemed, any share of Telephony Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of Telephony Group Common Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

        Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of LMG Common Stock were converted or redeemed, any share of LMG Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of LMG Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of LMG Common Stock would be adjusted so that the holder of any such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such securities been converted, exercised or exchanged immediately prior thereto. With respect to any Convertible Securities that are convertible into or exercisable or exchangeable for shares of LMG Common Stock and which are created, established or otherwise first authorized for issuance subsequent to the record date for the LMG Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of LMG Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of LMG Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of LMG Common Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

        General Conversion and Redemption Provisions. Not later than the 10th trading day following the consummation of a Disposition referred to above under "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock," TCI will announce publicly by press release (i) the Liberty Media Group Net Proceeds,
(ii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, (iii) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th trading day and not later than the 30th trading day following the consummation of such Disposition, TCI will announce publicly by press release which of the actions described in clause (i), (ii) or (iii) of the second paragraph under "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock" it has irrevocably determined to take.

        If TCI determines to pay a dividend described in clause (i) of the second paragraph under the caption "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock," TCI will, not later than the 30th trading day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 trading days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of LMG Common Stock, (iv) the Liberty Media Group Net Proceeds, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

        If TCI determines to undertake a redemption of shares of LMG Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(A) of the second paragraph under the caption "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock," TCI will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, a notice setting forth (i) a statement that all shares of LMG Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of LMG Common Stock outstanding on the redemption date, (iv) the Liberty Media Group Net Proceeds, (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of LMG Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and (vii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and, stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares and the number of Committed Acquisition Shares issuable). Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the redemption date.

        If TCI determines to undertake a redemption of shares of LMG Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(B) of the second paragraph under the caption "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock," TCI will, not later than the 30th trading day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock a notice setting forth (i) a date not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition which will be the date on which shares of the LMG Common Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of LMG Common Stock selected for redemption, (iv) the Liberty Media Group Net Proceeds, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vii) a statement that TCI will not be required to register a transfer of any shares of LMG Common Stock for a period of 15 trading days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, TCI will cause to be given to each holder of shares of LMG Series A Common Stock and LMG Series B Common Stock to be redeemed, a notice setting forth (i) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock held by such holder to be redeemed, (ii) a statement that such shares of LMG Series A Common Stock and LMG Series B Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such LMG Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such LMG Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of LMG Common Stock to be redeemed will be redeemed by TCI pro rata among the holders of LMG Common Stock or by such other method as may be determined by the TCI Board to be equitable.

        In the event of any conversion as described above under the caption "--Conversion of LMG Common Stock at the Option of TCI" or as described in clause (iii) of the second paragraph under "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock," TCI will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock a notice setting forth (i) a statement that all outstanding shares of LMG Common Stock will be converted, (ii) the conversion date (which will not be more than 85 trading days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "--Mandatory Dividend, Redemption or Conversion of LMG Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion of LMG Common Stock at the Option of TCI"), (iii) the per share number (or fraction) of shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock, as applicable, to be received with respect to each share of LMG Series A Common Stock or LMG Series B Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of LMG Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered, and
(v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the conversion date.

        If TCI determines to redeem shares of LMG Series A Common Stock and LMG Series B Common Stock as described above under the caption "--Redemption of LMG Common Stock in Exchange for Stock of Subsidiary," TCI will promptly cause to be given to each holder of LMG Series A Common Stock and LMG Series B Common Stock a notice setting forth (i) a statement that all outstanding shares of LMG Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of LMG Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, and (v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the redemption date.

        In each case in which a notice is required to be given to holders of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of LMG Common Stock, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Liberty Media Group Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of LMG Common Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Conversion and Redemption--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date or conversion date, as applicable.

        All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first-class mail, postage prepaid, at the holder's address as the same appears on the transfer books of TCI. Neither the failure to mail any notice to any particular holder of LMG Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of LMG Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

        TCI will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of LMG Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), TCI may aggregate the number of shares of LMG Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of LMG Common Stock is a fraction, TCI will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth trading day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of TCI, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the TCI Board.

        No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of LMG Common Stock; provided, however, that if the conversion date or the redemption date with respect to the LMG Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of LMG Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or TCI's default in payment of the dividend or distribution due on such date.

        Before any holder of shares of LMG Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of LMG Common Stock, such holder is required to surrender at such place as TCI will specify certificates for such shares, properly endorsed or assigned for transfer (unless TCI waives such requirement). TCI will as soon as practicable after surrender of certificates representing shares of LMG Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of LMG Common Stock represented by any one certificate are to be redeemed, TCI will issue and deliver a new certificate for the shares of LMG Common Stock not redeemed. TCI will not be required to register a transfer of (i) any shares of LMG Common Stock for a period of 15 trading days next preceding any selection of shares of LMG Common Stock to be redeemed or (ii) any shares of LMG Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under the caption "--Conversion at the Option of the Holder."

        From and after any applicable conversion date or redemption date, all rights of a holder of shares of LMG Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of LMG Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of LMG Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by TCI as being held for the satisfaction of TCI's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the LMG Common Stock, represented shares of LMG Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the LMG Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of LMG Common Stock, TCI will, however, be entitled to treat the certificates for shares of LMG Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of LMG Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

        TCI will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of LMG Common Stock. TCI will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of LMG Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to TCI the amount of any such tax, or has established to the satisfaction of TCI that such tax has been paid.

        Provisions substantially the same as those described under this caption "--General Conversion and Redemption Provisions," apply in the event of a Disposition of all or substantially all of the properties and assets of the Telephony Group and a determination of TCI to pay a dividend on or undertake a partial or complete redemption of the Telephony Group Common Stock following such Disposition, in the event of any conversion of the Telephony Group Common Stock as described under the caption "--Conversion of Telephony Group Common Stock at the Option of TCI" or "--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock," and in the event of a redemption of the Telephony Group Common Stock in exchange for stock of one or more subsidiaries as described under the caption "--Redemption of Telephony Group Common Stock in Exchange for Stock of Subsidiary."

        LIQUIDATION RIGHTS

        In the event of a liquidation, dissolution or winding up of TCI, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of TCI and subject to the prior payment in full of the preferential amounts to which any class or series of TCI Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for the 20-trading day period ending on the trading day prior to the date of the public announcement of such liquidation, dissolution or winding up, (ii) the holders of the shares of LMG Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-trading day period and (iii) if Telephony Group Common Stock is issued, the holders of the shares of Telephony Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-trading day period, where W is the aggregate Market Capitalization of the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, X is the aggregate Market Capitalization of the LMG Series A Common Stock and the LMG Series B Common Stock, Y is the aggregate Market Capitalization of the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock, and Z is the aggregate Market Capitalization of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock, the LMG Series B Common Stock, the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of TCI.

        No holder of LMG Common Stock or, if issued, Telephony Group Common Stock will have any special right to receive specific assets of the Liberty Media Group or the Telephony Group, as the case may be, in the case of any dissolution, liquidation or winding up of TCI.

        DETERMINATIONS BY THE TCI BOARD

        The TCI Charter provides that any determinations made by the TCI Board under any provision described under "Description of TCI Capital Stock" will be final and binding on all stockholders of TCI, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the TCI Board. TCI will prepare a statement of any such determination by the TCI Board respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of TCI.

        PREEMPTIVE RIGHTS

        Holders of the TCI Group Common Stock and the LMG Common Stock do not have, and if the Telephony Group Common Stock is issued, holders of the Telephony Group Common Stock would not have, any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI.

PREFERRED STOCK

        As of March 31, 1997, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 997,222 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,693,177 shares of Series G Preferred Stock and 6,693,177 shares of Series H Preferred Stock had been issued and were outstanding. All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of TCI Preferred Stock. All of the shares of Series E Preferred Stock have previously been redeemed and retired, with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, may be reissued as shares of another series of Series Preferred Stock, but may not be reissued as Series E Preferred Stock. All of the outstanding shares of Series F Preferred Stock are held by subsidiaries of TCI. Approximately 33,901,240 shares of Series Preferred Stock remain available for designation pursuant to the

TCI Charter as of March 31, 1997. The rights evidenced by the TCI Common Stock are subject to the prior preferences and rights of the TCI Preferred Stock.

        The liquidation preference as of such date of the Class B Preferred Stock was $100 per share, of the Series C Preferred Stock was $2,375 per share, of the Series D Preferred Stock was $300 per share, of the Series F Preferred Stock was $.01 per share, of the Series G Preferred Stock was $21.60 per share, and of the Series H Preferred Stock was $5.40 per share. After receipt of their liquidation preference, holders of Series F Preferred Stock are entitled to receive from the assets of TCI available for distribution to common stockholders an amount equal to the amount per share to be distributed to holders of TCI Group Series A Common Stock in such liquidation, multiplied by the number of shares of TCI Group Series A Common Stock into which their shares of Series F Preferred Stock are then convertible. As of the date of this Proxy Statement/Prospectus, (i) each share of Series C Preferred Stock is convertible at the option of the holder into 116.24 shares of TCI Group Series A Common Stock and 25 shares of LMG Series A Common Stock, and, as a result of the Liberty Stock Dividend, an additional share of LMG Series A Common Stock for every two such shares received upon conversion, (ii) each share of Series D Preferred Stock is convertible at the option of the holder into 10 shares of TCI Group Series A Common Stock, two and one-half shares of LMG Series A Common Stock and one share of the Series A common stock of TCI Satellite Entertainment, Inc., and, as a result of the Liberty Stock Dividend, an additional share of LMG Series A Common Stock for every two such shares received upon conversion, (iii) each share of Series F Preferred Stock is convertible into 1,496.65 shares of TCI Group Series A Common Stock, (iv) each share of Series G Preferred Stock is convertible at the option of the holder into 1.190 shares of TCI Group Series A Common Stock, and (v) each share of Series H Preferred Stock is convertible at the option of the holder into .2625 shares of LMG Series A Common Stock, and, as a result of the Liberty Stock Dividend, an additional share of LMG Series A Common Stock for every two such shares received upon conversion, in each case subject to antidilution adjustments. The Series C Preferred Stock, the Series G Preferred Stock and Series H Preferred Stock are required to be redeemed by the Company out of legally available funds on August 8, 2001, February 1, 2016 and February 1, 2016, respectively. The Series D Preferred Stock is redeemable at the option of the holder at any time after the tenth anniversary of its issuance.

        The Class B Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock are each entitled to vote, on the basis of one vote per share, together with the TCI Common Stock and any class or series of TCI Preferred Stock entitled to vote thereon, in the general election of directors of TCI. The holders of shares of Series C Preferred Stock are entitled to vote such shares on an as converted basis on all matters submitted to a vote of holders of Common Stock and any other class of capital stock of TCI entitled to vote generally on the election of directors. The consent of the holders of 662/3% of the aggregate liquidation value of the Series D Preferred Stock is required in order for TCI to create any series of TCI Preferred Stock that is senior to the Series D Preferred Stock. Except as described above and as otherwise required by the DGCL, the TCI Preferred Stock has no voting rights. The terms of the various classes and series of the TCI Preferred Stock include provisions that restrict the redemption or repurchase of and the payment of dividends or the making of distributions on the TCI Common Stock if any dividends are in arrears on the TCI Preferred Stock or if TCI has failed to redeem any shares of TCI Preferred Stock that it was required to redeem.

        The foregoing description of certain terms of the outstanding classes and series of TCI Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the TCI Charter, which is an exhibit to the Registration Statement.

ANTI-TAKEOVER CONSIDERATIONS

        The DGCL, the TCI Charter and TCI's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of TCI without the support of the TCI Board or without meeting various other conditions. The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below.

        DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) on or after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL
Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

        The TCI Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of
Section 203 will remain applicable to transactions between TCI and any of its "interested stockholders."

        The TCI Charter also contains certain provisions which could make a change in control of TCI more difficult. For example, the TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 662/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the TCI Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval),
(ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI or (iii) the dissolution of TCI. "Voting Securities" is currently defined as the TCI Group Common Stock, the LMG Common Stock, the Telephony Group Common Stock, if issued, and any class or series of TCI Preferred Stock entitled to vote generally with the holders of TCI Common Stock on matters submitted to stockholders for a vote. The TCI Charter also provides for a TCI Board of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the TCI Board. The holders of TCI Group Common Stock, LMG Common Stock, Telephony Group Common Stock, if issued, Class B Preferred Stock, Series C Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of TCI's Series F Preferred Stock are entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights.

        The TCI Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 33,901,240 remain available for issuance as of March 31, 1997. Under the TCI Charter, the TCI Board is authorized, without further action by the stockholders of TCI, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of TCI Group Common Stock, 825,000,000 shares of LMG Common Stock and 825,000,000 shares of Telephony Group Common Stock are currently authorized by the TCI Charter, of which 1,100,294,776 shares of the TCI Group Common Stock (as of March 31, 1997), 575,062,234 shares of the LMG Common Stock (as of March 31, 1997) and all 825,000,000 shares of Telephony Group Common Stock remain available for issuance (without taking into consideration shares to be reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Common Stock, LMG Common Stock, Telephony Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of TCI, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

        The TCI Charter requires the affirmative vote of 662/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein.

        The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (i) the written request of the holders of not less than 662/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the TCI Board. Subject to the rights of any class or series of TCI Preferred Stock, TCI's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of TCI, at TCI's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of TCI's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each proposed nominee been nominated, or intended to be nominated, by the TCI Board; and (5) the consent of each nominee to serve as a director of TCI if so elected. Any actions to remove directors is required to be for "cause" (as defined in the TCI Charter) and be approved by the holders of 662/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.


                      COMPARISON OF STOCKHOLDERS' RIGHTS

        Upon consummation of the Merger, shareholders of KT, a Utah corporation, will become stockholders of TCI, a Delaware corporation, and the rights of such stockholders will be governed by the applicable laws of the State of Delaware, including the DGCL, and by the TCI Charter and TCI's Bylaws. The following is a summary of certain provisions affecting, and differences between, the rights of holders of KT Common Stock and the rights of holders of TCI Group Series A Common Stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the URBCA and the DGCL and the complete text of the TCI Charter, TCI's Bylaws, the KT Charter and KT's Bylaws. The TCI Charter and TCI's Bylaws have been filed as exhibits to, or are incorporated by reference in, the Registration Statement of which this Proxy Statement/Prospectus is a part. See "AVAILABLE INFORMATION."

AUTHORIZED CAPITAL STOCK

        KT. KT's authorized capitalization consists of a total of 500,000 shares of KT Common Stock and 5,000,000 shares of preferred stock. No shares of the authorized preferred stock of KT are currently issued and outstanding or are issued and held by KT in its treasury or by subsidiaries of KT.

        TCI. TCI's authorized capitalization consists of 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of TCI Common Stock of which 1,750,000,000 shares are designated TCI Group Series A Common Stock, 150,000,000 shares are designated TCI Group Series B Common Stock, 750,000,000 shares are designated LMG Series A Common Stock, 75,000,000 shares are designated LMG Series B Common Stock, 750,000,000 shares are designated Telephony Group Series A Common Stock and 75,000,000 shares are designated Telephony Group Series B Common Stock, and (ii) 52,375,096 shares of TCI Preferred Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--General."

PREEMPTIVE RIGHTS

        KT. The KT Charter provides that holders of KT Common Stock have the right to subscribe pro rata to their holdings for any shares of KT issued or any treasury shares offered for sale; provided, however, that the KT Board, pursuant to prior authorization by affirmative vote of at least two-thirds of the total number of shares of KT Common Stock then outstanding at any annual or special meeting, may, without triggering such subscription rights, (i) cause the issuance of shares in performance of an incentive option granted to officers or employees of KT or of any subsidiary thereof or (ii) cause the issuance of shares in exchange for personal property (other than money) or real property.

        TCI. The TCI Charter provides that holders of the TCI Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may be issued by TCI.

DIVIDENDS AND OTHER DISTRIBUTIONS

        KT. Under the URBCA, a corporation may make distributions to shareholders so long as such action would not (a) make the corporation unable to pay its debts as they become due in the usual course of business or (b) cause the corporation's total assets to be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed to satisfy preferential rights of shareholders senior to those receiving the distribution. A Utah corporation may acquire its own shares, and such shares are either returned to the status of "authorized but unissued" or removed from the authorized number of shares, whichever is specified in the articles of incorporation. Limitations on payment of dividends also apply to redemptions of stock. The KT Charter and KT's Bylaws contain no additional restrictions on the payment of dividends and share distributions or the repurchase of shares.

        TCI. The DGCL permits a corporation, subject to any restrictions in its certificate of incorporation, to declare and pay dividends out of surplus (defined as net assets minus capital) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, subject to certain limitations, the DGCL generally provides that a corporation may redeem or repurchase its shares if the capital of the corporation is not impaired or such redemption or repurchase would not impair the capital of the corporation. The TCI Charter contains certain restrictions on the payment of dividends and share distributions and the repurchase of shares. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Dividends," "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Share Distributions" and "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Conversion and Redemption."

VOTING RIGHTS

        KT. Each share of KT Common Stock entitles the holder to one vote, on each matter presented to shareholders. The presence, in person or by proxy, of a majority of the outstanding shares of KT capital stock entitled to vote at a meeting of shareholders is necessary to constitute a quorum at such meeting. If a quorum is present at a shareholders' meeting, the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is otherwise required by law, by the KT Charter or by KT's Bylaws.

        TCI. Holders of TCI Group Series A Common Stock are entitled to one vote for each share of such stock held, holders of TCI Group Series B Common Stock are entitled to ten votes for each share of such stock held, holders of LMG Series A Common Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of TCI Preferred Stock or any series of such a class, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board by the TCI Charter), the holders of TCI Group Common Stock and the holders of LMG Common Stock and the holders of each class or series of TCI Preferred Stock, if any, entitled to vote thereon vote as one class for all purposes. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Voting Rights."

CONVERSION RIGHTS

        KT. The KT Charter does not provide for any conversion rights with respect to the KT Common Stock.

        TCI. Shares of TCI Group Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock, and shares of LMG Series A Common Stock are not convertible into shares of LMG Series B Common Stock. Each share of TCI Group Series B Common Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Common Stock, and each share of LMG Series B Common Stock is convertible at the option of the holder thereof, into one share of LMG Series A Common Stock. The TCI Board may at any time declare that all of the outstanding shares of LMG Series A Common Stock be converted into TCI Group Series A Common Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Conversion and Redemption."

BOARD OF DIRECTORS

        KT. KT's Bylaws provide for a Board of Directors consisting of an odd number of not less than three members, with the exact number of directors for any year to be fixed by vote of the shareholders. KT's Bylaws also provide for a staggered Board of Directors, the members of which are elected for three-year terms.

        TCI. The TCI Charter provides for a TCI Board of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the TCI Board. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

ELECTION OF DIRECTORS

        KT. Directors may be elected under KT's Bylaws by a majority vote of the shares present in person or represented by proxy at a meeting of shareholders at which a quorum is present and entitled to vote on the election of directors. Stockholders of KT do not have cumulative voting rights.

        TCI. The holders of TCI Group Common Stock, LMG Common Stock, Class B Preferred Stock, Series C Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (TCI Series F Preferred Stock has voting rights, but outstanding shares are not entitled to vote because they are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights. Directors may be elected under TCI's Bylaws by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

REMOVAL OF DIRECTORS

        KT. KT's Bylaws provide that, at a meeting expressly called for the purpose of removing a director or directors, any director may be so removed, with or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of KT's capital stock then entitled to vote at an election of directors.

        TCI. The TCI Charter provides that directors may be removed only for "cause" (as defined in the TCI Charter) upon the affirmative vote of 662/3% of the total voting power of the outstanding shares entitled to vote in an election of directors. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

VACANCIES ON THE BOARD OF DIRECTORS

        KT. KT's Bylaws provide that vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of such director's predecessor.

        TCI. The TCI Charter provides that, subject to the rights, if any, of any shares of TCI Preferred Stock, any newly created directorship resulting from an increase in the number of directors and any vacancies on the TCI Board caused by death, resignation, removal or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or the sole remaining director. The filling of any such vacancy or newly created directorship will also be subject to Section 223(c) of the DGCL. The TCI Charter and TCI's Bylaws each provide that any directors chosen to fill a vacancy on the TCI Board or newly created directorship will serve for the remainder of the full term of the class for which such director was chosen and until his successor shall be duly elected and shall have qualified.

ACTION BY WRITTEN CONSENT

        KT. KT's Bylaws provide that, unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

        TCI. The TCI Charter provides that, except as otherwise provided in the terms of any class or series of TCI Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

SPECIAL MEETINGS OF STOCKHOLDERS

        KT. Under KT's Bylaws, special meetings of shareholders may be called by the President or by the Board of Directors, and must be called by the President at the request of not less than 10% of all the outstanding shares of stock of KT entitled to vote at the meeting.

        TCI. The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (i) the written request of the holders of not less than 662/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the TCI Board. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

MERGER, CONSOLIDATION AND SALE OF ASSETS

        KT. The URBCA generally requires that a majority of the shareholders of both the acquiring and the acquired corporation approve statutory mergers, that a majority of the shareholders of both corporations approve consolidations, and that a majority of the shareholders of the selling corporation approve the sale by a corporation of all or substantially all of its assets. However, the URBCA provides that the board of directors may sell, lease, exchange or otherwise dispose of all, or substantially all, of the corporation's assets without consent or approval of the shareholders when done in the regular course of its business and may mortgage or pledge such property whether or not in the regular course of its business. Neither the KT Charter nor KT's Bylaws contain any additional provisions relating to mergers, consolidations or sales of substantially all corporate assets.

        TCI. The TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 662/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by at least 75% of the members of the TCI Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval), or (ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI.

AMENDMENTS TO CERTIFICATE OR ARTICLES OF INCORPORATION

        KT. Under the URBCA, amendments to a corporation's articles of incorporation generally require the approval of a majority of the votes entitled to be cast within each voting group entitled to vote on the amendment. In addition, if any amendment to the articles of incorporation would impose personal liability on the shareholders for the corporation's debts, it must be approved by all of the outstanding shares affected, regardless of limitations or restrictions on the voting rights of the shares. The KT Charter does not alter the statutory means by which an amendment to the KT Charter must be approved. TCI. The TCI Charter requires the affirmative vote of 662/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

AMENDMENTS TO BYLAWS

        KT. KT's Bylaws provide that they may be altered, amended or repealed and new bylaws may be adopted by a vote of a majority of the KT Board or a vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been sent out in the notice of such meeting. However, the URBCA provides that the board of directors (without shareholder approval) may not change a bylaw regarding quorum or voting requirements applicable to approvals by shareholders once such a bylaw is adopted by shareholders, and may not change a bylaw regarding quorum or voting requirements applicable to approvals by directors if such a bylaw was adopted by shareholders or the articles of incorporation or bylaws require shareholder approval.

        TCI. Subject to the rights of the holders of any class or series of TCI Preferred Stock, the affirmative vote of the holders of at least 662/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, is required to approve the adoption, amendment or repeal of any provision of TCI's Bylaws; provided, however, that this voting requirement shall not apply to, and no vote of the stockholders of TCI is required to authorize the adoption, amendment or repeal of TCI's Bylaws by the TCI Board by action taken by the affirmative vote of not less than 75% of the members of the TCI Board then in office.

TRANSACTIONS INVOLVING OFFICERS OR DIRECTORS OR INTERESTED SHAREHOLDERS

        KT. Under the URBCA, a transaction between a corporation and a party related to a director in some way may not be enjoined, set aside or create a cause of action solely because such party has an interest in the transaction unless the director's relationship to such party would constitute a statutory "conflicting interest transaction." "Conflicting interest transactions" relate to beneficial financial interests of a director or persons or entities associated with the director so as to influence the director's decisions. A director's conflicting interest transaction may be protected against future challenge if approved by (i) a majority of the disinterested directors, even if not otherwise a quorum, (ii) a duly empowered committee of the board of directors, or (iii) disinterested shareholders holding a majority of the shares entitled to vote upon the matter, in each case after full disclosure.

        TCI. Under the DGCL, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity in which one or more of its directors or officers are directors or officers or have a financial interest, is void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because the vote of the director or officer was counted for such purpose, if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee which in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. A corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries, including directors who are also officers and employees, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Any such loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as approved by the board of directors, including with a pledge of stock of the corporation.

INDEMNIFICATION AND LIMITATION OF LIABILITY

        KT. The URBCA generally permits indemnification of a director against liability provided there is a determination by a disinterested quorum of the directors, by a disinterested committee of the board of directors consisting of at least two directors, by special legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. However, indemnification in connection with a shareholder derivative suit is limited to reasonable expenses, and a director may not be indemnified in a derivative suit in which the director was found liable to the corporation or in connection with any other proceeding which the director is found liable on a charge that he derived an improper personal benefit. Unless otherwise provided in the articles of incorporation, indemnification is mandatory to a director who is successful in defending an action on the merits or otherwise. The URBCA further provides that a corporation may indemnify an officer, employee, fiduciary or agent who is not a director to a greater extent than directors, provided such indemnification is not contrary to public policy. In addition, the URBCA permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for acts or failures to act in the director's capacity as a director, except liability for financial benefits to which the director was not entitled, intentional infliction of harm to the corporation or shareholders, unlawful distributions or intentional violation of criminal laws.

        KT's Bylaws provide that officers and directors shall be indemnified to the full extent permitted by Utah law, but neither the KT Charter nor KT's Bylaws contain a provision eliminating or limiting a director's personal liability.

        TCI. Under the DGCL, a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses, judgments, fines and settlements incurred in any such action, suit or proceeding, other than an action by or in the right of the corporation, if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In the case of an action by or in the right of the corporation, the corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses incurred in defending or settling the action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made when a person is adjudged liable to the corporation, unless a court of competent jurisdiction determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine. The DGCL requires that, to the extent an officer, director, employee or agent of a corporation is successful on the merits or otherwise in defense of any proceeding referred to within this paragraph, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses incurred in connection therewith. In addition, the DGCL provides that a corporation may adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) any transaction in which the director received an improper personal benefit.

        The TCI Charter contains a provision which limits a director's liability to the full extent permitted by the DGCL. In addition, the TCI Charter provides that officers and directors shall be indemnified to the fullest extent permitted by applicable law, and TCI shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

DISSENTING SHAREHOLDER'S RIGHTS

        KT. The URBCA provides that, in the event of certain corporate actions, a shareholder is entitled to dissent from, and obtain payment of the fair value of shares held by him, generally as determined by the corporation. See "THE MERGER--Utah Statutory Dissenters' Rights" and Appendix III to this Proxy Statement/Prospectus.

        TCI. Under the DGCL, holders of shares have the right, in certain circumstances, to dissent from certain merger or consolidation transactions and seek an appraisal of the fair value of such shares (exclusive of any value arising from the accomplishment or expectation of the merger or consolidation), as determined by the Delaware Court of Chancery in an action timely brought by the corporation or such holders.

SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

        KT. Under the Utah Control Shares Acquisition Act (the "CSAA"), acquisition (on a cumulative basis) of 20% or more of the voting power of certain Utah corporations in a "control shares acquisition" prohibits such shares, known as "control shares," from being voted on any matter unless and until a resolution allowing such shares to be voted is approved by a majority of the outstanding shares of each class excluding "interested shares." "Interested shares" are those held by the control share acquiror and all officers and employee-directors of the Utah corporation. The KT Charter does not contain any provisions "opting out" of the CSAA.

        The CSAA defines "control shares" as shares representing 20% or more of the voting power of the corporation in an election of directors. The definition of "control shares acquisition" contains exceptions to the list of transactions that would trigger application of the CSAA, including pursuant to a merger or share exchange approved by shareholders under the URBCA. Upon an acquiror obtaining a majority interest in a corporation subject to the CSAA, other shareholders obtain dissenter's rights to appraisal and cash payment in return for their shares, if desired, and such amount must not be less than the amount paid for the shares acquired in the control shares acquisition.

        The CSAA applies only to shares of a corporation formed under the laws of the State of Utah that has (a) 100 or more shareholders, (b) its principal office or place of business, or substantial assets, located in Utah and (c)(i) more than 10% of its shareholders resident in Utah, (ii) more than 10% of its shares owned by Utah residents or (iii) 10,000 shareholders resident in Utah. The CSAA does not state that the corporation's shares must be traded on a stock exchange or national trading system in order to be subject to the CSAA.

        TCI. DGCL Section 203 generally prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an interested stockholder, subject to certain exceptions contained in DGCL Section 203. See "DESCRIPTION OF TCI CAPITAL
STOCK--Anti-Takeover Considerations." The TCI Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between TCI and any of its "interested stockholders."

DURATION OF PROXIES

        KT.    Under the URBCA, a proxy appointment is ordinarily valid only for
11 months. Proxies may be given by facsimile or other electronic transmission.

        TCI. Under the DGCL, proxies may not have a duration of more than three years, unless the proxy provides for a longer period. Proxies may be given by facsimile or other electronic transmission.

DISSOLUTION

        KT. Under the URBCA, the board of directors of a corporation must recommend dissolution (unless there are conflicts or other special circumstances and the board or directors communicates such to the shareholders) and a majority of all votes entitled to be cast in each voting group must authorize such dissolution unless a greater vote is required by the charter documents or the board of directors. Neither the KT Charter nor KT's Bylaws contain any additional provision relating to the dissolution of KT.

        TCI. Under the DGCL, unless the board of directors approves a proposal to dissolve a corporation, the dissolution must be approved by stockholders holding 100% of the shares entitled to vote upon the dissolution. If the dissolution is initiated by the board of directors, the DGCL provides that it need only be approved by the stockholders holding a majority of the shares entitled to vote upon the dissolution. The TCI Charter, nevertheless, requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 662/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve the dissolution of TCI.


                           SECURITY OWNERSHIP OF KT

        The following table sets forth certain information as of May 30, 1997, regarding ownership of KT Common Stock by (1) each person believed by KT to be the beneficial owner of more than five percent of its outstanding Common Stock;
(2) each director and by the Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year 1996, (3) all current executive officers and directors of KT as a group, and (4) the pro forma number and ownership percentage of shares of TCI Group Series A Common Stock that will be owned by such persons immediately after the Effective Time, assuming such persons do not acquire or dispose of, any shares of KT Common Stock during the period commencing May 30, 1997 and ending at the Effective Time. Such pro forma information is based upon the number of shares of KT Common Stock, TCI Group Common Stock, and LMG Common Stock outstanding on May 30, 1997, and assuming a TCI Trading Value of $14.25 and an LMG Trading Value of $20.56. So far as is known to KT, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table. Information in the table as to beneficial ownership of more than five percent of KT's outstanding stock is based upon data furnished by the persons named.

                                                                          POST MERGER TCI GROUP
                                        KT COMMON STOCK                   SERIES A COMMON STOCK
                               ---------------------------------     -------------------------------
                                                                        NUMBER OF
                                    NUMBER OF                           SHARES AND
                                SHARES AND NATURE                       NATURE OF
                                  OF BENEFICIAL       PERCENT           BENEFICIAL        PERCENT
BENEFICIAL OWNER                    OWNERSHIP      OF CLASS (1)         OWNERSHIP       OF CLASS(2)
----------------                   -----------     ------------      -------------      -----------
Wells Fargo Bank, Trustee U/W         13,243            7.40%         3,522,638              *
Francis B. Kearns
180 South Main, 2nd Floor
Salt Lake City, UT 84101

James P. Kearns                       19,367           10.82%         5,151,622              *
Director
1753 Glen Oaks Drive
Santa Barbara, CA 93108

McCarthey QTIP Trust                  59,616           33.32%        15,857,856          2.49%
Jane F. McCarthey and J.W.
Gallivan
400 Tribune Building
Salt Lake City, UT 84111

PACO Security Pacific National        19,787           11.06%         5,263,342              *
Bank
Pat L. Kearns Trust, Unit
GT-125
P.O. Box 2414 Term Annex Inc.
Coll
Los Angeles, CA 90051

DAGCO - Kearns-Tribune ESOP           12,698            7.10%         3,377,668              *
c/o US Bank - Oregon
P.O. Box 3168
Portland, OR 97208

A.L. Alford                            3,000            1.68%           798,000              *
Director
4050 Fairway Drive
Lewiston, ID 83501

Michael D. Gallivan                    1,557             *              414,162              *
Director
1425 Arlington Drive
Salt Lake City, UT 84103

Philip G. McCarthey                    2,512            1.40%           668,192              *
Director
2181 Laird Way
Salt Lake City, UT 84108

Sarah J. McCarthey                     1,811            1.01%           481,726              *
Director
2908 Perry Lane
Austin, TX 73731

Thomas J. McCarthey Jr.                1,886            1.05%           501,676              *
Vice President, Director
1367 Wilton Way
Salt Lake City, UT 84108

David Salisbury                          ---           ---                  ---            ---
Director
50 South Main, Ste. 1600
Salt Lake City, UT 84144

                                                                          POST MERGER TCI GROUP
                                        KT COMMON STOCK                   SERIES A COMMON STOCK
                               ---------------------------------     -------------------------------
                                                                        NUMBER OF
                                    NUMBER OF                           SHARES AND
                                SHARES AND NATURE                       NATURE OF
                                  OF BENEFICIAL       PERCENT           BENEFICIAL        PERCENT
BENEFICIAL OWNER                    OWNERSHIP      OF CLASS (1)         OWNERSHIP       OF CLASS(2)
----------------                   -----------     ------------        -----------      -----------
Robert Steiner                          1,667             *              443,422              *
Director
505 East South Temple
Salt Lake City, UT 84103

Deidre E. Stephens                        352             *               93,632              *
Director
6975 S. Canyon Creek Circle
Salt Lake City, UT 84121

James D. Stephens                       2,833            1.58%           753,578              *
Director
17120 Bambrough Place
Salt Lake City, UT 84108

Dominic A. Welch                        1,930            1.08%           513,380              *
President, Director
5088 Baobab Drive
Salt Lake City, UT 84117

John W. Gallivan                          247             *               65,702              *
Chairman of the Board
17 South 12th East
Salt Lake City, UT 84102

Sharon E. Sonnenreich                     ---           ---                  ---            ---
Secretary
2235 South Belaire Drive
Salt Lake City, UT 84109

Tony T. Magann                            154             *               40,964              *
Treasurer
3652 East Aurora Circle
Salt Lake City, UT 84124

All Directors and Executive            96,932           54.2%         25,783,912             4.05%
Officers as a Group (14 persons)
---------------

*       Less than 1%

(1)     Based on 178,933 shares of KT Common Stock outstanding on May 30, 1997.
(2) Based on 657,095,202 shares of TCI Group Series A Common Stock outstanding on May 31, 1997.

                                 LEGAL MATTERS

        The validity of the TCI Group Series A Common Stock to be issued in connection with the Merger will be passed upon by Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022. Jerome H. Kern, special counsel to Baker & Botts, L.L.P. is a director of TCI and holds options to purchase shares of TCI Group Series A Common Stock and LMG Series A Common Stock. Another partner of Baker & Botts, L.L.P. holds restricted shares of LMG Series A Common Stock.

                                    EXPERTS

        The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedules, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein in reliance upon the reports, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined balance sheets of TCI Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein in reliance upon the report, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the combined financial statements above refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for all periods that TCI Group has an interest in Liberty Media Group.

        The combined balance sheets of Liberty Media Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein in reliance upon the report, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein in reliance upon the report, dated March 11, 1997, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries, development stage enterprises, as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996, incorporated in this Proxy Statement/Prospectus by reference from the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of American PCS, L.P., not separately presented in this Proxy Statement/Prospectus, have been audited by Price Waterhouse LLP,

independent accountants, whose report thereon has been incorporated by reference herein. Such financial statements, to the extent they have been included in the financial statements of Sprint Spectrum Holding Company, L.P., have been so included in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), in reliance on their report given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of VII Cable which appear in the Current Report on Form 8-K of TeleCommunications, Inc. dated June 19, 1996, have been incorporated by reference herein in reliance on the report dated February 14, 1996 of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Kearns-Tribune Corporation and Subsidiaries at December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994 included in the Registration Statement of which this Proxy Statement/Prospectus is a part, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the restatement for the change in certain accounting methods) and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Newspaper Agency Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, have been included in this Proxy Statement/Prospectus and the Registration Statement of which this Proxy Statement/Prospectus is a part, have been included in reliance upon the report, dated January 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES
    Three Months ended March 31, 1997:
        Consolidated Statements of Income, three months ended March 31, 1997 and
        1996 (Unaudited)........................................................................  F-2
        Consolidated Balance Sheet, March 31, 1997 and December 31, 1996 (Unaudited)............  F-3
        Consolidated Statement of Cash Flows, March 31, 1997 and December 31, 1996 (Unaudited)..  F-5
    Years ended December 31, 1996, 1995 and 1994:
        Independent Auditors' Report............................................................  F-6
        Consolidated Statements of Income, years ended December 31, 1996, 1995 and 1994.........  F-7
        Consolidated Balance Sheets, December 31, 1996 and 1995.................................  F-8
        Consolidated Statements of Stockholders' Equity, years ended December 31, 1996, 1995 and 1994...............................................................................  F-10
        Consolidated Statements of Cash Flows, years ended December 31, 1996, 1995 and 1994      F-11
        Notes to Consolidated Financial Statements.............................................  F-13

NEWSPAPER AGENCY CORPORATION
    Three Months ended March 31, 1997:
        Consolidated Statements of Earnings, three months ended March 31, 1997 and 1996 (Unaudited)...................................................................  F-27
        Consolidated Balance Sheet, March 31, 1997 and December 31, 1996 (Unaudited)...........  F-28
        Consolidated Statement of Cash Flows, March 31, 1997 and December 31, 1996 (Unaudited).  F-29
    Years ended December 31, 1996, 1995 and 1994:
        Independent Auditors' Report...........................................................  F-30
        Consolidated Statement of Earnings, years ended December 31, 1996, 1995 and 1994.......  F-31
        Consolidated Balance Sheets, December 31, 1996 and 1995................................  F-32
        Consolidated Statements of Cash Flows, years ended December 31, 1996, 1995 and 1994....  F-33
        Notes to Consolidated Financial Statements.............................................  F-34

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE FIRST QUARTER ENDED MARCH 31, 1997
-------------------------------------------------------------------------------------------------
                                                                                03/97       03/96
INCOME:
   Newspaper revenue                                                       11,240,379   9,465,780
   Commercial printing                                                        417,765     696,202
   Rent                                                                       117,403      74,589
   Interest, dividends, and royalties                                         759,526     603,890
   Equity in net gains (losses) of investments                                      0           0
   Gains on sale of property, plant and equipment                              29,119           0
   Other                                                                       38,861     154,050
                                                                          -----------  ----------
              Total income                                                 12,603,053  10,994,511
                                                                          -----------  ----------
EXPENSES:
   Salaries and wages                                                       2,750,512   2,729,556
   Employee benefits and payroll taxes                                        562,187     622,639
   Newsprint, ink, and other production supplies                              475,480     874,746
   Depreciation                                                               799,543     864,330
   Features and wire services                                                 305,846     302,900
   Rent                                                                        56,405      14,155
   Interest                                                                    90,000     120,000
   Other operating costs                                                    1,703,468   1,568,004
Amortization of excess costs over fair value of net assets of purchased
 subsidiaries                                                                 123,450     123,450
                                                                          -----------  ----------
              Total expenses                                                6,866,891   7,219,780
                                                                          -----------  ----------
INCOME BEFORE EXTRAORDINARY GAINS AND INCOME TAXES                          5,736,162   3,774,731
GAIN ON SALE OF INVESTMENTS                                                   102,916     196,097
                                                                          -----------  ----------
INCOME BEFORE INCOME TAXES                                                  5,839,078   3,970,828
PROVISION FOR INCOME TAXES                                                  2,223,440   1,437,510
                                                                          -----------  ----------
NET INCOME                                                                  3,615,638   2,533,318
PREFERRED STOCK DIVIDEND REQUIREMENTS                                               0
                                                                          -----------  ----------
EARNINGS APPLICABLE TO COMMON STOCK                                         3,615,638   2,533,318
                                                                          ===========  ==========
EARNINGS PER SHARE OF COMMON STOCK                                              20.21       14.17
                                                                          ===========  ==========

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
FOR THE FIRST QUARTER ENDED MARCH 31, 1997
-------------------------------------------------------------------------------------------------
ASSETS                                                                        03/97          1996
CURRENT ASSETS:
   Cash and interest-bearing deposits                                    24,590,231    25,911,334
   Certificates of deposit                                                        0        54,965
   Trading securities at fair value                                       2,371,705     1,298,783
Securities available for sale, at fair value
(cost: 0/3/97 $0: 1996, $7,916)                                              48,184        50,050

   Accounts and notes receivable - net                                    4,895,718     3,470,487
   Receivable from Newspaper Agency Corporation                             895,197     1,041,709
   Inventories                                                              481,872       454,505
   Prepaid expenses and other assets                                        291,871       358,679
   Deferred income taxes                                                  1,323,001     1,323,001
                                                                       ------------  ------------
              Total current assets                                       34,897,779    33,963,513
                                                                       ------------  ------------
LONG-TERM INVESTMENTS:
   Investments                                                           16,286,150    16,282,644
   Securities available for sale, at fair value
         (cost: 0/3/97 $1,239,889; 1996, $1,239,889)                    376,252,755   398,266,608
                                                                       ------------  ------------
              Total long-term investments                               392,538,905   414,549,252
                                                                       ------------  ------------
PROPERTY, PLANT AND EQUIPMENT:
   Land                                                                   4,239,563     3,826,651
   Buildings and improvements                                            10,962,342    11,152,041
   Machinery and equipment                                               26,960,157    26,328,895
   Furniture and fixtures                                                   102,566       424,320
   Vehicles                                                               3,789,684     3,052,741
                                                                       ------------  ------------
              Total                                                      46,054,312    44,784,648
          Less accumulated depreciation                                 (25,272,333)  (24,364,593)
                                                                       ------------  ------------
          Property, plant and equipment - net                            20,781,979    20,420,055
                                                                       ------------  ------------
EXCESS COST OVER FAIR VALUE OF NET ASSETS
  PURCHASED SUBS (net of accumulated amortization)                      16,3276,883    16,327,883
OTHER ASSETS                                                              7,046,898     8,045,793
                                                                       ------------  ------------
TOTAL ASSETS                                                            471,593,445   493,306,496
                                                                       ============  ============

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
FOR THE FIRST QUARTER ENDED MARCH 31, 1997
--------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                                  03/97        03/96
CURRENT LIABILITIES:
   Current portion of long-term notes payable                                     1,096,129    1,406,667
   Accounts payable                                                                 694,672    1,057,464
   Payable to Newspaper Agency Corporation                                           25,297       96,637
   Accrued expenses and other liabilities                                         4,312,068    3,685,547
   Income taxes payable                                                           2,373,492    3,029,293
                                                                               ------------ ------------
              Total current liabilities                                           8,501,658    9,275,608
DEFERRED INCOME TAXES                                                           158,221,800  158,221,800
OTHER LIABILITIES                                                                 2,839,638    2,839,638
LONG-TERM NOTES PAYABLE (net of current portion)                                  2,837,196    2,837,196
                                                                               ------------ ------------
              Total liabilities                                                 172,400,292  173,174,242
                                                                               ------------ ------------
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS' EQUITY:
   9% cumulative preferred stock, $1 par value
   Common stock, $1 stated value                                                    178,933      178,508
   Paid-in-capital                                                                1,455,669    1,455,669
   Retained earnings                                                             74,137,597   74,261,025
Net unrealized gain on securities available for sale (net of deferred income
 taxes of $152,831,801)                                                         223,420,954  244,237,052
                                                                               ------------ ------------
              Total stockholders' equity                                        299,193,153  320,132,254
                                                                               ------------ ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      471,593,445  493,306,496
                                                                               ============ ============

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE FIRST QUARTER ENDED MARCH 31, 1997
-----------------------------------------------------------------------------------------------------------------
                                                                                             03/97          1996
CASH FLOW FROM OPERATING ACTIVITIES:
   Net income (loss)                                                                     3,615,638    14,248,082
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                        799,543     3,738,769
       Amortization of excess cost over fair value of net assets purchased                 123,450       490,266
       Deferred income tax provision                                                             0      (466,688)
       Net gain on sales of investments and property, plant and equipment                 (102,916)   (2,222,321)
       Undistributed Earnings of NAC                                                             0    (1,248,320)
       Equity in net gains of investments                                                        0    (1,423,632)
       Changes in operating assets and liabilities:
          Accounts and Notes receivable                                                 (1,425,231)   (1,705,695)
          Receivable from Newspaper Agency Corporation                                     146,512        59,346
          Inventories                                                                      (27,367)      128,702
          Prepaid expenses and other assets                                                 66,808       628,724
          Accounts payable                                                                (362,792)     (105,596)
          Payable to Newspaper Agency Corporation                                          (71,340)       23,767
          Accrued expenses and other liabilities                                           626,521     1,515,530
          Income taxes payable                                                            (655,801)    1,883,670
       Other                                                                              (907,113)       62,921
                                                                                       -----------   -----------
              Net cash provided by operating activities                                  1,625,912    15,607,525
                                                                                       -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from redemption of certificates of deposit and sale of S-T investment           54,965    39,008,402
   Purchases of certificates of deposit and S-T investments                             (1,072,922)  (25,509,239)
   Cash paid for purchase of property, plant and equipment                              (1,269,664)   (1,661,467)
   Proceeds from sale of property, plant and equipment                                     102,916       334,785
   Proceeds from sale of long-term investments                                                   0
   Cash invested in long-term investments                                                   (3,506)      (16,029)
   Cash paid for purchase of insurance cash surrender values                              (648,266)     (811,643)
                                                                                       -----------   -----------
              Net cash provided by (used in) investing activities                       (2,836,477)   11,344,809
                                                                                       ===========   ===========

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments of notes payable                                                    (310,538)   (2,237,946)
   Cash paid for redemption of common stock                                                      0      (429,814)
   Cash paid for redemption of preferred stock                                                   0    (3,514,441)
   Cash paid for common dividends                                                                0    (1,428,972)
   Cash paid for preferred dividends                                                             0      (154,217)
                                                                                       -----------   -----------
              Net cash used in financing activities                                       (310,538)   (7,765,390)
                                                                                       -----------   -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (1,321,103)   19,186,944
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          25,911,334     6,724,390
                                                                                       -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                24,590,231    25,911,334
                                                                                       -----------   -----------

INDEPENDENT AUDITORS' REPORT


President and Board of Directors of
  Kearns-Tribune Corporation:

We have audited the accompanying consolidated balance sheets of Kearns-Tribune Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of the Newspaper Agency Corporation (NAC), the Corporation's investment which is accounted for by use of the equity method. The Corporation's equity of $10,736,000 and $9,490,000 in NAC's net assets at December 31, 1996 and 1995, respectively, and of $33,291,000, $27,632,000, and $26,239,000 in NAC's net income for the years ended December 31, 1996, 1995, and 1994, respectively, are included in the accompanying consolidated financial statements. The financial statements of NAC were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for NAC, is based solely upon the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our report dated March 19, 1996, we expressed an opinion that the 1995 and 1994 consolidated financial statements presented fairly the financial position, results of operations, and cash flows in conformity with generally accepted accounting principles except for the effects on the consolidated financial statements of the Corporation and NAC not providing for pension costs in accordance with SFAS 87 and not recording certain debt and equity securities in accordance with SFAS 115. As described in Note 12 to the financial statements, the Corporation and NAC have changed their methods of accounting for these items and have restated their 1995 and 1994 financial statements to conform with generally accepted accounting principles. Accordingly, our present opinion on the restated 1995 and 1994 consolidated financial statements of the Corporation, as expressed herein, is different from that expressed in our prior report on the previously issued 1995 and 1994 consolidated financial statements.

In our opinion, based on our audits and the report of the other auditors such consolidated financial statements present fairly, in all material respects, the financial position of Kearns-Tribune Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
March 25, 1997
(April 22, 1997 as to Note 14)

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------------------------------------
                                                                       1996             1995          1994
                                                                                     (RESTATED,    (RESTATED,
                                                                                      NOTE 12)      NOTE 12)
INCOME:
   Newspaper revenue (Notes 2 and 8)                               $46,237,542      $41,818,866   $ 39,786,292
   Commercial printing                                               2,471,445        2,775,337      2,710,796
   Rent (Note 8)                                                       472,905          488,411        504,717
   Interest, dividends, and royalties (Note 8)                       1,772,992        1,466,498        861,348
   Equity in net gains (losses) of investments
     (Notes 1 and 2)                                                 1,423,632         (193,002)    (2,402,800)
   Other                                                               728,439          610,012        749,934
                                                                 -------------    -------------   ------------
        Total income                                                53,106,955       46,966,122     42,210,287
                                                                 -------------    -------------   ------------

EXPENSES:
   Salaries and wages                                               13,014,245       11,760,487     11,151,061
   Employee benefits and payroll taxes (Notes 5, 9, and 12)          4,200,215        3,463,617      3,478,822
   Newsprint, ink, and other production supplies                     3,000,080        3,198,794      2,473,067
   Depreciation (Note 1)                                             3,738,768        4,221,935      3,858,032
   Feature and wire services                                         1,221,840        1,123,129      1,028,808
   Rent                                                                226,158          221,088        215,839
   Interest (Notes 3, 8, and 12)                                       415,070          632,875        575,084
   Other operating costs                                             6,299,370        6,480,921      6,161,667
   Amortization of excess cost over fair value of net
     assets of purchased subsidiaries (Note 1)                         490,266          667,243        489,010
                                                                 -------------    -------------   ------------
       Total expenses                                               32,606,012       31,770,089     29,431,390
                                                                 -------------    -------------   ------------
INCOME FROM OPERATIONS                                              20,500,943       15,196,033     12,778,897
GAINS ON SALES OF INVESTMENTS (Notes 1 and 2)                        2,524,511          487,240      2,767,790
                                                                 -------------    -------------   ------------
INCOME BEFORE INCOME TAXES                                          23,025,454       15,683,273     15,546,687
PROVISION FOR INCOME TAXES (Notes 1, 4, and 12)                      8,777,372        5,748,041      4,331,753
                                                                 -------------    -------------   ------------
NET INCOME                                                          14,248,082        9,935,232     11,214,934
PREFERRED STOCK DIVIDEND REQUIREMENTS                                 (154,217)        (206,073)      (206,343)
                                                                 -------------    -------------   ------------
EARNINGS APPLICABLE TO COMMON STOCK                                $14,093,865      $ 9,729,159   $ 11,008,591
                                                                 =============    =============   ============
EARNINGS PER SHARE OF COMMON STOCK (Note 1)                             $78.91           $54.41         $61.15
                                                                 =============    =============   ============

See notes to consolidated financial statements.


KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------------------------------------

ASSETS                                                                                 1996           1995
                                                                                                   (RESTATED,
                                                                                                    NOTE 12)
CURRENT ASSETS:
  Cash and interest-bearing deposits (Note 8)                                     $  25,911,334   $  6,724,390
  Certificates of deposit (Note 8)                                                       54,965     10,565,566
  Trading securities at fair value                                                    1,298,783      1,595,526
  Securities available for sale, at fair value
     (cost:  1996, $7,916; 1995, $247,428) (Notes 2 and 12)                              50,050      2,038,149
  Accounts and notes receivable (less allowance for
     uncollectible accounts in 1996 and 1995 of $34,500) (Note 8)                     3,470,487      1,764,792
  Receivable from Newspaper Agency Corporation (Note 2)                               1,041,709      1,101,055
  Inventories (Note 1)                                                                  454,505        583,207
  Prepaid expenses and other assets (Note 5)                                            358,679        987,403
  Deferred income taxes (Notes 1, 4, and 12)                                          1,323,001        143,971
                                                                              -----------------   ------------
       Total current assets                                                          33,963,513     25,504,059
                                                                              -----------------   ------------
LONG-TERM INVESTMENTS (Notes 1, 2, 3, and 12):
  Investments                                                                        16,282,644     14,009,215
  Securities available for sale, at fair value
     (cost:  1996, $1,239,889; 1995, $1,242,115)                                    398,266,608    501,440,311
                                                                              -----------------   ------------
       Total long-term investments                                                  414,549,252    515,449,526
                                                                              -----------------   ------------
PROPERTY, PLANT, AND EQUIPMENT (Notes 1 and 7):
  Land                                                                                3,826,651      4,239,563
  Buildings and improvements                                                         11,152,041     10,974,765
  Machinery and equipment                                                            26,328,895     27,141,645
  Furniture and fixtures                                                                424,320        464,424
  Vehicles                                                                            3,052,741      2,437,365
                                                                              -----------------   ------------
       Total                                                                         44,784,648     45,257,762
  Less accumulated depreciation                                                     (24,364,593)   (22,543,929)
                                                                              -----------------   ------------
       Property, plant, and equipment - net                                          20,420,055     22,713,833
                                                                              -----------------   ------------
EXCESS OF COST OVER FAIR VALUE OF NET ASSETS
  PURCHASED (Net of accumulated amortization) (Note 1)                               16,327,883     16,816,903
OTHER ASSETS (Notes 5 and 12)                                                         8,045,793      6,951,213
                                                                              -----------------   ------------
TOTAL                                                                             $ 493,306,496   $587,435,534
                                                                              =================   ============

See notes to consolidated financial statements.

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                                           1996           1995
                                                                                            (RESTATED,
                                                                                              NOTE 12)
CURRENT LIABILITIES:
  Current portion of long-term notes payable (Notes 3 and 8)                 $  1,406,667   $  2,118,367
  Accounts payable                                                              1,057,464      1,163,060
  Payable to Newspaper Agency Corporation (Note 2)                                 96,637         72,870
  Accrued expenses and other liabilities (Notes 5, 7, 10, and 12)               3,685,547      2,444,183
  Income taxes payable (Note 4)                                                 3,029,293      1,145,623
                                                                             ------------   ------------
       Total current liabilities                                                 9,275,608     6,944,103

DEFERRED INCOME TAXES (Notes 1, 2, 4, and 12)                                  158,221,800   191,919,523
OTHER LIABILITIES (Notes 6 and 12)                                               2,839,638     2,565,472
LONG-TERM NOTES PAYABLE, Net of current portion
  (Notes 3, 8 and 11)                                                            2,837,196     4,363,442
                                                                             -------------  ------------
       Total liabilities                                                       173,174,242   205,792,540
                                                                             -------------  ------------

COMMITMENTS AND CONTINGENT LIABILITIES
  (Notes 6 and 7)
STOCKHOLDERS' EQUITY (Notes 2, 3, 10, and 12):
  9% cumulative preferred stock - authorized 5,000,000 shares of $1 par value; issued and outstanding - none and 2,286,696 shares in
   1996 and 1995, respectively                                                                 2,286,696
  Common stock - authorized, 500,000 shares of no par value,
  $1 stated value; issued and outstanding - 178,508 and 178,684 shares in
   1996 and 1995, respectively (Note 10)                                           178,508       178,684
  Paid-in capital                                                                1,455,669     2,683,414
  Unearned compensation - guarantee on Employee Stock
     Ownership Plan (ESOP) loan (Notes 3 and 9)                                                 (278,621)
  Retained earnings (Note 12)                                                   74,261,025    62,025,770
  Net unrealized gain on securities available for sale (net of deferred income taxes of $152,831,801 and $187,241,866, respectively) (Notes 1
   and 2)                                                                      244,237,052   314,747,051
                                                                           ---------------  ------------
       Total stockholders' equity                                              320,132,254   381,642,994
                                                                           ---------------  ------------
TOTAL                                                                        $ 493,306,496  $587,435,534
                                                                           ===============  ============

See notes to consolidated financial statements.

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    NET UNREALIZED
                                                                         UNEARNED                    GAIN (LOSSES)
                                                                       COMPENSATION                  ON SECURITIES
                                                                        GUARANTEED                     AVAILABLE
                                 PREFERRED     COMMON      PAID-IN        ON ESOP       RETAINED       FOR SALE
                                   STOCK        STOCK      CAPITAL         LOAN         EARNINGS    (NET OF TAXES)      TOTAL
BALANCE, JANUARY 1, 1994
(AS PREVIOUSLY REPORTED)        $ 2,292,696   $181,334   $ 2,683,414      $(850,051)  $46,017,896                      $ 50,325,289
  RESTATEMENT (Note 12)                                                                 1,872,986                         1,872,986
                             --------------   --------   -----------     ----------   -----------   -------------     -------------

BALANCE, JANUARY 1, 1994,
  AS RESTATED                     2,292,696    181,334     2,683,414       (850,051)   47,890,882                        52,198,275
ADD:
Net income                                                                             11,214,934                        11,214,934
Unearned compensation -
 guaranteed                                                                 285,715                                         285,715
on ESOP (Note 9)
Net unrealized gain (losses)
 on securities available for
 sale (net of deferred taxes
 of $152,861,724) Notes 1
 and 2)                                                                                              $256,955,231       256,955,231
DEDUCT:
Cash dividends declared:
Preferred stock ($.09 a
 share)                                                                                  (206,343)                         (206,343)

Common stock ($5.00 a share)                                                             (900,507)                         (900,507)

Redemption of 2,470 shares
 of common stock                                (2,470)                                (3,924,827)                       (3,927,297)

                             --------------   --------   -----------     ----------   -----------   -------------     -------------
BALANCE, DECEMBER 31, 1994        2,292,696    178,864     2,683,414       (564,336)   54,074,139     256,955,231       315,620,008

ADD:
Net income                                                                              9,935,232                         9,935,232
Unearned compensation -
 guaranteed on ESOP (Note 9)                                                285,715                                         285,715
Net unrealized gain (losses)
 on securities available for
 sale (net of deferred taxes
 of $34,380,141) (Notes 1
 and 2)                                                                                                57,791,820        57,791,820

DEDUCT:
Cash dividends declared:
Preferred stock ($.09 a
 share)                                                                                  (206,073)                         (206,073)
Common stock ($8.00 a share)                                                           (1,430,308)                       (1,430,308)

Redemption of 180 shares of
 common stock                                     (180)                                  (347,220)                         (347,400)

Redemption of 6,000 shares
 of preferred stock                  (6,000)                                                                                 (6,000)

                             --------------   --------   -----------     ----------   -----------   -------------     -------------
BALANCE, DECEMBER 31, 1995        2,286,696    178,684     2,683,414       (278,621)   62,025,770     314,747,051       381,642,994

ADD:
Net income                                                                             14,248,082                        14,248,082
Unearned compensation -
 guaranteed on ESOP (Note 9)                                                278,621                                         278,621

Net unrealized gain (losses)
 on securities available for
 sale [net of deferred taxes
 of ($34,410,065)] (Notes 1
 and 2)                                                                               (70,509,999)                      (70,509,999)
















                                                                                                    NET UNREALIZED
                                                                         UNEARNED                    GAIN (LOSSES)
                                                                       COMPENSATION                  ON SECURITIES
                                                                        GUARANTEED                     AVAILABLE
                                 PREFERRED     COMMON      PAID-IN        ON ESOP       RETAINED       FOR SALE
                                   STOCK        STOCK      CAPITAL         LOAN         EARNINGS    (NET OF TAXES)      TOTAL
DEDUCT:

Cash dividends declared:

Preferred stock  ($.09 a
 share)                                                                                   (154,217)                        (154,217)

Common stock  ($8.00 a share)                                                           (1,428,972)                      (1,428,972)

Redemption of 176 shares of
 common stock                                    (176)                                    (429,638)                        (429,814)

Redemption of 2,286,696
 shares of preferred stock       (2,286,696)              (1,227,745)                                                    (3,514,441)

                             --------------  --------   ------------     ----------    -----------    ------------     ------------
BALANCE, DECEMBER 31, 1996        NONE       $178,508   $ 1,455,669        NONE        $74,261,025    $244,237,052     $320,132,254
                             ==============  ========   ===========      ----------    ===========    ============     ============

See notes to consolidated financial statements.

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
----------------------------------------------------------------------------------------------------------------------
                                                                                 1996           1995          1994
                                                                                             (RESTATED,    (RESTATED,
                                                                                              NOTE 12)      NOTE 12)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                   $ 14,248,082   $ 9,935,232   $ 11,214,934
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation                                                                  3,738,769     4,221,935      3,858,032
  Amortization of excess of cost over fair value of net assets purchased          490,266       667,243        489,010
  Deferred income tax provision                                                  (466,688)     (726,863)        40,896
 Net gain on sales of property, plant, and equipment                             (118,309)     (614,564)       (48,600)
 Gain on investments                                                           (2,524,512)     (182,673)
 Write-off of long-term investments                                               420,500
 Undistributed earnings of NAC                                                 (1,248,320)   (1,050,858)    (1,023,578)
 Equity in net (gains) losses of investments                                   (1,423,632)      193,002      2,402,800
 Changes in operating assets and liabilities:
  Accounts and notes receivable                                                (1,705,695)     (330,161)       (48,589)
  Receivable from Newspaper Agency Corporation                                     59,346      (645,654)      (257,449)
  Inventories                                                                     128,702      (100,489)      (136,975)
  Income taxes receivable                                                                       571,152        459,661
  Prepaid expenses and other assets                                               628,724       (65,996)      (676,684)
  Accounts payable                                                               (105,596)     (154,410)       488,985
  Payable to Newspaper Agency Corporation                                          23,767       (62,193)      (477,937)
  Accrued expenses and other liabilities                                        1,515,530       509,445        561,791
  Income taxes payable                                                          1,883,670     1,145,623
Other                                                                              62,921        61,512        599,361
                                                                           --------------   -----------    -----------
     Net cash provided by operating activities                                 15,607,525    13,371,283     17,445,658
                                                                           --------------   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from redemption of certificates of deposit and sale
   of short-term investments                                                   39,008,402       500,000        918,259
Purchases of certificates of deposit and short-term investments               (25,509,239)   (4,400,250)    (4,451,620)
Cash paid for purchase of property, plant, and equipment                       (1,661,467)   (2,235,521)    (2,658,791)
Proceeds from sale of property, plant, and equipment                              334,785       989,035         53,772
Proceeds from sale of long-term investments                                                      17,960      2,772,472
Cash invested in long-term investments                                            (16,029)   (1,126,384)    (5,292,550)
Cash paid for purchase of insurance cash surrender values                        (811,643)     (784,170)      (935,513)
                                                                           --------------   ------------   -----------
          Net cash provided by (used in) investing activities                  11,344,809    (7,039,330)    (9,593,971)
                                                                           --------------   -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of notes payable                                            (2,237,946)   (1,528,208)    (1,714,303)
Cash paid for redemption of common stock                                         (429,814)     (347,400)    (3,927,297)
Cash paid for redemption of preferred stock                                    (3,514,441)       (6,000)
Cash paid for common dividends                                                 (1,428,972)   (1,430,308)      (900,507)
Cash paid for preferred dividends                                                (154,217)     (206,073)      (206,343)
                                                                           --------------   -----------    -----------

    Net cash used in financing activities                                      (7,765,390)   (3,517,989)    (6,748,450)
                                                                           --------------   -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                      19,186,944     2,813,964      1,103,237
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                  6,724,390     3,910,426      2,807,189
                                                                           --------------   -----------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                     $ 25,911,334   $ 6,724,390   $  3,910,426
                                                                           ==============   ===========   ============

See notes to consolidated financial statements.

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
----------------------------------------------------------------------------------------------------------------------
                                                                                   1996          1995           1994
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
  Interest                                                                   $    395,353   $   566,055   $    454,847
  Income taxes                                                                  6,642,395     4,758,129      3,831,196

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
 ACTIVITIES:
Net change in unrealized gain (loss) on securities available for sale
 net of deferred taxes (included in stockholders' equity) (Notes 1 and 2)    $(70,509,999)  $57,791,820   $256,955,231

See notes to consolidated financial statements.

KEARNS-TRIBUNE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS - Kearns-Tribune Corporation (KTC) and its subsidiaries Tribune Publishing Company - Idaho (TPC), Tribune Publishing Company - Sparks (Sparks), Nimitz, Kearns-Tribune Investments and Alpine King (collectively "the Corporation") were organized for the purpose of publishing, printing, issuing, circulating, and operating newspaper plants and equipment in Salt Lake City, Utah; Lewiston and Moscow, Idaho; Colfax, Washington; and Sparks, Nevada.

  CONSOLIDATION - The consolidated financial statements include the financial statements of Kearns-Tribune Corporation and all subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  INVENTORIES - Inventories are stated at the lower of cost (on the first-in, first-out method) or market.

  INVESTMENTS - The Corporation's long-term investments are principally accounted for using the equity method of accounting, except in those instances where the Corporation owns less than 20% of the investee and is not a partner. Gains or losses on the sale of the stock of such investments are computed using the weighted average method.

  SECURITIES AVAILABLE FOR SALE AND TRADING SECURITIES - Effective January 1, 1994 (see Note 12), the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of investment securities as either trading securities, securities available for sale, or securities held to maturity. Trading securities are carried at fair value with net unrealized gains or losses included in earnings during the period. Securities available for sale are carried at fair value with net unrealized gains or losses (net of taxes) excluded from income and reported as a separate component of stockholders' equity. Gains or losses are determined on the specific identification method. Under SFAS No. 115, the Company classified $398,316,658 and $503,478,460 at December 31, 1996 and 1995, respectively, of securities as available for sale and $1,298,783 and $1,595,526 at December 31, 1996 and 1995, respectively, of trading securities to reflect the Company's holding strategy under such statement.

  PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the related assets. Of the property, plant, and equipment cost shown on the accompanying consolidated balance sheets, approximately $31,161,000 and $30,852,000 at December 31, 1996 and 1995, respectively, represent the cost of the Corporation's ownership interest of property and equipment used by Newspaper Agency Corporation (see Note 2).

  EXCESS OF COST OVER FAIR VALUE OF NET ASSETS PURCHASED - Excess of cost over fair value of net assets purchased is being amortized over 40 years using the straight-line method.

  INCOME TAXES - Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement purposes and income tax purposes (see Note 4).

  STATEMENTS OF CASH FLOWS - For purposes of the statements of cash flows, the Corporation considers short-term highly liquid interest-bearing deposits and investments with an original maturity of three months or less to be cash equivalents.

  EARNINGS PER SHARE OF COMMON STOCK - Earnings per share of common stock is computed using net income (less preferred stock dividend requirements) and the weighted average number of common shares outstanding of 178,614 in 1996, 178,803 in 1995, and 180,033 in 1994.

  LONG-LIVED ASSETS - Impairment of long-lived assets is determined in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and of Long-Lived Assets to be Disposed Of," which was adopted on January 1, 1996. Adopting SFAS No. 121 had no effect on the Corporation's financial statements. There were no impairments as of December 31, 1996.

  RECLASSIFICATIONS - Certain reclassifications have been made to the 1995 and 1994 amounts to conform with the 1996 reported amounts.

2. INVESTMENTS

  SECURITIES AVAILABLE FOR SALE - SHORT-TERM - The amortized cost and estimated market value of the Company's short-term securities available for sale consist of the following:


                                                                     ESTIMATED
                                AMORTIZED  UNREALIZED   UNREALIZED    MARKET
DECEMBER 31, 1996                 COST        GAINS       LOSSES       VALUE
Marketable equity securities     $  7,916   $   42,134           -   $   50,050
                              -----------   ----------   ---------   ----------
DECEMBER 31, 1995
Marketable equity securities     $247,428   $1,790,721           -   $2,038,149
                              -----------   ----------   ---------   ----------

  LONG-TERM INVESTMENTS - The amortized cost and estimated market value of the Company's long-term investments consist of the following:

DECEMBER 31, 1996                           EQUITY
Investments - equity method:
Newspaper Agency Corporation -
  share of stockholders' equity           $10,735,557
Ponderay Newsprint Company
  partnership (at equity, see Note 7)       3,944,969
Other (principally other
  partnership joint ventures
    at equity)                              1,602,118
                                       --------------
Total investments - equity method         $16,282,644
                                       ==============

                                            AMORTIZED   UNREALIZED    UNREALIZED     MARKET
                                              COST        GAINS         LOSSES        VALUE
Available for sale securities:
  Telecommunications, Inc. (TCI)          $   803,144   $268,177,234               $268,980,378
  Liberty Media Group                                    128,849,485                128,849,485
  Mining Companies (at cost)                  436,745                                   436,745
                                       --------------   ------------   ---------   ------------
Total available for sale securities       $ 1,239,889   $397,026,719           -   $398,266,608
                                       ==============   ============   =========   ============

DECEMBER 31, 1995                           EQUITY
Investments - equity method:
Newspaper Agency Corporation -
share of stockholders' equity             $ 9,489,620
Ponderay Newsprint Company
partnership (at equity,  see Note 7)        2,601,012
Other (principally other
partnership joint ventures at equity)       1,918,583
                                       --------------

Total investments - equity method         $14,009,215
                                       ==============

                                            AMORTIZED   UNREALIZED    UNREALIZED     MARKET
                                              COST        GAINS         LOSSES        VALUE
Available for sale securities:
  Telecommunications, Inc.                $   803,144   $375,058,042               $375,861,186
  Liberty Media Group                                    125,140,154                125,140,154
  Mining Companies (at cost)                  438,971                                   438,971
                                       --------------   ------------   ---------   ------------

Total available for sale securities       $ 1,242,115   $500,198,196           -   $501,440,311
                                       ==============   ============   =========   ============

  The capital stock of Newspaper Agency Corporation (NAC) and of the mining companies are not traded, and therefore, do not have a readily determinable market value. In 1991, the Corporation exchanged certain TCI stock for Liberty Media stock. During 1994, TCI purchased all outstanding common shares of Liberty Media in a 1:.975 stock exchange and all Liberty Media preferred stock in a 1:1 stock exchange. In 1995, TCI approved a 1:4 dividend of Telecommunications, Inc. Series A Liberty Media Group common stock to holders of TCI's class A common stock, and a 1:4 dividend of Telecommunications, Inc. Series B Liberty Media Group common stock to holders of TCI's class B common stock. Liberty Media Group stock owned by the Corporation had a quoted market value of approximately $128,849,000 and $125,140,000 at December 31, 1996 and 1995, respectively. The Corporation has no cost basis in Liberty Media Group stock. At December 31, 1996 and 1995, the Corporation had pledged 700,000 shares of TCI stock as collateral to a note at a bank (see Note 3).

  NAC, which is owned 50% by the Corporation and 50% by Deseret News Publishing Company (Deseret News), acts as agent for the owners in managing and conducting certain operations of the Salt Lake Tribune and Deseret News newspapers. NAC retains a commission of 3-1/2% of its net earnings before Federal income taxes. Pursuant to an agreement expiring in 2012, earnings, after NAC's commissions, are distributed 58% to the Corporation and 42% to Deseret News. Deferred income taxes have not been provided on the undistributed earnings of NAC (included in newspaper revenues) because, in the opinion of the Corporation, such earnings will be either retained indefinitely or distributions thereof will not result in significant tax liabilities.

  Summarized approximate financial information relating to NAC as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 is as follows:

                                                         1996          1995          1994
Total assets                                         $ 32,485,000  $ 30,438,000
Stockholders' equity                                   18,993,713    16,851,000
Revenue                                               126,331,000   114,974,000  $103,034,000
Earnings from operations                               56,379,000    47,743,000    45,482,000

The Corporation's interest:
 Stockholders' equity (principally
  undistributed net income)                          $ 10,735,557  $  9,489,620
                                                   ==============  ============
        Net income-included in newspaper
          revenue:                                   $ 31,305,000                $ 25,215,000
Distributed                                               737,000  $ 26,582,000       584,000
Undistributed                                                           616,000
                                                   --------------  ------------  ------------
Total                                                $ 32,042,000  $ 27,198,000  $ 25,799,000
                                                   ==============  ============  ============

3. LONG-TERM NOTES PAYABLE

  Long-term notes payable at December 31, 1996 and 1995 are as follows:

                                                                                       1996          1995
         Note payable to a bank, interest at the LIBOR rate (8.3% at December
          31, 1995), payable in installments through 1996 (Note 8)                               $   783,079

         Note payable to a bank, interest at the LIBOR rate (8.1% and 8.3% at
          December 31, 1996 and 1995, respectively), payable in quarterly
          installments through 1998 (see Notes 7 and 8)                            $ 2,430,529     3,500,109


         Contract payable to former stockholders for purchase of treasury stock of a subsidiary, variable interest rate based on the one-year U.S.
          Treasury Bill coupon equivalent rate (5.35% and 7.2% at
          December 31, 1996 and 1995, respectively), payable in
          installments through 2014                                                  1,813,334     1,920,000


         Note payable under ESOP plan (see Notes 5 and 9), interest at 75%
          of bank's prime rate (6.4% at December 31, 1995), payable in
          annual installments through 1996                                                           278,621
                                                                                 -------------   -----------
Total                                                                                4,243,863     6,481,809
Less current portion                                                                (1,406,667)   (2,118,367)
                                                                                 -------------   -----------
Long-term portion                                                                  $ 2,837,196   $ 4,363,442
                                                                                 =============   ===========

   Scheduled maturities of long-term notes payable are as follows at December 31, 1996:

Year Ending December 31:
 1997                        $1,406,667
 1998                         1,237,196
 1999                           106,667
 2000                           106,667
 2001                           106,666
 Thereafter                   1,280,000
                          -------------
 Total                       $4,243,863
                          =============


  Investment securities with an estimated market value of approximately $9,144,000 and $13,913,000 at December 31, 1996 and 1995, respectively (see
  Note 2), and capital stock of the Corporation (see Note 9) and of a subsidiary are pledged as collateral to long-term notes payable.

4. INCOME TAXES

  Deferred tax assets and liabilities as of December 31, 1996 and 1995 consist of the following temporary differences and carryforward items:

                                                  1996                          1995
                                    -------------------------------   ----------------------------
ASSETS                                CURRENT         LONG-TERM         CURRENT       LONG-TERM
Deferred compensation                  $   48,882    $     857,206     $  42,967    $     742,042
Postretirement benefits                                  1,038,596                        860,734
Financial statement allowances not
 currently recognized for
 tax purposes                           1,166,054                        818,700
Other                                     125,362          379,285        86,674          293,545
                                    -------------    -------------     ---------     ------------
Total assets                            1,340,298        2,275,087       948,341        1,896,321
                                    -------------    -------------     ---------     ------------

LIABILITIES
Unrealized gains in
  investments available
  net for sale                            (16,217)    (152,815,584)     (667,939)    (186,573,927)
Prepaid pension costs                                   (1,029,854)                      (840,781)
Depreciation and amortization
Other                                                   (6,651,449)                    (6,401,136)
                                           (1,080)                      (136,431)
                                    -------------    -------------     ---------    -------------
Total liabilities                         (17,297)    (160,496,887)     (804,370)    (193,815,844)
                                    -------------    -------------     ---------    -------------
Total                                  $1,323,001    $(158,221,800)    $ 143,971    $(191,919,523)
                                    =============    =============     =========    =============

  Deferred income taxes have not been provided on the undistributed earnings of NAC (included in newspaper revenues) because, in the opinion of the Corporation, such earnings will be either retained indefinitely or distributions thereof will not result in significant tax liabilities, as explained in Note 2.

  The provision for income taxes consists of the following for each of the three years in the period ended December 31, 1996:

               1996         1995         1994
Current:
 Federal     $7,959,052   $5,460,473   $3,667,351
 State        1,285,008    1,014,431      623,506
           ------------   ----------   ---------
Total         9,244,060    6,474,904    4,290,857
 Deferred      (466,688)    (726,863)      40,896
           ------------   ----------   ----------
 Total       $8,777,372   $5,748,041   $4,331,753
           ============   ==========   ==========

  The effective income tax rate differs from the maximum Federal tax rate principally due to state income taxes and amortization of goodwill which is disallowed for income tax purposes.

5. EMPLOYEE BENEFIT PLANS

  DEFINED BENEFIT PENSION PLANS - The Corporation has two defined benefit pension plans, the Utah plan and the Idaho plan, which cover substantially all employees of Kearns-Tribune Corporation and one of its subsidiaries who have attained age 21 and have completed at least one year of service. The benefits are based on years of service and the employee's compensation during the latest years of employment.

  The Corporation's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Net pension cost determined by actuarial studies in accordance with SFAS 87 for each of the three years in the period ended December 31, 1996, respectively, includes the following components for the Utah and Idaho plans combined:

                                                       1996          1995         1994


Service cost - benefits earned during the period   $  294,314    $   186,513   $ 226,309
Interest cost on projected benefit obligation         539,223        498,872     493,744
Actual return on plan assets                        (1,564,627)   (2,003,893)   (278,655)
Net amortization and deferral                          602,696     1,188,258    (609,500)
                                                  ------------    ----------   ---------
Net periodic pension credit                        $  (128,394)   $ (130,250)  $(168,102)
                                                  ============    ==========   =========

  The following table sets forth the SFAS 87 funded status at December 31, 1996 and 1995, respectively, for the plan as of the actuarial valuation dates shown:

                                                                        UTAH PLAN
                                                                       DECEMBER 31,
                                                             -----------------------------
                                                                   1996           1995
Actuarially computed present value of accumulated
  benefit obligations:
  Vested                                                        $ 4,256,826    $ 4,484,226
  Nonvested                                                          87,585        92,265

                                                             --------------    -----------
  Total                                                         $ 4,344,411    $ 4,576,491
                                                             ==============    ===========

Actuarially computed present value of benefit obligations -
  projected benefit obligation for service rendered to date     $(5,048,556)  $ (5,157,441)
Plan assets at fair value, consisting principally of
  equity securities and corporate bonds                           9,572,106      8,106,606
                                                             --------------   ------------
Excess of plan assets over projected benefit obligation           4,523,550      2,949,165
Unrecognized net loss                                            (1,170,438)       218,147
Prior service cost not yet recognized in net periodic
  pension cost                                                       40,877         44,964
Unrecognized net asset being recognized over 19 years            (1,015,233)   (1,128,036)

                                                             --------------   ------------
Prepaid pension cost included in other assets                   $ 2,378,756    $ 2,084,240
                                                             ==============    ===========

  The actuarial assumptions used in determining the Utah plan's SFAS 87 pension expense and the projected benefit obligations were:

                                                 1996   1995   1994
  Weighted average discount rate                 7.50%  7.00%  8.50%
  Rate of increase in compensation levels        6.55   6.55   8.20
  Expected long-term rate of return on assets    9.00   9.00   9.00


     As of November 1, 1996, the board of directors passed a resolution to freeze future benefit accruals relating to the Idaho plan. The following table sets forth the SFAS No. 87 funded status as of the most recent actuarial valuation dates shown and includes the effect of the 1996 curtailment:

                                                                         IDAHO PLAN
                                                                          OCTOBER 1,
                                                             ---------------------------------
                                                                    1996             1995
Actuarially computed present value of benefit obligations:
  Vested                                                          $ 2,746,486      $ 2,194,500
  Nonvested                                                                             26,628
                                                                -------------    -------------
   Total                                                          $ 2,746,486      $ 2,221,128
                                                                =============    =============
Actuarially computed present value of benefit obligations -
  projected benefit obligation for service rendered to date       $(2,746,486)     $(2,861,822)
Plan assets at fair value, consisting principally of pooled
  investment funds                                                  2,918,777        2,566,369
Adjustment for contribution made from measurement
  date to fiscal year end                                                               63,260
                                                                -------------    -------------
Excess (deficiency) of plan assets over projected
  benefit obligation                                                  172,291         (232,193)
Unrecognized net loss                                                                  316,864
Prior service cost not yet recognized in net periodic
  pension cost                                                                          85,192
                                                                -------------    -------------
Prepaid pension cost included in other assets                     $   172,291      $   169,863
                                                                =============    =============

     The actuarial assumptions used in determining the Idaho plan's SFAS 87 pension expense and the projected benefit obligations were:

                                                 1996   1995   1994
  Weighted average discount rate                 5.50%  6.25%  7.25%
  Rate of increase in compensation levels        5.70   5.66   5.70
  Expected long-term rate of return on assets    7.75   7.75   7.75

  EMPLOYEE STOCK OWNERSHIP PLAN (ESOP) - The Corporation has an ESOP covering certain full-time employees who have attained age 21 and have completed at least one year of service. Under terms of the ESOP, the Corporation will contribute amounts to be determined by its board of directors but not to exceed the lesser of $25,000 for each employee or 15% of total employees' compensation. The Corporation may contribute the specified amounts in cash or its common stock. All cash contributed to the ESOP is to be used in purchasing the Corporation's common stock after paying outstanding trust obligations. Charges to income for contributions to the ESOP for the years ended December 31, 1996, 1995, and 1994 were approximately $2,000,000, $1,350,000, and $1,225,000, respectively (see Note 9).

  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS - The Corporation follows the requirements of SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." SFAS 106 requires the Corporation to accrue the estimated cost of retiree benefit payments during the years the employee provides services. SFAS 106 allows recognition of the cumulative effect of the liability in the year of adoption or the amortization of the obligation over a period of up to twenty years. The Corporation is amortizing the cumulative effect of the obligation over 20 years.

  The following table sets forth the plan's funded status reconciled with the amount shown in the Corporation's consolidated balance sheets at December 31, 1996 and 1995:

                                                                                 1996                  1995
Accumulated postretirement benefit obligation:
  Retirees                                                                          $   889,317       $  953,860
  Eligible active plan participants                                                     206,461          259,681
                                                                                 --------------   --------------
Total accumulated postretirement benefit obligation                                   1,095,778        1,213,541

Plan assets at fair value                                                               NONE             NONE
                                                                                 --------------   --------------
Accumulated postretirement benefit obligation
  in excess of plan assets                                                            1,095,778        1,213,541
Unrecognized net (gain) loss from past experience different
  from that assumed and from changes in assumptions                                    (151,621)         (13,343)

Total accrued postretirement benefit cost                                               644,899          576,084
                                                                                 --------------   --------------
Unrecognized transition obligation                                                  $   602,500       $  650,800
                                                                                 ==============   ==============


 Net periodic postretirement benefit cost for 1996, 1995, and 1994 includes the following components:

                                                          1996          1995             1994
Service cost                                            $ 14,637      $ 11,500       $   13,000
Interest cost                                             77,236        86,000          101,000
Amortization of transition credit                         48,300        45,367           48,300
                                                        --------      --------       ----------
Total                                                   $140,173      $142,867       $  162,300
                                                        ========      ========       ==========


  For measurement purposes, a 12.0 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1996; the rate was assumed to decrease gradually to 5.0 percent through 2010 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1 percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by approximately $85,400 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by approximately $6,100.

  The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5 percent.

6. EMPLOYMENT AGREEMENTS AND DEFERRED COMPENSATION CONTRACTS

  The Corporation has employment agreements with certain employees to provide continued employment until retirement. Certain of the agreements also provide for consulting services and noncompetition agreements after retirement. All of the agreements, except for one, are currently being paid and have 6-10 years remaining in the contracts. The other agreement, also covering a fifteen-year period from the date of retirement, will be based upon 55% of the employee's final annual salary. The Corporation has recorded the estimated liability related to such agreements of approximately $2,244,000 and $2,105,000 at December 31, 1996 and 1995, respectively.

7. COMMITMENTS AND CONTINGENT LIABILITIES

  The Corporation and the Deseret News are jointly obligated under a purchase contract to construct and purchase offset printing presses and related equipment at a total contract price of approximately $21,700,000. At December 31, 1996 and 1995, the Corporation has recorded contracts payable of approximately $2,431,000 and $3,500,000, respectively, representing 58% (the Corporation's share) of the cost of equipment (see Note 3).

  During 1987, Ponderay Newsprint Company (Ponderay), a partnership in which a subsidiary of the Corporation has a 6.0% interest, proceeded with plans to construct and operate a newsprint mill in Washington state. The subsidiary's net investment in the project through December 31, 1996 and 1995 is approximately $3,945,000 and $2,601,000, respectively (see Note 2). The Corporation has guaranteed the performance of the subsidiary's participation in the project. Through its subsidiary, the Corporation invested $8.8 million for its 6% interest in the equity of the partnership over the period during which the mill was constructed. In addition, the Corporation has guaranteed 6% (or $11.9 million) of the project's loan facility arranged with a syndicate of banks. Upon meeting certain performance criteria, this guarantee reduces to a maximum of $7.5 million. As of December 31, 1996 and 1995, approximately $198,500,000 and $241,000,000, respectively, has been borrowed under the terms of the project loan facility and, of the amount outstanding, the Corporation has guaranteed $7,500,000 of the project debt as of December 31, 1996 and 1995. In addition, Ponderay has been issued a letter of credit in the amount of $10,000,000 with the Corporation's 6% interest being $600,000.

  The Corporation is self-insured for its employees' health care costs and has entered into contracts with certain health care providers to administer the employees' health care needs. The Corporation also has a stop loss policy in effect as of December 31, 1996 and 1995. Under the terms of the contract, the maximum liability of the Corporation for claims incurred during 1996 and 1995 was approximately $789,000 and $773,000, respectively.

  At December 31, 1996 and 1995, the Corporation has accrued approximately $194,000 and $197,000, respectively, for claims incurred but not reported. Based upon prior experience with the claims, management believes the recorded amount is adequate to cover all future claims incurred but not reported.

  At December 31, 1996, the Corporation is involved in various claims and litigation in the ordinary course of business. In the opinion of management or of management and its legal counsel, potential liabilities arising from these claims, if any, will not have a material effect on the consolidated financial statements of the Corporation.

8. RELATED PARTY TRANSACTIONS

  The President of a subsidiary company was a member of the Board of Directors of West One during the years ended December 31, 1996, 1995, and 1994. During 1996, West One merged with U.S. Bancorp and the Board of Directors of West One was dissolved. The Corporation had the following balances and transactions with U.S. Bancorp and West One Bank.

                                          1996        1995       1994
At December 31:
 Cash and interest-bearing deposits    $2,076,693  $2,915,595

For the year ended December 31:
 Interest income                       $   95,052  $   74,861   $26,085
 Service charges                           22,997      23,799    19,512

  The President of the Corporation was a member of the Board of Directors of First Interstate Bank of Utah (Interstate) during the years ended December 31, 1995 and 1994. The President resigned from the Board of Directors during 1995. The Corporation had the following balances and transactions with
  Interstate:

                                          1995        1994
At December 31:
 Cash and interest-bearing deposits    $ 4,839,855
 Certificates of deposit                10,462,904
 Long-term notes payable                 4,283,188

For the year ended December 31:
 Interest income                           666,240   $306,342
 Interest expense                          442,111    424,096

  A member of the Corporation's Board of Directors acts as the Company's insurance agent for life insurance policies on key employees which are held with Fidelity Union Life Insurance Company (Fidelity). Total premiums paid to Fidelity on these policies in 1996, 1995, and 1994 approximated $277,000, $924,000, and $923,000, respectively.

  Certain officers have been extended a loan to purchase company stock. The loans are being repaid with dividends from the stock. At December 31, 1996 and 1995, the Corporation's receivable from the officers was approximately $52,000 and $56,700, respectively.

  The Corporation received approximately $249,600 each year during 1996, 1995, and 1994 in rental payments from NAC (see Note 2).

  An officer/director of the Corporation is a member of the Board of Directors of TCI (see Note 2).

  The Corporation sold 17,629, 14,976, and 11,510 tons of newsprint to NAC for approximately $12,439,507, $10,248,000, and $5,506,000 during 1996, 1995, and
  1994, respectively. The net gain (loss) from such transactions of approximately $(555,386), $595,000, and $158,000, respectively, is recorded as income or loss in the accompanying consolidated statements of income.

  Certain shareholders have been extended loans. Total accounts receivable from shareholders as of December 31, 1996 was $1,868,000. These loans are recorded in accounts and notes receivable on the consolidated balance sheet.

9. EMPLOYEE STOCK OWNERSHIP PLAN

  On June 29, 1989, the ESOP (see Notes 3 and 5) borrowed $1,685,070 from a bank pursuant to a loan payable in seven installments and bearing interest, payable quarterly, at 75% of the bank's prime commercial rate. On such date, the ESOP purchased 2,133 shares of common stock from certain of the Corporation's stockholders. During 1990, an additional 356 shares were purchased. Net borrowings on the ESOP increased $314,930. The shares purchased by the ESOP have been pledged to the bank as collateral for the loan. In addition, the Corporation has agreed to guarantee the debt incurred by the ESOP and to make annual contributions to the ESOP in at least such amounts as are necessary to repay the principal and interest of such debt.

  Because the Corporation guarantees the ESOP's debt, the loan balance is included in the Corporation's consolidated balance sheets and a corresponding amount of unearned compensation is recorded as a reduction of stockholders' equity. The Corporation's contributions to the ESOP are used to make loan interest and principal payments. The unearned compensation and the loan obligation were reduced by the amount of any principal payments made by the Corporation to the ESOP and by the ESOP to the bank, respectively. With each loan payment, a portion of the common stock is released from the pledge to the bank and allocated to participating employees. Any dividends on unallocated shares are used to pay principal or interest on the loan or other plan expenses. During 1996, this loan was paid in full.

10. COMMON STOCK

  On April 25, 1996, the Board of Directors authorized, as a bonus, the issuance of 425 shares of common stock to certain key management employees. Compensation expense of approximately $1,037,000, based upon the fair market value of the stock as of April 25, 1996 (date of authorization), has been accrued as salaries and wages in the consolidated statement of income. This stock was issued in January 1997 and is therefore not reflected as being issued in the consolidated statement of stockholders' equity at December 31, 1996.

11. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires companies to report the estimated fair value of certain financial instruments. The following estimated fair value amounts have been determined by the Corporation using available market information and appropriate valuation methodologies:

                                               DECEMBER 31, 1996              DECEMBER 31, 1995
                                         ----------------------------   -----------------------------
                                             CARRYING     ESTIMATED      CARRYING          ESTIMATED
                                              AMOUNT      FAIR VALUE      AMOUNT           FAIR VALUE
Assets:
    Trading securities                     $  1,298,783  $  1,298,783  $  1,595,526       $  1,595,526
    Securities available for sale -              50,050        50,050     2,038,149          2,038,149
     short-term investments
Long-term investments -                     398,266,608   398,266,608   501,440,311        501,440,311
Securities available for sale
Liabilities - Long-term notes
   payable                                    4,243,863     4,243,863     6,481,809          6,481,809

Off-balance sheet financial
   instruments - NONE

  Cash and interest bearing deposits and certificates of deposit are carried at amounts which approximate fair value. For the Corporation's notes payable, carrying value approximates estimated fair value since all material notes have floating rates approximating current interest rates. Estimated fair values for the Corporation's short-term and long-term investments are based on quoted market prices, where available. If quoted market prices are not available for investments, estimated fair values are based on the carrying values inasmuch as substantially all investments for which no market price is available are closely held, non-publicly traded companies.

  The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

12. RESTATEMENT

  The Corporation's management has restated the consolidated financial statements for 1995 and the consolidated statements of income, stockholders' equity, and cash flows for 1994 to comply with Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," Statement of Financial Accounting Standards No. 87 (SFAS 87), "Employer's Accounting for Pensions" (in regards to the Corporation as well as to NAC), and certain deferred compensation contracts.

  In addition, the Company's management also adjusted its investment in NAC to reflect the Company's equity in the financial position and results of operations of NAC as a result of NAC's compliance with SFAS 87. The restatement is as follows:

                                              AS PREVIOUSLY     EFFECT OF
DECEMBER 31, 1995                                REPORTED      RESTATEMENT     AS RESTATED
ASSETS:
 Short-term investments                        $  1,842,954   $  (1,842,954)
 Trading securities                                               1,595,526   $   1,595,526
 Securities available for sale - current                          2,038,149       2,038,149
 Deferred income tax asset - current                768,943        (624,972)        143,971
 Long-term investments                           12,537,284       1,471,931      14,009,215
 Securities available for sale - long-term                      501,440,311     501,440,311
 Other assets                                     4,697,110       2,254,103       6,951,213

LIABILITIES:
 Accrued liabilities - current                   (2,905,075)        460,892      (2,444,183)
 Deferred income tax liabilities -
  long-term                                      (5,246,857)   (186,672,666)   (191,919,523)
 Other liabilities                                               (2,565,472)     (2,565,472)

EQUITY:
 Retained earnings                              (59,217,973)     (2,807,797)    (62,025,770)
 Unrealized gain on securities
   available for sale - net                                    (314,747,051)   (314,747,051)

STATEMENT OF INCOME:

Revenue - newspaper revenue                    (41,384,541)       (434,325)    (41,818,866)

                                              AS PREVIOUSLY     EFFECT OF
DECEMBER 31, 1995                                REPORTED      RESTATEMENT     AS RESTATED
Expenses:
 Salaries and wages                              11,684,209          76,278      11,760,487
 Employee benefits and payroll taxes              3,697,284        (233,667)      3,463,617
 Interest                                           563,660          69,215         632,875
 Provision for income taxes                       5,715,152          32,889       5,748,041

Net income                                       (9,445,622)       (489,610)     (9,935,232)

DECEMBER 31, 1994

STATEMENT OF INCOME:

Revenue - newspaper revenue                     (39,346,342)       (439,950)    (39,786,292)

Expenses:
 Salaries and wages                              11,069,031          82,030      11,151,061
 Employee benefits and payroll taxes              3,643,778        (164,956)      3,478,822
 Interest                                           500,534          74,550         575,084
 Provision for income taxes                       4,328,628           3,125       4,331,753

Net income                                      (10,769,733)       (445,201)    (11,214,934)

13. RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

     In February 1997, SFAS No. 128, "Earnings Per Share," was issued. SFAS No. 128 changes the computation, presentation, and disclosure requirements of earnings per share (EPS) for entities with publicly held common stock. Although such statement is not effective until December 31, 1997, had such statement been adopted for each of the three years in the period ended December 31, 1996, SFAS No. 128 would have had no effect on the Corporation's EPS.

14. SUBSEQUENT EVENT

     The Corporation entered into an Agreement and Plan of Merger dated as of April 18, 1997, to sell the Corporation's stock to TCI. The sale is subject to certain approvals and is anticipated to close in mid-1997. As a result of the agreement, the Company will terminate its ESOP at the date of sale.

                                    *******

                                                                       UNAUDITED

                          NEWSPAPER AGENCY CORPORATION

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  FIRST QUARTER ENDED MARCH 31, 1997 AND 1996

                                               03/97       03/96
                                         ----------- -----------
Revenue, net of commissions and
 discounts:
 Advertising                              23,200,150  21,337,778
 Circulation                               6,556,780   6,649,792
 Other                                       558,323     638,208
                                         ----------- -----------
           Total                          30,315,253  28,625,778
                                         ----------- -----------
Operating expenses:
 Salaries and wages                        5,646,607   5,369,002
 Employee benefits                         1,216,029   1,350,567
 Newsprint and ink                         4,824,172   6,327,570
 Supplies                                    284,417     282,690
 Administration                              836,862     813,195
 Transportation and delivery               2,296,907   2,252,722
 Provision for losses on receivables         290,765     277,500
 Other production, distribution, and
  operating costs                            990,499   1,115,230
                                         ----------- -----------
           Total                          16,386,258  17,788,476
                                         ----------- -----------
           Earnings from operations       13,928,995  10,837,302
Earnings distributions to Principals      13,445,460  10,462,239
                                         ----------- -----------
           Earnings before federal
            income taxes                     483,535     375,063
                                        ========================

                                                                       UNAUDITED

                          NEWSPAPER AGENCY CORPORATION

                           CONSOLIDATED BALANCE SHEET
                       FIRST QUARTER ENDED MARCH 31, 1997


Assets                                         03/97         1996
----------------------------------------  ----------   ----------
Current assets:
 Cash and equivalents                      6,014,520    4,714,073
 Receivables:
    Trade accounts:
       Advertising                        13,286,225   15,249,548
       Circulation                          (383,839)   1,303,044
    Principals                                43,002      131,439
    Other                                    228,717      220,458
                                         -----------  -----------
       Sub total                          19,188,625   21,618,562
 Less allowance for doubtful accounts     (1,681,251)  (1,587,992)
                                         -----------  -----------
       Net receivables                    17,507,374   20,030,570
 Inventories                               2,058,171    2,179,522
 Prepaid expenses                            103,432      273,410
                                         -----------  -----------
       Total current assets               19,668,977   22,483,502
                                         -----------  -----------
Other assets:
 Investments                               5,045,748    4,014,526
 Cash value of life insurance - net          370,573      370,573
 Prepaid pension costs                     5,560,078    5,560,078
 Deposits                                     31,482       56,481
                                         -----------  -----------
       Total other assets                 11,007,881   10,001,658
                                         -----------  -----------
       Total assets                       30,676,858   32,485,160
                                         ===========  ===========


Liabilities and Stockholders' Equity
----------------------------------------
Current liabilities:
 Accounts payable                          3,110,946    1,756,858
 Accrued salaries, vacation, and benefits  1,642,209    2,699,741
 Accrued payroll and sales taxes              69,284      318,340
 Accrued health care benefits              2,298,212    2,290,217
 Deferred revenue                                  0    2,133,778
 Distributions payable to Principals          23,465    1,210,083
 Other liabilities                           762,266      285,373
                                         -----------  -----------
       Total current liabilities           7,906,382   10,694,390
Post-retirement benefits                   3,293,228    2,797,057
Deferred income taxes                      1,890,000    1,890,000
                                         -----------  -----------
       Total liabilities                  13,089,610   15,381,447
                                         -----------  -----------
Stockholders' equity:
 Common stock                                 10,000       10,000
 Retained earnings                        17,577,248   17,093,713
                                         -----------  -----------
       Total stockholders' equity         17,587,248   17,103,713
Commitments and contingencies                                   0
                                         -----------  -----------
       Total liabilities and
        stockholders' equity              30,676,858   32,485,160
                                         ===========  ===========

                                                                       UNAUDITED

                          NEWSPAPER AGENCY CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 1997

                                               03/97         1996
                                          ----------   ----------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Earnings                               483,535    1,843,585
  Adjustments to reconcile net earnings
   to net cash Provided by (used in)
        operating activity                   290,765    1,385,503

   Changes in operating assets and
    liabilities:
       Advertising Receivables             1,963,323   (1,303,214)
       Circulation Receivables             1,686,883     (302,108)
       Principal Receivables                  88,437      (30,931)
       Other Receivables                      85,000      111,523
       Inventories                           121,351      241,613
       Prepaid expenses                      169,978      126,393
       Cash value of life insurance                0      (14,720)
       Prepaid pension costs                       0     (880,689)
       Deposits                               24,999      (24,999)
       Accounts payable                    1,354,088     (682,571)
       Accrued salaries, vacation and
        benefits                          (1,057,532)    (228,188)
                                            (249,056)      39,540
       Accrued health care benefits            7,995      327,921
       Other liabilities                     476,893      149,307
       Deferred revenue                   (1,393,320)      77,593
       Distributions to principals        (1,186,618)     (27,543)
       Postretirement benefits liability     496,171      248,408
       Deferred income taxes                       0      299,000
                                         -----------  -----------
          Net cash provided by
           operating activities            3,362,892    1,355,423
                                         -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of available for sale
    securities                            (1,031,222)  (5,533,261)
   Proceeds from sale of available for
    sale securities                                0    4,897,055
   Purchase of held to maturity
    securities                            (1,031,223)  (3,378,320)
          Net cash provided by (used
           in) investing activities       (2,062,445)  (4,014,526)
                                         -----------  -----------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                          1,300,447   (2,659,103)
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR                                   4,714,073    7,373,176
                                         -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR   6,014,520    4,714,073
                                         ===========  ===========

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
Newspaper Agency Corporation:

We have audited the accompanying balance sheets of Newspaper Agency Corporation as of December 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newspaper Agency Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                KPMG Peat Marwick LLP

Salt Lake City, Utah
January 24, 1997

                          NEWSPAPER AGENCY CORPORATION

           CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                           1996         1995         1994
                                                       ------------  -----------  -----------
Revenues, net of commissions and discounts:
    Advertising revenue                                  $ 97,437,865   86,268,802   76,601,434
    Circulation revenue                                    26,365,655   26,040,171   24,156,172
    Other revenue                                           2,527,058    2,664,535    2,275,991
                                                         ------------  -----------  -----------
                                                          126,330,578  114,973,508  103,033,597
                                                         ------------  -----------  -----------
Operating expenses:
    Salaries and wages                                     24,554,361   23,198,429   21,929,088
    Employee benefits                                       2,394,952    3,150,674    3,228,111
    Newsprint and ink                                      23,862,099   22,495,081   14,549,578
    Supplies                                                1,173,051      990,225    1,028,959
    Administration                                          3,237,162    3,064,786    2,909,761
    Transportation and delivery                             7,899,463    7,095,672    6,723,175
    Provision for losses on receivables                     1,385,503      979,788    1,031,275
    Other production, distribution, and operating costs     5,444,921    6,255,752    6,151,644
                                                         ------------  -----------  -----------
                                                           69,951,512   67,230,407   57,551,591
                                                         ------------  -----------  -----------
        Earnings from operations                           56,379,066   47,743,101   45,482,006
Earnings distributions to Principals (note 3)              53,575,211   45,371,629   43,172,766
                                                         ------------  -----------  -----------
        Earnings before federal income taxes                2,803,855    2,371,472    2,309,240
Federal income taxes (note 7)                                 960,270      814,648      802,451
                                                         ------------  -----------  -----------
        Net earnings                                        1,843,585    1,556,824    1,506,789
Retained earnings at beginning of year                     15,250,128   13,693,304   12,186,515
                                                         ------------  -----------  -----------
Retained earnings at end of year                         $ 17,093,713   15,250,128   13,693,304
                                                         ============  ===========  ===========

See accompanying notes to financial statements.

                          NEWSPAPER AGENCY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                    Assets                                          1996         1995
                                    ------                                      -----------   ----------
Current assets:
  Cash and cash equivalents                                                     $ 4,714,073    7,373,176
  Receivables:
      Trade accounts:
        Advertising                                                              15,249,548   14,547,187
        Circulation                                                               1,303,044    1,327,745
      Principals (note 3)                                                           131,439      100,508
      Other                                                                         220,458      331,981
                                                                                -----------   ----------
                                                                                 16,904,489   16,307,421
    Less allowance for doubtful receivables                                      (1,587,992)  (1,130,151)
                                                                                -----------   ----------
         Net receivables                                                         15,316,497   15,177,270
     Inventories (note 4)                                                         2,179,522    2,421,135
     Prepaid expenses                                                               273,410      399,803
                                                                                -----------   ----------
         Total current assets                                                    22,483,502   25,371,384
                                                                                -----------   ----------
Other assets:
    Investments (note 5)                                                          4,014,526            -
    Cash value of life insurance, net                                               370,573      355,853
    Prepaid pension cost (note 6)                                                 5,560,078    4,679,389
    Deposits                                                                         56,481       31,482
                                                                                -----------   ----------
         Total other assets                                                      10,001,658    5,066,724
                                                                                -----------   ----------
                                                                                $32,485,160   30,438,108
                                                                                ===========   ==========

See accompanying notes to financial statements.

                Liabilities and Stockholders' Equity                               1996         1995
                ------------------------------------                            -----------   ----------
Current liabilities:
  Accounts payable                                                              $ 1,756,858    2,439,429
  Accrued salaries, vacation, and benefits (note 6)                               2,699,741    2,927,929
  Accrued payroll and sales taxes                                                   318,340      278,800
  Accrued health care benefits                                                    2,290,217    1,962,296
  Deferred revenue                                                                2,133,778    2,056,185
  Distributions payable to Principals (note 3)                                    1,210,083    1,237,626
  Other liabilities                                                                 285,373      136,066
                                                                                -----------   ----------
         Total current liabilities                                               10,694,390   11,038,331
Postretirement benefit liability (note 6)                                         2,797,057    2,548,649
Deferred income taxes (note 7)                                                    1,890,000    1,591,000
                                                                                -----------   ----------
         Total liabilities                                                       15,381,447   15,177,980
                                                                                -----------   ----------
Stockholders' equity:
  Common stock, $100 par value; 100 shares authorized, issued, and outstanding       10,000       10,000
  Retained earnings                                                              17,093,713   15,250,128
                                                                                -----------   ----------
         Total stockholders' equity                                              17,103,713   15,260,128
Commitments and contingencies (notes 9 and 10)
                                                                                -----------   ----------
                                                                                $32,485,160   30,438,108
                                                                                ===========   ==========

                          NEWSPAPER AGENCY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                                              1996         1995         1994
                                                                          -----------   ----------   ----------
Cash flows from operating activities:
  Net earnings                                                            $ 1,292,720    1,089,197    1,032,804
  Adjustments to reconcile net earnings to net cash provided by
    (used in) operating activities:
      Provision for losses on receivables                                   1,385,503      979,788    1,031,275
      Changes in operating assets and liabilities:
        Advertising receivables                                            (1,303,214)  (3,333,221)  (2,232,344)
        Circulation receivables                                              (302,108)    (458,749)    (397,398)
        Principals receivables                                                (30,931)     173,298      867,191
        Other receivables                                                     111,523       77,805     (138,477)
        Inventories                                                           241,613     (622,925)    (611,811)
        Prepaid expenses                                                      126,393       16,000      451,023
        Cash value of life insurance, net                                     (14,720)     (14,014)     (11,295)
        Prepaid pension costs                                                (880,689)    (748,836)    (758,534)
        Deposits                                                              (24,999)           -            -
        Accounts payable                                                     (682,571)      87,532   (1,384,467)
        Accrued salaries, vacation, and benefits                             (228,188)       8,454     (497,674)
        Accrued payroll and sales taxes                                        39,540       95,219      107,266
        Accrued health care benefits                                          327,921      358,801      814,505
        Other liabilities                                                     149,307       73,783       12,889
        Deferred revenue                                                       77,593     (780,394)   2,270,617
        Distributions to principals                                           (27,543)   1,342,719       55,168
        Postretirement benefit liability                                      248,408      534,584      395,850
        Deferred income taxes                                                 299,000      255,000      258,000
                                                                          -----------   ----------   ----------
            Net cash provided by (used in) operating                        1,355,423     (398,332)   1,738,573
              activities
                                                                          -----------   ----------   ----------
Cash flows from investing activities:
  Purchase of available-for-sale securities                                (5,533,261)           -            -
  Proceeds from sale of available-for-sale securities                       4,897,055            -            -
  Purchase of held-to-maturity securities                                  (3,378,320)           -            -
                                                                          -----------   ----------   ----------
            Net cash used in investing activities                          (4,014,526)           -            -
                                                                          -----------   ----------   ----------
Net decrease in cash and cash equivalents                                  (2,659,103)    (398,332)   1,738,573
Cash and cash equivalents at beginning of year                              7,373,176    7,771,508    6,032,935
                                                                          -----------   ----------   ----------
Cash and cash equivalents at end of year                                  $ 4,714,073    7,373,176    7,771,508
                                                                          ===========   ==========   ==========

Supplemental Disclosure of Cash Flow Information
------------------------------------------------
Cash paid for income taxes                                               $   649,058      562,406      561,751

Supplemental Schedule of Noncash Operating Activities
-----------------------------------------------------
The Company wrote off trade accounts receivable for:
  Advertising                                                           $   600,853      613,806      580,470
  Circulation                                                               326,809      256,150      265,438

See accompanying notes to financial statements.

                          NEWSPAPER AGENCY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


(1) Organization and Business
    -------------------------

    Newspaper Agency Corporation (the Company) was incorporated on August 30, 1952, as a result of a contract made on August 12, 1952, between Kearns-Tribune Corporation and Deseret News Publishing Company (Principals). The Principals each own directly 50 percent of the common stock of the Company. The contract agreement expires December 31, 2012, with renewal options beyond that date.

    The Company was organized for the exclusive purpose of acting as an agent for the Principals to manage, print, circulate, distribute, and handle the advertising for their respective Utah daily newspapers. The Principals maintain separate control and direction of their editorial and news departments, the advertising and circulation rates, and the policies of their respective newspapers. Their operating costs are not included in the financial statements of the Company. All of the buildings, machinery, and equipment used in the operations are owned by the Principals. In addition, under the amended agreement, the Company acting upon approval from the Principals, may procure equipment that is deemed necessary or advisable for the efficient publication of the newspapers. The Company bills the Principals, at cost, for such equipment purchases and other direct charges (note 3).

    In accordance with the above agreement, as amended, earnings from operations of the Company are adjusted to account for pension costs on a cash basis (Adjusted Earnings), to determine annual distributions to principals. The Company retains 3.5 percent of Adjusted Earnings and the balance of Adjusted Earnings is distributed 58 percent to Kearns-Tribune Corporation and 42 percent to Deseret News Publishing Company.

(2) Summary of Significant Accounting Policies
    ------------------------------------------

    (a) Inventories
        -----------

        Newsprint is stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

        Supplies and parts are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    (b) Income Taxes
        ------------

        The Company reports its 3.5 percent of earnings from operations as income for federal income tax purposes. The earnings distributed to Principals are included in their respective federal income tax returns. However, total earnings from operations are reported by the Principals at their respective percentage share for state franchise tax purposes. No state franchise tax is recorded or paid by the Company. The state tax arrangement is based on an oral agreement between the Principals and the Utah State Tax Commission.

        The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their respective carrying amounts for financial reporting purposes, referred to as "temporary differences." Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (c) Cash and Cash Equivalents
        -------------------------

        For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                          NEWSPAPER AGENCY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


    (d) Investments
        -----------

        Investments as of December 31, 1996 consisted of U.S. Agency and equity securities. The Company classifies its debt and equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

        Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific-identification basis.

        A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

    (e) Use of Estimates
        ----------------

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (f) Reclassifications
        -----------------

        Certain prior year amounts have been reclassified to conform with the 1996 presentation.

(3) Related Party Transactions
    --------------------------

    Transactions with the Principals are summarized as follows:

                                                                            1996         1995        1994
                                                                         -----------  ----------  ----------
Current receivables from Principals:
  Kearns-Tribune Corporation                                             $    89,153      72,008
  Deseret News Publishing Company                                             42,286      28,500
                                                                         -----------  ----------
                                                                         $   131,439     100,508
                                                                         ===========  ==========
Distributions payable (excess distributions) to Principals:
  Kearns-Tribune Corporation                                             $   729,720     435,528
  Deseret News Publishing Company                                            480,363     802,098
                                                                         -----------  ----------
                                                                         $ 1,210,083   1,237,626
                                                                         ===========  ==========
Earnings distributions to Principals:
  Kearns-Tribune Corporation                                             $31,304,947  26,581,506  25,215,596
  Deseret News Publishing Company                                         22,270,264  18,790,123  17,957,170
                                                                         -----------  ----------  ----------
                                                                         $53,575,211  45,371,629  43,172,766
                                                                         ===========  ==========  ==========

                          NEWSPAPER AGENCY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


(4) Inventories
    -----------

    Inventories are summarized as follows:


                                                                             1996        1995
                                                                         -----------  ----------
    Newsprint at LIFO cost                                               $ 1,960,149   2,091,928
    Supplies and parts at FIFO cost                                          219,373     329,207
                                                                         -----------  ----------
                                                                         $ 2,179,522   2,421,135
                                                                         ===========  ==========

    Estimated replacement cost of inventories exceeded the LIFO inventory value by $709,238 and $2,025,765 at December 31, 1996 and 1995, respectively.

    During 1996 newsprint quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at different costs prevailing in prior years as compared with the cost of 1996 purchases, the effect of which increased newsprint costs by approximately $44,500 and decreased net income by approximately $44,500.

(5) Investments
    -----------

    Inventories as of December 31, 1996 are summarized as follows:

     Available-for-sale securities - Equity securities                       $  636,206
     Held-to-maturity securities - U.S. government agency securities
       maturing at various dates from 1998 through 2000                       3,378,320
                                                                           ------------
                                                                             $4,014,526
                                                                           ============

    The carrying value of investments (cost) approximates their fair value. No unrealized holding gains or losses were recognized for the year ended December 31, 1996.

(6) Employee Benefit Plans
    ----------------------

    Pension Plans
    -------------

    The Company has a noncontributory defined benefit pension plan covering substantially all employees with service in excess of one year. Benefits are provided upon retirement, disability, death, or termination of employment. Benefits are payable in monthly installments, in an amount determined as a percentage of compensation. The Company makes contributions in amounts determined by the Board of Directors based on minimum and maximum funding levels recommended by the plan's actuaries.

                          NEWSPAPER AGENCY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


    The following table sets forth the plan's funded status at December 31, 1996 and 1995:

                                                                 1996           1995
                                                             -------------  ------------
Actuarial present value of benefit obligations:
  Vested benefit obligation                                  $ (9,733,901)  (10,159,113)
                                                             ============   ===========
  Accumulated benefit obligation                             $(13,290,249)  (13,577,784)
                                                             ============   ===========
Projected benefit obligation for service rendered to date    $(15,611,710)  (16,913,963)
Plan assets at fair value                                      31,092,210    27,394,216
                                                             ------------   -----------
Plan assets in excess of projected benefit obligation          15,480,500    10,480,253
Unrecognized net gain                                          (5,440,993)     (761,507)
Unrecognized transition credit                                 (4,479,429)   (5,039,357)
                                                             ------------   -----------
Prepaid pension cost                                         $  5,560,078     4,679,389
                                                             ============   ===========

Plan assets include bonds, common stock, real estate, and other readily marketable investments.


Net pension cost included the following components:

                                                     1996         1995         1994
                                                 ------------  -----------  -----------
Service cost earned during the period            $   612,985      444,395      524,991
Interest cost on projected benefit obligation      1,219,620    1,157,274    1,102,908
Actual return on plan assets                      (5,599,050)  (5,565,805)    (455,481)
Amortization of transition credit                   (559,928)    (559,928)    (559,928)
Deferred investment gain                           3,445,684    3,775,228   (1,371,024)
                                                 -----------   ----------   ----------
  Net pension benefit                            $  (880,689)    (748,836)    (758,534)
                                                 ===========   ==========   ==========

Assumptions used in accounting for the pension plan as of December 31, 1996, 1995, and 1994 were:

                                               1996   1995   1994
                                               -----  -----  -----
Discount rates                                 7.75%  7.25%   8.5%
Rates of increase in compensation levels        5.0    5.0    5.0
Expected long-term rate of return on assets     8.0    8.0    8.0

The Company also made contributions to various union pension plans totaling $122,284, $117,846, and $120,632 for 1996, 1995, and 1994, respectively. The
Company has no liability with respect to contributions to these plans other than its annual contribution, which is contractually determined.

Effective October 1, 1996, the pension plan was amended. The amendment created an IRS Code Section 401(h) Medical Benefits Account. Through this account qualified retiree medical benefits provided by the Company are paid by excess plan assets. In 1996, $504,974 of retiree medical benefits were paid through this 401(h) account.

Postretirement Health Plan
--------------------------

The Company sponsors a health care plan that provides postretirement medical benefits to full-time employees who meet minimum age and service requirements. The postretirement plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The Company's current funding policy is not to fund the postretirement plan.

                          NEWSPAPER AGENCY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

The following table presents the postretirement plan's funded status reconciled with amounts recognized in the Company's balance sheet as of December 31, 1996 and 1995:

                                                                                                   1996           1995
                                                                                               ------------   -----------
Accumulated postretirement benefit obligation:
  Retirees and dependents                                                                      $  5,864,568     5,910,842
  Active plan participants                                                                        1,357,806     1,468,795
                                                                                               ------------   -----------
                                                                                                  7,222,374     7,379,637
Postretirement plan assets at fair value                                                                  -             -
                                                                                               ------------   -----------
                                                                                                  7,222,374     7,379,637
Accumulated postretirement benefit obligation in excess of postretirement plan assets:
Unrecognized transition obligation                                                              (12,784,000)  (13,584,000)
Unrecognized prior service cost                                                                   6,586,441     7,210,157
Unrecognized net gain                                                                             2,014,530     1,768,276
                                                                                               ------------   -----------
                                                                                                  3,039,345     2,774,070
Less current portion included in accrued salaries, vacation, and benefits                          (242,288)     (225,421)
                                                                                               ------------   -----------
Postretirement plan benefit liability                                                          $  2,797,057     2,548,649
                                                                                               ============   ===========

Net periodic postretirement plan benefit costs for 1996, 1995, and 1994 include the following components:

                                                                                        1996          1995        1994
                                                                                   ------------   -----------   ---------
Service cost                                                                       $     86,650        75,481     104,858
Interest cost                                                                           523,413       545,095     718,507
Net amortization and deferral                                                           124,994        60,025     176,635
                                                                                   ------------   -----------   ---------
Net periodic postretirement plan benefit cost                                      $    735,057       680,601   1,000,000
                                                                                   ============   ===========   =========

For measurement purposes, a 12.0 percent annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) was assumed for 1996; the rate was assumed to decrease gradually to 5.75 percent by the year 2009 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. If the health care cost trend rate was increased by one percentage point for each year, postretirement plan benefit expense would have increased approximately $42,828 in 1996, and the actuarial present value of accumulated postretirement plan benefit obligations at December 31, 1996, would have increased $573,456.

The weighted-average discount rate used in determining the accumulated postretirement plan benefit obligation was 7.75 and 7.25 percent at December 31, 1996 and 1995, respectively.

Other Plans
-----------

The Company also has two 401(k) savings plans: the Retirement Savings Plan for union employees and the Security Savings Plan for nonunion employees. The 401(k) plans include substantially all employees with service in excess of one year. Participants in the 401(k) plans may elect to defer from 1 to 15 percent of their compensation. For the Security Savings Plan, the Company will, from corporate profits, make a matching contribution of 50 percent of the participant's contribution. Only participant contributions of up to 6 percent of the participant's compensation are eligible for the 50 percent matching contribution. The Company made contributions to the Security Savings Plan totaling $237,033, $228,216 and $216,167 for 1996, 1995, and 1994, respectively.

                          NEWSPAPER AGENCY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


(7)  Income Taxes
     ------------

     Income tax expense (benefit) consists of:

                                        Current    Deferred    Total
                                        --------   --------   -------
     Year ended December 31, 1996:
        U.S. federal                    $661,270    299,000   960,270
     Year ended December 31, 1995:
        U.S. federal                    $559,648    255,000   814,648
     Year ended December 31, 1994:
        U.S. federal                    $544,451    258,000   802,451

     The actual current tax expense differs from the "expected" tax expense for those years computed by applying the U.S. corporate tax rate of 34 percent as follows:

                                          1996      1995      1994
                                        --------   -------   -------
     Computed "expected" tax expense    $953,311   806,300   785,142
     Other                                 6,959     8,348    17,309
                                        --------   -------   -------
     Actual tax expense                 $960,270   814,648   802,451
                                        ========   =======   =======

The Company's deferred income tax liability primarily relates to prepaid pension costs at December 31, 1996 and 1995.

(8)  Disclosure About the Fair Value of Financial Instruments
     --------------------------------------------------------

     The carrying value for certain short-term financial instruments that mature or reprice frequently at market rates, approximates their fair value. Such financial instruments include: cash and cash equivalents, current receivables, other assets, accounts payable, and accrued liabilities.

(9)  Commitments
     -----------

     The Company occupies facilities and uses certain equipment under noncancelable leases that are accounted for as operating leases. Total rental expense for operating leases for 1996, 1995, and 1994, including contingent rentals and net of rental income received, was $457,759, $447,049, and $435,069, respectively.

     Future minimum lease payments under such leases as of December 31, 1996 are as follows:


                         Year ended December 31:
                            1997                  $  149,419
                            1998                     145,500
                            1999                     145,500
                            2000                     144,875
                            2001                     144,000
                         Thereafter                  360,000
                                                ------------
                                                  $1,089,294
                                                ============

     Rental expense for 1996, 1995, and 1994 includes $380,375, $383,671, and
     $378,936, respectively, for real properties leased from the Newspaper Agency Corporation Pension Plan (the Plan) (note 6) and the Kearns-Tribune Corporation, related parties of the Company. The lease agreement with the Kearns-Tribune Corporation is on a month-to-month basis.

     In relation to the lease agreement between the Plan and the Company, an exemption from the prohibited transaction restrictions of ERISA was received and became effective July 1, 1984. The lease agreement between the Plan and the Company expires July 31, 2003. The annual rent is $144,000, payable in monthly installments, with an annual accelerator clause linked to an identified consumer price index. The Company is required to pay all property taxes, insurance, repairs, and maintenance on this real property.

(10) Contingencies
     -------------

     As of December 31, 1996 and 1995 the Company had issued and outstanding a $475,000 letter of credit related to its workers' compensation insurance policy. The insurer has the right to call upon this letter of credit if the Company defaults on its workers' compensation obligations. In the opinion of management, the insurer will not draw upon this letter of credit.

                         NEWSPAPER AGENCY CORPORATION

                         NOTES TO FINANCIAL STATEMENT

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the option of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or liquidity.

                                                                      APPENDIX I



================================================================================



                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                          TELE-COMMUNICATIONS, INC.,


                           TCI KT MERGER SUB, INC.,

                                      AND

                          KEARNS-TRIBUNE CORPORATION


                          DATED AS OF APRIL 18, 1997



================================================================================

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I

      DEFINITIONS AND CONSTRUCTION...........................................1
            1.1   Certain Definitions........................................1
            1.2   Additional Definitions.....................................3
            1.3   Terms Generally............................................4

ARTICLE II

      THE MERGER AND RELATED MATTERS.........................................5
            2.1   The Merger.................................................5
            2.2   Closing....................................................6
            2.3   Conversion of Securities...................................6
            2.4   Dissenting Shares..........................................7
            2.5   Exchange of Shares.........................................7
            2.6   Changes in TCI Series A Stock..............................9

ARTICLE III

      CERTAIN ACTIONS........................................................9
            3.1   Stockholder Meeting........................................9
            3.2   Registration Statement and Other Commission Filings........9
            3.3   Identification of Affiliates..............................10
            3.4   State Takeover Statutes...................................10
            3.5   Reasonable Efforts........................................10
            3.6   Company ESOP..............................................11

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................11
            4.1   Organization and Qualification............................11
            4.2   Authorization and Validity of Agreement...................12
            4.3   Capitalization............................................12
            4.4   Financial Statements......................................13
            4.5   No Approvals or Notices Required; No Conflict with
                   Instruments..............................................13
            4.6   Absence of Certain Changes or Events......................14
            4.7   Registration Statement; Proxy Statement...................15
            4.8   Legal Proceedings.........................................15
            4.9   Licenses; Compliance with Regulatory Requirements.........15
            4.10  Brokers or Finders........................................16
            4.11  Tax Matters...............................................16
            4.12  Employee Matters..........................................17
            4.13  Fairness Opinion..........................................19
            4.14  Recommendation of the Company Board.......................20

            4.15  Vote Required.............................................20
            4.16  Tangible and Real Property................................20
            4.17  Intangible Property; Copyrights...........................20
            4.18  Circulation; Joint Operating Agreement....................20
            4.19  Investment Securities.....................................21
            4.20  Transactions with Affiliates..............................21
            4.21  No Investment Company.....................................21
            4.22  Full Disclosure...........................................21

ARTICLE V

      REPRESENTATIONS AND WARRANTIES OF TCI.................................21
            5.1   Organization..............................................21
            5.2   Authorization and Validity of Agreement...................22
            5.3   Capitalization of TCI.....................................22
            5.4   TCI Reports and Financial Statements......................23
            5.5   No Approvals or Notices Required; No Conflict with
                   Instruments..............................................23
            5.6   Absence of Certain Changes or Events......................24
            5.7   Registration Statement....................................24
            5.8   Legal Proceedings.........................................24
            5.9   Licenses; Compliance with Regulatory Requirements;
                   Intangible Property......................................25
            5.10  Brokers or Finders........................................25
            5.11  Tax Matters...............................................25
            5.12  Full Disclosure...........................................26


      ARTICLE  VI

      TRANSACTIONS PRIOR TO CLOSING.........................................26
            6.1   Voting of TCI Securities..................................26
            6.2   Access to Information Concerning Properties and Records...26
            6.3   Confidentiality...........................................26
            6.4   Public Announcements......................................27
            6.5   Conduct of the Company's Business Pending the Effective
                   Time.....................................................27
            6.6   No Solicitation...........................................29
            6.7   Expenses..................................................30
            6.8   Notification of Certain Matters...........................30
            6.9   Defense of Litigation.....................................30
            6.10  Additional Financial Statements and Reports...............30
            6.11  Actions by Merger Sub.....................................30
            6.12  Listing...................................................31

ARTICLE VII

      CONDITIONS PRECEDENT..................................................31
            7.1   Conditions Precedent to the Obligations of TCI, Merger
                   Sub and the Company......................................31
            7.2   Conditions Precedent to the Obligations of Merger Sub
                   and TCI..................................................32
            7.3   Conditions Precedent to the Obligations of the Company....33

ARTICLE VIII

      TERMINATION...........................................................35
            8.1   Termination and Abandonment...............................35
            8.2   Effect of Termination.....................................36

ARTICLE IX

      MISCELLANEOUS.........................................................36
            9.1   Survival of Certain Representations and Warranties........36
            9.2   Notices...................................................36
            9.3   Entire Agreement..........................................37
            9.4   Assignment; Binding Effect; Benefit.......................37
            9.5   Amendment.................................................38
            9.6   Extension; Waiver.........................................38
            9.7   Headings..................................................38
            9.8   Counterparts..............................................38
            9.9   Applicable Law............................................38
            9.10  No Remedy in Certain Circumstances........................38
            9.11  Enforcement...............................................38

                            SCHEDULES AND EXHIBITS

Schedule 4.1      -- Subsidiaries

Schedule 4.5      -- Consents or Notices; Conflicts

Schedule 4.6      -- Certain Events or Changes

Schedule 4.8      -- Legal Actions or Judgments

Schedule 4.11     -- Certain Tax Matters

Schedule 4.12     -- Employee Matters

Schedule 4.16     -- Owned and Leased Property

Schedule 4.18     -- Newspaper Circulation

Schedule 4.19     -- Investment Securities

Schedule 4.20     -- Certain Transactions

Exhibit 2.1(a)    -- Articles of Merger

Exhibit 3.3       -- Affiliate Agreement

Exhibit 7.2(e)    -- Form of Opinion of Jones, Waldo, Holbrook & McDonough

Exhibit 7.3(d)    -- Form of Opinion of TCI's General Counsel

Exhibit 7.3(j)-1  -- Form of Management Agreement

Exhibit 7.3(j)-2  -- Form of Option Agreement

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 18th day of April, 1997, by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI KT Merger Sub, Inc., a Utah corporation ("Merger Sub"), and Kearns-Tribune Corporation, a Utah corporation (the "Company").

          WHEREAS, the parties wish to provide for the terms and conditions upon which the Company will be acquired by TCI by means of a merger of Merger Sub, a direct wholly owned subsidiary of TCI, with and into the Company (the "Merger"); and

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (the "Code").

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                         DEFINITIONS AND CONSTRUCTION

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

          An "Affiliate" of any Person shall mean any other Person which,
              ---------
directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "Agreement" shall mean this Agreement and Plan of Merger, including
           ---------
all Exhibits and Schedules hereto.

          "Closing" shall mean the consummation of the transactions contemplated
           -------
by this Agreement.

          "Closing Date" shall mean the date on which the Closing occurs
           ------------
pursuant to Section 2.2.

          "Commission" shall mean the Securities and Exchange Commission.
           ----------

          "Company Common Stock" shall mean the Common Shares, no par value per
           --------------------
share, of the Company.

          "Company Preferred Stock" shall mean the 9 Per Cent Cumulative
           -----------------------
Preferred Shares, par value $1.00 per share, of the Company.

          "Company Stock" shall mean the Company Common Stock and the Company
           -------------
Preferred Stock.

          "DGCL"  The General Corporation Law of the State of Delaware.
           ----

          "Effective Time" shall mean the time when the Merger of Merger Sub
           --------------
with and into the Company becomes effective under applicable law as provided in
Section 2.1(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, and the
           ------------
rules and regulations thereunder.

          "GAAP" shall mean generally accepted accounting principles as accepted
           ----
by the accounting profession in the United States as in effect from time to time.

          "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust
           --------------
Improvements Act of 1976, and the rules and regulations thereunder.

          "Liberty Group Stock Dividend" shall mean the stock dividend, effected
           ----------------------------
on January 14, 1997, of one share of LMG Series A Stock for every two shares of LMG Series A Stock or LMG Series B Stock held by each holder of record of LMG Series A Stock or LMG Series B Stock as of the close of business on December 27, 1996.

          "Lien" shall mean any security interest, mortgage, pledge,
           ----
hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Merger" shall have the meaning specified in the preamble hereto.
           ------

          "Merger Consideration" shall mean the TCI Series A Stock into which
           --------------------
shares of Company Common Stock are converted pursuant to Section 2.3(a)(i).

          "Permitted Encumbrances" shall mean the following Liens with respect
           ----------------------
to the properties and assets of the Company: (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, provided that the security interests permitted under this clause (d) shall not exceed $1,000,000 at any time outstanding; and (e) easements, restrictions and other minor defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby.

          "Person" shall mean an individual, partnership, corporation, limited
           ------
liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

          "Restriction", with respect to any capital stock or other security,
           -----------
shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

          "Securities Act" shall mean the Securities Act of 1933, and the rules
           --------------
and regulations thereunder.

          "subsidiary" when used with respect to any party, means any
           ----------
corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries. For purposes of this Agreement, the Company's subsidiaries shall be deemed to include (but shall not be limited to) Newspaper Agency Corporation, a Utah corporation, and its subsidiaries, whether or not they otherwise would be subsidiaries of the Company under the foregoing definition.

          "Surviving Corporation" shall mean the Company as the Surviving
           ---------------------
Corporation after the Merger as provided in Section 2.1(a).

          "TCI Series A Stock" shall mean the Tele-Communications, Inc. Series A
           ------------------
TCI Group Common Stock, $1.00 par value per share, of TCI.

          "TCI Voting Stock" shall mean the TCI Series A Stock, the TCI Series B
           ----------------
Stock, the LMG Series A Stock, the LMG Series B Stock and any other class and series of capital stock of TCI entitled to vote generally upon all matters which may be submitted to a vote of stockholders at any annual or special meeting of stockholders of TCI.


     1.2 ADDITIONAL DEFINITIONS. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

Defined Term                        Section Defined In
------------                        ------------------
Articles of Merger                       2.1(a)
Alternative Proposal                     6.6
Certificate                              2.5(a)
Code                                     Preamble
Company                                  Preamble
Company Board                            3.1
Company Charter                          3.1
Company ESOP                             3.6
Consolidated Returns                     4.11
Contract Consent                         4.5(iii)
Contract Notice                          4.5(iii)
Contracts                                4.5(iv)
Division                                 2.1(a)
Environmental and Health Laws            4.9

ERISA                                    4.12(a)
ERISA Affiliate                          4.12(a)
Exchange Agent                           2.5(a)
Exchange Agent Agreement                 2.5(a)
Fairness Opinion                         4.13
Governmental Entity                      4.5(v)
Governmental Filing                      4.5(ii)
Government Consent                       4.5(ii)
Houlihan Lokey                           4.10
Injunction                               3.5
IRS                                      4.11
Licenses                                 4.9
LMG Series A Stock                       5.3
LMG Series B Stock                       5.3
Local Approvals                          4.5(ii)
Merger                                   Preamble
Merger Proposal                          3.1
Merger Sub                               Preamble
Multiemployer Plan                       4.12(g)
NNM                                      2.5(f)
PBGC                                     4.12(g)
Permits                                  4.9
Proprietary Information                  6.2
Proxy Statement                          4.7
Record Date                              2.4(b)
Registration Statement                   4.7
Representatives                          6.2
Series C Preferred Stock                 5.3
Series D Preferred Stock                 5.3
Series E Preferred Stock                 5.3
Series F Preferred Stock                 5.3
Series G Preferred Stock                 5.3
Series H Preferred Stock                 5.3
Series Preferred Stock                   5.3
Special Meeting                          3.1
TCI                                      Preamble
TCI Charter                              5.3
TCI Series B Stock                       5.3
TCI Commission Filings                   5.4
TCI Common Stock                         5.3
TCI Consolidated Returns                 5.11
TCI Equity Affiliates                    5.1
TCI Preferred Stock                      5.3
Telephony Group Common Stock             5.3
Telephony Group Series A Common Stock    5.3
Telephony Group Series B Common Stock    5.3
URBCA                                    2.1(a)
Violation                                4.5(iv)
Voting Debt                              4.3

     1.3 TERMS GENERALLY. The definitions in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the Company's knowledge" or any similar term relating to the knowledge of the Company means the actual knowledge, after reasonable inquiry, of any of the officers or directors of the Company. "Reasonable inquiry" shall mean communication by any of the officers or directors of the Company to the officers and field personnel of the Company with responsibility for the matter in question and to counsel with respect to matters involving questions of law, requesting such individual to review specified provisions of this Agreement and to advise such person of any matter relevant to the specified representation, warranty or provision. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.

                                  ARTICLE II

                        THE MERGER AND RELATED MATTERS

     2.1  THE MERGER.

          (a)  Merger; Effective Time.  At the Effective Time and subject to
               ----------------------
and upon the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company in accordance with the provisions of the Revised Business Corporation Act of the State of Utah (the "URBCA"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation. The Effective Time shall occur upon the filing with the Division of Corporations and Commercial Code of the State of Utah (the "Division") articles of merger (the "Articles of Merger") substantially in the form of Exhibit 2.1(a) and executed in accordance with the applicable provisions of the URBCA, or at such later time as may be agreed to by TCI and the Company and specified in the Articles of Merger. Provided that this Agreement has not been terminated pursuant to Article VIII, the parties will cause the Articles of Merger to be filed with the Division as soon as practicable after the Closing.

          (b)  Effects of the Merger.  The Merger shall have the effects set
               ---------------------
forth in Section 16-10a-1106 of the URBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Corporation may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

          (c)  Certificate of Incorporation of Surviving Corporation.  The
               -----------------------------------------------------
Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

          (d)  By-laws of the Surviving Corporation.  The By-laws of Merger
               -------------------------------------
Sub, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

          (e)  Directors and Officers of Surviving Corporation.  The directors
               -----------------------------------------------
of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

     2.2 CLOSING. The Closing shall take place (i) at 10:00 a.m. (Denver time) at the executive offices of TCI in Denver, Colorado, on the first business day following the date on which the last of the conditions set forth in Article VII (other than the filing of the Articles of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date or thereafter) is satisfied or, when permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto.

     2.3 CONVERSION OF SECURITIES.

          (a)  Conversion of Company Securities.  At the Effective Time, by
               --------------------------------
virtue of the Merger and without any action on the part of TCI, Merger Sub, the Company or the holders of any of their securities:

               (i) Subject to Section 2.4, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, a number of validly issued, fully paid and non-assessable shares of TCI Series A Stock equal to the Merger Consideration. Subject to Section 2.4, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI Series A Stock to be issued pursuant to this Section 2.3(a) (and any dividends or other distributions and any cash in lieu of a fractional share payable pursuant to Sections 2.5(f) and 2.5(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.5, without interest.

               (ii) Each share of Company Common Stock and Company Preferred Stock that immediately prior to the Effective Time is held by the Company as a treasury share or is then held by any direct or indirect subsidiary of the Company shall be canceled and retired without payment of any consideration thereof and without any conversion thereof into the Merger Consideration.

          (b) The term "Merger Consideration" shall mean a number of shares of TCI Series A Stock equal to a fraction, the denominator of which is 178,933 and numerator of which is equal to:

           Fixed Amount + (TMV x TCOM Shares) + (LMV x LBTY Shares)
           --------------------------------------------------------
                                      TMV

where

          Fixed Amount = $286,000,000.

          TMV = an amount equal to the average of the closing sales prices of the TCI Series A Stock on the NNM on each of the twenty consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time.

          TCOM Shares = the aggregate number of shares of TCI Series A Stock and TCI Series B Stock owned by the Company at the Effective Time.

          LMV = an amount equal to the average of the closing sales prices of the LMG Series A Stock on the NNM on each of the twenty consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time.


          LBTY Shares = the aggregate number of shares of LMG Series A Stock and LMG Series B Stock owned by the Company at the Effective Time.

          (c)  Conversion of Merger Sub Stock.  At the Effective Time, by
               ------------------------------
virtue of the Merger and without any action on the part of TCI, Merger Sub, the Company or the holders of any of their securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

     2.4 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by holders of such shares who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with Section 16-10a-1301 of the URBCA (the "Dissenting Shares") shall not be converted as described in
Section 2.3, but shall, from and after the Effective Time, represent only the right to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the URBCA and this Section. Any shares of Company Common Stock held by a shareholder who, prior to the Effective Time, withdraws a demand for appraisal of such shares or loses the right to appraisal as provided in the URBCA shall not be considered Dissenting Shares. The Company shall give TCI prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments received by the Company pursuant to the URBCA relating to shareholders' rights of appraisal.

     2.5  EXCHANGE OF SHARES.

          (a)  Appointment of Exchange Agent.  On or before the Closing Date,
               -----------------------------
TCI shall enter into an agreement (the "Exchange Agent Agreement") with an exchange agent selected by TCI and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder.

          (b)  Letter of Transmittal.  As soon as reasonably practicable after
               ---------------------
the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger
Consideration: (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as TCI reasonably specifies.

          (c)  Exchange Procedure.  Promptly following the surrender, in
               ------------------
accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or TCI pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, TCI shall, subject to Section 2.5(d), cause to be distributed to the person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such person representing the number of whole shares of TCI Series A Stock into which the shares previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article II and (ii) payment (which shall be made by check) of any cash payable in lieu of a fractional share of TCI Series A Stock pursuant to Section 2.5(f). Each Certificate so surrendered shall forthwith be cancelled.

          (d)  Unregistered Transfers of Company Common Stock.  In the event of
               ----------------------------------------------
a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of whole shares of TCI Series A Stock may be issued (and cash in lieu of a fractional share of TCI Series A Stock may be paid) to the transferee if the Certificate representing such Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.5(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such person establishes to the satisfaction of TCI that such transfer would not violate applicable Federal or state securities laws.


          (e)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed satisfactory to TCI and complying with any other reasonable requirements imposed by TCI, TCI will cause to be delivered to such person in respect of such lost, stolen or destroyed Certificate the Merger Consideration in respect thereof as determined in accordance with this Article II. TCI may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give TCI a bond in such sum as it may direct as indemnity against any claim that may be made against TCI or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (f)  No Fractional Shares of TCI Series A Stock.  No certificates or
               ------------------------------------------
scrip representing fractional shares of TCI Series A Stock shall be issued upon the surrender for exchange of Certificates for Company Common Stock; no stock split or dividend with respect to shares of TCI Series A Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of TCI. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to a fractional share of TCI Series A Stock will, upon surrender of his Certificate to the Exchange Agent in accordance with
Section 2.5(c), be entitled to receive cash in an amount determined by multiplying such fraction by the current market value of a whole share of TCI Series A Stock and rounding the product to the nearest whole cent. The "current market value" of a share of TCI Series A Stock means, for this purpose, the average of the last reported sale prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of TCI Series A Stock on The Nasdaq Stock Market, Inc.'s Nasdaq National Market ("NNM") for the period of five consecutive trading days ending on and including the last full trading day preceding the Closing Date. No interest shall accrue or be paid with respect to fractional share interests or with respect to cash payable in lieu of fractional share interests.

          (g)  No Dividends Before Surrender of Certificates.  No dividends or
               ---------------------------------------------
other distributions declared or made after the Effective Time with respect to TCI Series A Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TCI Series A Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of TCI Series A Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid by TCI with respect to such whole shares of TCI Series A Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of TCI Series A Stock.

          (h)  No Further Ownership Rights in Company Common Stock.  All shares
               ---------------------------------------------------
of TCI Series A Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to Section 2.5(i), if, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (i)  Abandoned Property Laws.  Payment or delivery of the Merger
               -----------------------
Consideration, any cash in lieu of fractional shares thereof and any dividends or distributions with respect thereto shall be subject to applicable abandoned property, escheat and similar laws and neither TCI nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or TCI Series A Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.


     2.6 CHANGES IN TCI SERIES A STOCK. If prior to the Effective Time, the TCI Series A Stock shall be recapitalized or reclassified or TCI shall effect any stock dividend, stock split, or reverse stock split of TCI Series A Stock, then the shares of TCI Series A Stock to be delivered under this Agreement to the holders of Company Common Stock shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of TCI Series A Stock would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

                                  ARTICLE III

                                CERTAIN ACTIONS

     3.1 STOCKHOLDER MEETING. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law and the Company's Revised Articles of Incorporation (the "Company Charter") and By-laws to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger contemplated hereby (the "Merger Proposal"). Subject to the fiduciary duties of the Company Board under applicable law, the only matter the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the Merger Proposal and related matters. Subject to the fiduciary duties of the Company Board under applicable law, the Company Board will recommend that the Company's stockholders vote in favor of approval of the Merger Proposal and the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and will take all other actions reasonably necessary or, in the opinion of TCI, advisable to secure the vote of stockholders of the Company required by the URBCA and the Company Charter to effect the Merger. The Company shall not require any vote greater than a majority of the issued and outstanding shares of Company Common Stock for approval of the Merger Proposal. The Company shall, as soon as reasonably practicable after the execution of this Agreement, furnish to TCI in writing all information concerning the Company as is necessary for TCI to prepare the Registration Statement in compliance with the applicable provisions of the Securities Act. The prospectus included in the Registration Statement shall also constitute the proxy statement furnished to the Company's stockholders in connection with the Special Meeting (the "Proxy Statement").

     3.2  REGISTRATION STATEMENT AND OTHER COMMISSION FILINGS.

          (a)  Registration Statement.  As soon as reasonably practicable after
               ----------------------
the execution of this Agreement, TCI shall prepare and file with the Commission a Registration Statement on Form S-4 (the "Registration Statement") with respect to the TCI Series A Stock to be issued in the Merger, provided that nothing has come to TCI's attention that would give it reason to believe that the Company's representations and warranties in Section 4.7 are untrue. TCI shall use its reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to continue to be effective as of the Effective Time. TCI also shall use its reasonable efforts to take any reasonable action (other than qualifying to do business in any jurisdiction in which it is not now so qualified, subjecting itself to taxation in any jurisdiction in which it is not now so subject, giving any consent to general service of process in any jurisdiction in which it is not now subject to such service or changing in any respect its authorized or outstanding capital stock or the composition of its assets) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of the Merger Consideration.

          (b)  Commission Comments; Amendments and Supplements.  TCI shall
               -----------------------------------------------
notify the Company promptly after its receipt of any comments of the Commission on, or of any request by the Commission for amendments or supplements to, the Registration Statement. If at any time prior to the Effective Time, any event shall occur relating to the Company or any of the Company's subsidiaries or any of their respective officers, directors, partners or affiliates which should be described in an amendment or supplement to the Registration Statement, the Company shall inform TCI promptly after becoming aware of such event.

          (c)  Comfort Letters.  The Company will use its reasonable efforts to
               ---------------
cause to be delivered to TCI a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to TCI, in form reasonably satisfactory to TCI and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement. TCI will use its reasonable efforts to cause to be delivered to the Company a letter of KPMG Peat Marwick, TCI's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement.

     3.3 IDENTIFICATION OF AFFILIATES. Promptly after the Special Meeting and before the Closing Date, the Company shall deliver to TCI a letter identifying all Persons who the Company knows are or who the Company has reason to believe may be, as of the date of the Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to TCI, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3, that such Person will not offer to sell or otherwise dispose of any of the shares of TCI Series A Stock issued to such person pursuant to the Merger in violation of the Securities Act and the rules and regulations thereunder.

     3.4 STATE TAKEOVER STATUTES. The Company will, upon the request of TCI, take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by TCI to the validity or applicability to the Merger of any state takeover law.

     3.5 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in
Article VII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and subsidiaries, and use their reasonable efforts to cause their respective affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Registration Statement and any necessary amendments or supplements to any thereof; (ii) seeking to have such Registration Statement declared effective, by the Commission as soon as reasonably practicable after filing; (iii) subject to the last sentence of Section 3.2(a), taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the Merger Consideration; (iv) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (v) filing all pre-merger notification and report forms required under the Hart-Scott Act; (vi) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 7.1(c);
(vii) obtaining the tax opinion referred to in Section 7.1(f); (viii) providing all such information about such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (ix) in general, consummating and making effective the transactions contemplated thereby; provided, however, that in order to obtain
                                   --------  -------
any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in clause (iv), (v) or (vi) of this sentence, (x) no party shall be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome and (y) without TCI's prior consent, the Company shall not, and shall not permit any of its subsidiaries to, amend any License or Contract, pay any consideration or make any agreement or reach any understanding or arrangement other than in the ordinary course of business. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

     3.6 COMPANY ESOP. The Company shall take all actions necessary and reasonably satisfactory to TCI to amend the Kearns-Tribune Corporation Employee Stock Ownership Plan (the "Company ESOP") prior to the Effective Time to provide that the Company ESOP shall terminate at the Effective Time insofar as it relates to purchases of capital stock of the Company, the Surviving Corporation or other employer securities and, unless the Surviving Corporation otherwise elects, any future employer contributions. The Company shall also take all actions necessary to amend the Company ESOP prior to the Effective Time to provide that all participants of the Company ESOP who are employed by the Company or any of its subsidiaries at the Effective Time shall be fully vested in their accounts under the Company ESOP to the extent that the value of such accounts are attributable to contributions made or accrued under the Company ESOP as of the Effective Time.

     3.7 EMPLOYEE MATTERS. Subject to the requirements of ERISA, neither TCI nor the Surviving Corporation shall be required to maintain any Company Plan after the Effective Time. Each employee of the Surviving Corporation who was an employee of the Company immediately prior to the Effective Time (i) shall be entitled to participate in the "employee benefit plans", as defined in Section 3(3) of ERISA, maintained by TCI (the "TCI Plans") to the same extent as similarly situated employees of TCI, (ii) shall receive credit for such employee's past service with the Company as of the Effective Time for purposes of eligibility and vesting under the TCI Plans, including for purposes of eligibility and participation under TCI's severance policies and plans, including the calculation of such employee's "Years of Continuous Service" under the Tele-Communications, Inc. Severance Pay Plan, as amended, to the extent such service was credited under the Company Plans on the Closing Date; and (iii) shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the TCI Plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Plans.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to TCI and Merger Sub as follows:

     4.1 ORGANIZATION AND QUALIFICATION. Each of the Company and each of its subsidiaries (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole. Schedule 4.1 sets forth a complete and accurate list of each of the Company's subsidiaries and reflects the percentage and nature of the Company's ownership of each such subsidiary.

          The Company has delivered to TCI true and complete copies of the Company Charter and By-laws, as amended through and in effect on the date hereof. The Company's minute books, true and complete copies of which have been made available to TCI, contain the minutes of all meetings of incorporators, directors and stockholders of the Company since its inception and such minutes completely and correctly reflect all of their respective actions in all material respects.

     4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.15, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to such approval of the Company's stockholders. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).


     4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 500,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. As of the close of business on March 31, 1997, (i) 178,933 shares of Company Common Stock were issued and outstanding and no shares were issued and held by the Company in its treasury or by subsidiaries of the Company and (ii) no shares of Company Preferred Stock were issued and outstanding or were issued and held by the Company in its treasury or by subsidiaries of the Company. All issued and outstanding shares of Company Common Stock have been validly issued and are fully paid and non-assessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. There are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). There are not as of the date hereof, and will not at any time to and including the Effective Time, be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which the Company or any of its subsidiaries is a party or is bound which, directly or indirectly, obligate the Company or any of its subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Stock or any other capital stock, equity interest or Voting Debt of the Company or any subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right. Except with respect to the Company ESOP, neither the Company nor any subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. Immediately after the Effective Time, there will be no subscription, option, warrant, call, right, commitment or agreement which will entitle (conditionally or unconditionally) any Person to purchase or otherwise acquire, or will obligate (conditionally or unconditionally) the Surviving Corporation (as the Company's successor) or any subsidiary of the Surviving Corporation that was a subsidiary of the Company to sell, issue or deliver any shares of capital stock, any other equity interest or any Voting Debt of the Surviving Corporation or any such subsidiary or obligating the Surviving Corporation or any such subsidiary to grant, extend or enter into any such subscription, warrant, call, right, commitment or agreement. Except for the Company ESOP, neither the Company nor any of its subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of the Company or any subsidiary of the Company, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights. All shares of capital stock of and all partnership or other equity interests in each subsidiary of the Company owned directly or indirectly by the Company are owned free and clear of any Lien or Restriction and the shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid and non-assessable. There are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by the Company or any subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any subsidiary of the Company owned directly or indirectly by the Company or any subsidiary of the Company, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

     4.4 FINANCIAL STATEMENTS. The Company has heretofore delivered or made available to TCI true and complete copies of the audited balance sheets of the Company as of December 31, 1996 and 1995, the related audited statements of income, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995, and the notes thereto, certified by Deloitte & Touche LLP, whose opinion thereon is included therewith (the "Audited Financial Statements"). The Audited Financial statements were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the financial position of the Company as of the dates thereof and the Company's results of operations, cash flows and changes in stockholders' equity for the periods then ended. Except as and to the extent reflected or reserved against in the Audited Financial Statements, neither the Company nor any subsidiary of the Company had as of such date any liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other and whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), which was material to the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole. Since December 31, 1996, neither the Company nor any subsidiary of the Company has incurred any liability or obligation of any kind which, in any case or in the aggregate, is or may be material to the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except in the ordinary course of business.

     4.5 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS. The execution and delivery by the Company of this Agreement do not and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

          (i) assuming approval of the Merger Proposal by the Company's stockholders as contemplated by Section 4.15, conflict with or violate the Company Charter or By-laws or the charter or by-laws of any corporate subsidiary of the Company or the partnership agreement of any partnership subsidiary of the Company;

          (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing") in each case on the part of or with respect to the Company or any subsidiary of the Company, except for (A) the filing of the Articles of Merger with the Division and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (B) such Government Consents and Governmental Filings with foreign, state and local governmental authorities (the "Local Approvals") as may be required with respect to the Licenses held by the Company or any of its subsidiaries or as may otherwise be required under laws applicable to the conduct of the businesses of the Company and its subsidiaries in the ordinary course, (C) the Governmental Filings to be made on the part of or with respect to TCI and Merger Sub referred to in clause (ii) of Section 5.5 and such Government Consents and Governmental Filings as may be required in connection with the issuance of the Merger Consideration as contemplated hereby pursuant to state securities and blue sky laws; (D) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act; and (E) such Government Consents and Government Filings the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole;

          (iii) assuming approval of the Merger Proposal by the Company's stockholders as contemplated by Section 4.15, require, on the part of the Company or any subsidiary of the Company, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), whether under any License or other Contract or otherwise, except (A) as set forth on Schedule 4.5 and (B) for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole;

          (iv) assuming that the Contract Consents and Contract Notices described on Schedule 4.5 are obtained and given, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by or the impairment, loss or forfeiture of any material benefit, rights or privileges under or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any Contract (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature) to which the Company or any subsidiary of the Company is a party, by which the Company, any subsidiary of the Company or any of their respective assets or properties is bound or affected or pursuant to which the Company or any subsidiary of the Company is entitled to any rights or benefits (including the Licenses), except for such Violations which would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole; or

          (v) assuming that the Merger is so approved by the Company's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company or any subsidiary of the Company or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole, or of any subsidiary of the Company or the Surviving Corporation. As used herein, the term "Governmental Entity" means and includes any court, arbitrators, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

     4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 4.6, since December 31, 1996, (i) there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as the Company can reasonably foresee, is likely to have, a material adverse effect on, the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole (excluding events or conditions generally affecting the newspaper publishing industry in the United States or affecting general business or economic conditions in the United States) and
(ii), other than actions that in the ordinary course of the Company's business consistent with prior practice would not have required, and would have been taken without, the approval of the Company Board, no action has been taken by the Company or any subsidiary of the Company which, if Section 6.4 had then been in effect, would have been prohibited by such Section without the consent or approval of TCI, and no agreements, understandings, obligations or commitments, whether in writing or otherwise, to take any such action have been entered into.

     4.7 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by the Company or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by TCI with the Commission under the Securities Act in connection with the issuance of the Merger Consideration or
(ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by the Company a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Proxy Statement and the furnishing thereof by the Company will comply in all respects with the applicable provisions of the URBCA.

     4.8 LEGAL PROCEEDINGS. Except as set forth on Schedule 4.8, (i) there is no suit, action or proceeding pending or, to the knowledge of the Company, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting the Company, any subsidiary of the Company or any of its or their properties or rights, which, if adversely determined, is, insofar as the Company can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole; (ii) there is no judgment, decree, Injunction, rule or order of any Governmental Entity applicable to the Company or any subsidiary of the Company, or which, insofar as the Company can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no Injunction of any type referred to in
Section 7.1(c) has been entered or issued.

     4.9 LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS. The Company and its subsidiaries hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign (collectively, the "Licenses") which are material to the ownership of the assets and operation of the businesses of the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, except where the failure so to comply has not had and, insofar as reasonably can be foreseen, in the future will not have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole. Without limiting the generality of the foregoing, the Company and its subsidiaries, (i) have all Licenses of foreign, state and local governmental authorities (the "Permits") required for the operation of the facilities being operated on the date hereof by the Company or any of its subsidiaries, (ii) have duly and currently filed all reports and other information required to be filed by any other Governmental Entity in connection with such Permits and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen, in the future will not have a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, to the knowledge of the Company, the Company and its subsidiaries have duly complied with, and the operation of their respective businesses, equipment and other assets and the facilities owned or leased by them are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or a quasi governmental authority relating to (i) errors or omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) other environmental, health or safety matters, including without limitation, all matters set forth in the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "Environmental and Health Laws"). To the knowledge of the Company, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against the Company or any of its subsidiaries relating to violations of the Environmental and Health Laws. The Company has not received a notice of, and does not know or have any reason to suspect, any facts which relate to the use, ownership or occupancy of any property or facilities used by the Company or any of its subsidiaries in connection with the operation of their respective businesses or any activity of the business of the Company or any subsidiary which constitutes a violation of, or which would result in a violation or threatened violation of any Environmental or Health Laws.

     4.10 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company or any of its subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Houlihan, Lokey, Howard & Zukin ("Houlihan Lokey") whose fees and expenses and claims for indemnification or contribution will be paid by the Company in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to TCI prior to the date of this Agreement), and the Company agrees to indemnify and hold TCI and Merger Sub harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its subsidiaries, directors, officers, employees or affiliates.

     4.11 TAX MATTERS. Except as set forth on Schedule 4.11, (i) there has been duly filed by or on behalf of the Company and each of its subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all material federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof, (ii) payment in full or adequate provision for the payment of all material taxes required to be paid in respect of the periods covered by such tax returns and reports has been made and (iii) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. Except as set forth in
Schedule 4.11, none of the federal income tax returns required to be filed by or on behalf of the Company and each of its subsidiaries consolidated in such returns (and their respective predecessors, if any) under the Code or any predecessor statute (the "Consolidated Returns") have been examined by or settled with the Internal Revenue Service ("IRS"). Except as set forth in
Schedule 4.11, there have been no deficiencies or assessments asserted in writing by the IRS with respect to the Consolidated Returns. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and (to the extent material to the Company and its consolidated subsidiaries, taken as a whole) foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     4.12  EMPLOYEE MATTERS.

          (a) Schedule 4.12(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1996 by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company or any ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "Company Plans"). Schedule 4.12(a) identifies each Company Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. The Company has heretofore delivered to TCI true and complete copies of each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document.

          (b) Except as set forth in Schedule 4.12(b), (i) no Company Plan is subject to Title IV of ERISA or Section 412 of the Code and (ii) neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

          (c) With respect to each Company Plan that is subject to the funding requirements of ERISA: (i) the Company has funded each such Company Plan in all material respects in compliance with the funding requirements of ERISA; (ii) no "accumulated funding deficiency" as defined under ERISA exists with respect to any such Company Plan; (iii) no material changes have been made to any such Company Plan which are not reflected in the plan documents provided to TCI; (iv) current plan asset information has been provided to TCI; (v) there have been no material changes in the funded status of any such Company Plan except those due to the ongoing accrual of benefits and changes to plan assets due to benefit payments and investment gains and losses; (vi) no such Company Plan has been terminated nor has notice of intent to terminate any such Company Plan been given; and (vii) no employees or former employees are entitled to any benefits under such Company Plan other than those specifically provided for in the plan document.

          (d) Neither the Company nor any ERISA Affiliate has engaged in any transaction described under Section 4069 of ERISA nor can any claim, encumbrance or other Lien be imposed on the Company, any ERISA Affiliate or assets of any of the foregoing under Section 4068 of ERISA.

          (e)  Each Company Plan that utilizes a funding vehicle described in
Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such Company Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. To the Company's knowledge, each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

          (f) Schedule 4.12(f) contains a list of, and the Company has delivered to TCI true and complete copies of, all other material personnel policy, stock option plan, collective bargaining agreement, bonus, incentive award, vacation pay, severance pay, consulting agreement or any other employee benefit plan, agreement, arrangement or understanding which the Company or any ERISA Affiliate maintains, or to which the Company or any ERISA Affiliate contributes, is required to contribute or has contributed since January 1, 1990, and which is not required under paragraph (a) or (b) above to be listed in
Schedule 4.12(a) or (b), respectively (including, without limitation, with respect to any plans which are unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of the Company or any ERISA Affiliate).

          (g) The Company and each ERISA Affiliate have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each Company Plan and each separate plan year for which any premiums are required. Except for transactions required by this Agreement, from the period commencing January 1, 1996 through the Effective Time, there has been no "reportable event" (as defined in Section 4043 of ERISA and the regulations promulgated by the PBGC thereunder) with respect to any Company Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulation, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by the Company or any ERISA Affiliate on account of any Company Plan subject to Title IV of ERISA. From the period commencing January 1, 1996 through the Effective Time, no filing has been or will be made by the Company or any ERISA Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any Company Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate (i) has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) has withdrawn from any Company Plan with respect to which it is a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) has ceased contributions on or before the Effective Time to any Company Plan subject to
Section 4064(a) of ERISA to which the Company or any ERISA Affiliate has made contributions during the five calendar years prior to the Effective Time, or
(iv) has incurred a complete or partial withdrawal from any Company Plan that is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA). No employee pension benefit plan which is a Multiemployer Plan to which the Company or any ERISA Affiliate contributes is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA). There is not now, nor can there ever be, any liability under Section 4064 of ERISA to the Company or any ERISA Affiliate by reason of participation in any Company Plan by the Company or any ERISA Affiliate on or prior to the Effective Time. There has been no amendment to any Company Plan that would require the furnishing of security under Section 401(a)(29) of the Code. To the Company's knowledge, there has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any Company Plan, the PBGC or any other person or entity under Title IV of ERISA against the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has any liability to any Company Plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any claim, encumbrance or other Lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any Company Plan have been set forth in Schedule 4.12(g). Copies of any notices to the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA with respect to any Company Plan have been delivered to TCI; and copies of notices required to be given to participants under Section 101(d) of ERISA with respect to any Company Plan have previously been delivered to TCI.

          (h) True and complete copies of each plan, agreement, arrangement or understanding referred to in Schedule 4.12(f), the most recent determination letter issued by the IRS with respect to each Company Plan, annual reports on Form 5500 required to be filed with any Governmental Entity for each Company Plan which is an employee pension benefit plan for the three most recent plan years and all actuarial reports for the last two plan years of each Company Plan, other than an "individual account plan," have heretofore been delivered by the Company to TCI.

          (i) Except as set forth in Schedule 4.12(i), neither the Company nor any ERISA Affiliate is a party to or bound by the terms of any collective bargaining agreement. The Company and each ERISA Affiliate is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. To the knowledge of the Company, all of the employees of the Company and the ERISA Affiliates who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any ERISA Affiliate, and during the past five years neither the Company nor any ERISA Affiliate has experienced a work stoppage.

          (j) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

          (k) To the Company's knowledge, each Company Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under
Section 501(a) of the Code.

          (l) Except as set forth in Schedule 4.12(l), no Company Plan provides welfare benefits, including without limitation death or medical benefits, with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by applicable law).

          (m) Except as set forth in Schedule 4.12(m), there are no material pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

          (n) Schedule 4.12 sets forth a true and complete list of each of the following agreements, arrangements and commitments to which the Company or any of its subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been made available to TCI): (i) each employment, consulting, agency or commission agreement not terminable without liability to the Company or any of its subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than $50,000 per annum; (ii) each labor union or collective bargaining agreement; (iii) each agreement with any executive officer or other key employee of the Company or any subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement; (iv) each agreement with respect to any officer or other key employee of the Company or any subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and (v) the Company ESOP and each other agreement or plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries is a party to any agreement, arrangement, commitment or understanding that has resulted or would result, upon the consummation of the transactions contemplated under this Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

     4.13 FAIRNESS OPINION. Houlihan Lokey has advised the Company Board in writing of its opinion that, as of the date hereof, the Merger Consideration payable with respect to the Company Common Stock pursuant to the Merger is fair, from a financial point of view, to the holders of the Company Common Stock (the "Fairness Opinion"). The Company has provided TCI with a true and complete copy of the Fairness Opinion. In addition, the Company will, if it or TCI is so required by applicable law or requested by the Staff of any Division of the Commission, include an executed copy of the Fairness Opinion in the Proxy Statement and will file or provide supplementally to the Staff, or provide to TCI so that it may file or provide supplementally to the Staff, as the case may be, any written presentation or fairness opinion analysis made to the Company Board (or any committee thereof) or delivered to the Company Board (or any committee thereof) by Houlihan Lokey, and the Company hereby represents and warrants to TCI that any such material provided to TCI shall be the only written materials in the possession of the Company that were furnished to the Company Board by Houlihan Lokey and that the Company is free to so file or provide such materials under such circumstances.

     4.14 RECOMMENDATION OF THE COMPANY BOARD. The Company Board, by majority vote at meetings duly called and held, has approved the Merger, determined that the Merger is fair to and in the best interests of the Company's stockholders, has adopted resolutions recommending approval and adoption of this Agreement and the Merger by the stockholders of the Company.

     4.15 VOTE REQUIRED. The only vote of stockholders of the Company required under the URBCA and the Company Charter and By-laws in order to approve and adopt the Merger Proposal is the affirmative vote of a majority of the issued and outstanding shares of Company Common Stock, and no other vote or approval of or other action by the holders of any capital stock of the Company is required.

     4.16 TANGIBLE AND REAL PROPERTY. The properties and assets owned or leased by the Company and its subsidiaries are suitable and adequate for the conduct of their respective businesses and operations and the Company and its subsidiaries have good and marketable title to or valid leasehold or other contractual interests in such properties and assets, free and clear of all Liens other than Permitted Encumbrances. Schedule 4.16 describes all real property (other than easements, rights-of-way and similar interests in real property) owned or leased by the Company.

     4.17 INTANGIBLE PROPERTY; COPYRIGHTS. The Company and its subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, brands, logos, copyrights, trade secrets, customer lists and other proprietary intellectual property rights required for, used in or incident to the businesses of the Company and its subsidiaries as now conducted or proposed to be conducted. The Company has not received notice, and has no reason to know, of any claim or threatened infringement of the rights of others with respect to any patents, trademarks, service marks, trade names, brands, logos, copyrights or licenses used or owned by the Company, the loss of which could have a material adverse effect upon the business, assets, results of operations, financial condition or prospects of the Company or any of its subsidiaries. The Company has no knowledge it is infringing upon or otherwise violating, or has in the past infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark or copyright. To the knowledge of the Company, no current or former employee of the Company is or was a party to any confidentiality agreement and/or agreement not to compete which restricts or forbids or restricted or forbade at any time during such employee's employment by the Company, such employee's performance of the Company's business, as the case may be, or any activity that such employee was hired to perform. To the knowledge of the Company, the Company is not now using, and has not in the past used without appropriate authorization, any confidential information or trade secrets of any third party. The Company has never received any notice alleging such conduct. The Company has timely and accurately made all requisite filings and payments with the Register of Copyrights and is otherwise in compliance with all applicable rules and regulations of the Copyright Office except where such noncompliance would not have a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company. The Company has made available to TCI true and complete copies of all current reports and filings, and all reports and filings for the past five years, made or filed pursuant to copyright rules and regulations with respect to the business of the Company.

     4.18 CIRCULATION; JOINT OPERATING AGREEMENT. Schedule 4.18 contains a true and correct list of each of the newspapers published by the Company or any of its subsidiaries and the average paid circulation for each such newspaper during the three-month period ending December 31, 1996. Paid circulation is not overstated in such Schedule, and there has been no material decline in total average paid circulation since December 31, 1996. The Amendment Agreement, dated June 1, 1992, between the Company and Deseret News Publishing Company is valid, binding and enforceable against the Company and, to the knowledge of the Company, the other party thereto in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and the application of general principles of equity), and is in full force and effect and will remain in full force immediately following consummation of the Merger.

     4.19 INVESTMENT SECURITIES. Schedule 4.19 sets forth a complete and accurate list of each capital, participating, equity or other interest owned of record or beneficially by the Company (each, an "Investment Security" and collectively, the "Investment Securities") in any corporation, partnership, joint venture, or other Person, other than the subsidiaries of the Company listed on Schedule 4.1. Schedule 4.19 includes, with respect to each Investment Security, the name of the corporation, partnership, joint venture or other Person in respect of which such Investment Security relates and the amount and nature of such interest. All of the Investment Securities are held by the Company free and clear of all Liens and Restrictions.

     4.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 4.20, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind entered into by the Company with respect to the Company with any officer, director, or shareholder of the Company or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act), except, in each case, for management fees and other compensation paid to officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment, and amounts paid pursuant to existing employee benefit plans listed on Schedule 4.12(f).

     4.21 NO INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940 and is not subject to regulation under such Act.

     4.22 FULL DISCLOSURE. No statement in this Agreement or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of the Company to TCI contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TCI

          TCI hereby represents and warrants to the Company as follows:

     5.1 ORGANIZATION. Each of Merger Sub, TCI and TCI's "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X of the Rules and Regulations of the Commission) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole. Each entity in which TCI, directly or through one or more of its subsidiaries, has an investment accounted for by the equity method which is material to the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole (the "TCI Equity Affiliates") is a corporation or partnership (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole.

     5.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by TCI. Subject to the satisfaction of the conditions set forth in Section 7.1 (b), (i) TCI has all requisite corporate power and authority to enter into this Agreement and each of TCI and Merger Sub has all requisite corporate power and authority to perform its obligations hereunder and, subject to the approval of the Merger Proposal by the stockholders of the Company in accordance with the URBCA and the Company Charter and By-laws, to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by TCI of this Agreement and the consummation by each of TCI and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part; (iii) this Agreement is a valid and binding obligation of TCI, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies); and (iv) assuming (without investigation) that all shares of Company Stock outstanding at the Effective Time will be duly authorized, validly issued, fully paid and non-assessable, the shares of TCI Series A Stock to be issued and delivered by TCI pursuant to Section 2.5 will be, when the Merger has become effective and such shares are issued and delivered as provided in Section 2.5 and as described in the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

     5.3 CAPITALIZATION OF TCI. TCI's authorized capital stock consists of (i) 3,550,000,000 shares of common stock, par value $1.00 per share ("TCI Common Stock"), of which 1,750,000,000 shares are designated TCI Series A Stock, 150,000,000 shares are designated Tele-Communications, Inc. Series B TCI Group Common Stock ("TCI Series B Stock"), 750,000,000 shares are designated as Tele-Communications, Inc. Series A Liberty Media Group Common Stock ("LMG Series A Stock"), 75,000,000 shares are designated as Tele-Communications, Inc. Series B Liberty Media Group Common Stock ("LMG Series B Stock"), 750,000,000 shares are designated Tele-Communications, Inc. Series A Telephony Group Common Stock (the "Telephony Group Series A Common Stock") and 75,000,000 shares are designated Tele-Communications, Inc. Series B Telephony Group Common Stock (the "Telephony Group Series B Common Stock," and together with the Telephony Group Series A Common Stock, the "Telephony Group Common Stock"), and (ii) 52,375,096 shares of preferred stock (the "TCI Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. Of the Series Preferred Stock, as of December 31, 1996, TCI had designated pursuant to its Restated Certificate of Incorporation (the "TCI Charter") and Section 151(g) of the DGCL, 80,000 shares as Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares as Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares as Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares as Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares as Redeemable Convertible Series G Preferred Stock, Series G (the "Series G Preferred Stock") and 7,259,380 shares as Redeemable Convertible Series H Preferred Stock, Series H (the "Series H Preferred Stock"). As of December 31, 1996, (A) 579,472,282 shares of TCI Series A Stock, 84,647,075 shares of TCI Series B Stock, 227,844,437 shares of LMG Series A Stock (as adjusted to give effect to the Liberty Group Stock Dividend), 21,189,369 shares of LMG Series B Stock (in each case net of shares held by subsidiaries of TCI) had been issued and were outstanding and 116,853,196 shares of TCI Series A Stock were held by subsidiaries of TCI, (B) no shares of Telephony Group Common Stock had been issued, (C) 127,607,438 shares of TCI Series A Stock and 30,090,303 shares of LMG Series A Stock (as adjusted to give effect to the Liberty Group Stock Dividend) were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options, (D) 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 997,222 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,695,427 shares of Series G Preferred Stock and 6,695,427 shares of Series H Preferred Stock had been issued and were outstanding, and (E) all of the shares of Class A Preferred Stock and Series E Preferred Stock had previously been redeemed and retired and all of the outstanding shares of Series F Preferred Stock were held by subsidiaries of TCI.

     5.4 TCI REPORTS AND FINANCIAL STATEMENTS. TCI has heretofore made available to the Company true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by TCI or its predecessor with the Commission since January 1, 1995 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "TCI Commission Filings"). The TCI Commission Filings constitute all of the documents (other than preliminary material) that TCI or its predecessor was required to file with the Commission since such date. As of their respective dates, each of the TCI Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the TCI Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the TCI Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of TCI and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in TCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 or as disclosed therein and except as set forth on Schedule 5.4, none of TCI, any of TCI's subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate had as of such date any liability or obligation of any kind required to be reflected on a balance sheet of TCI and its consolidated subsidiaries prepared in accordance with the applicable rules and regulations of the Commission which was material to the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole. Since September 30, 1996, except as disclosed in the TCI Commission Filings filed with the Commission prior to the date hereof, none of TCI, any of TCI's subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate has incurred any liability or obligation of any kind which, in any case or in the aggregate, is or may be material to the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole, except in the ordinary course of business.

     5.5  NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS.
Except as set forth on Schedule 5.5, the execution and delivery by TCI of this Agreement do not, and the performance by TCI and Merger Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not:

          (i) conflict with or violate the TCI Charter or By-laws or the Certificate of Incorporation or By-laws of Merger Sub;

          (ii) assuming that the Company's representations and warranties in clause (ii) of Section 4.5 are, and continue to be, accurate, require any Government Consent or Governmental Filing on the part of or with respect to TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, except for (A) the filing with the Commission of the Registration Statement, (B) the filing of the Articles of Merger with the Division and appropriate documents with the relevant authorities of other states in which the Company or Merger Sub is qualified to do business, (C) the Local Approvals, (D) such Government Consents and Governmental Filings as may be required in connection with the issuance of the Merger Consideration as contemplated hereby pursuant to state securities and blue sky laws, (E) the Governmental Filings to be made on the part of or with respect to the Company referred to in clause (ii) of Section 4.5, (F) the Governmental Filings required pursuant to the pre-merger notification requirements of the Hart-Scott Act, and (G) such Government Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole;

          (iii) require on the part of TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, any Contract Consent or Contract Notice, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole;

          (iv) result in a Violation by TCI, Merger Sub or any other subsidiary of TCI of any Contract to which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is a party, by which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is entitled to any rights or benefits, except for such Violations which would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole; or

          (v) assuming that the Merger Proposal is approved by the Company's stockholders as required by the URBCA and the Company Charter and By-laws, and that the Government Consents and Governmental Filings specified in clause (ii) of this Section 5.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole.

     5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise disclosed in the TCI Commission Filings filed with the Commission prior to the date hereof or as disclosed in a Schedule to this Agreement, since December 31, 1995, there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as TCI can reasonably foresee, is reasonably likely to have, a material adverse effect on, the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole (excluding events or conditions generally affecting the cable television industry or satellite television industry in the United States or affecting general business or economic conditions in the United States).

     5.7 REGISTRATION STATEMENT. None of the information supplied or to be supplied by TCI or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto, or (ii) any other documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations under such Act (except that no representation is made as to the form of the Company Proxy Statement to be included as the prospectus therein).

     5.8 LEGAL PROCEEDINGS. Except as set forth in the TCI Commission Filings filed with the Commission prior to the date hereof, (i) there is no suit, action or proceeding pending or, to the knowledge of TCI, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of its or their properties or rights (excluding suits, actions, proceedings or investigations generally affecting the cable television industry or satellite television industry in a particular state or in the United States and to which neither TCI nor any subsidiary of TCI is a party), which, if adversely determined, is, insofar as TCI can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole; (ii) there is no judgment, decree, Injunction, rule or order of any Governmental Entity applicable to TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate having, or which, insofar as TCI can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) there is no action, suit, proceeding or investigation pending or, to the knowledge of TCI, threatened against TCI or Merger Sub which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby and no Injunction of any type referred to in Section 7.1(c) has been entered or issued against TCI or Merger Sub.

     5.9 LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS; INTANGIBLE PROPERTY. TCI, its subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates hold all Licenses which are material to the operation of the businesses of TCI and its subsidiaries taken as a whole. Each of TCI, its subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had and, insofar as reasonably can be foreseen, in the future will not have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole. Without limiting the generality of the foregoing, TCI, its subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates (i) have all Licenses and Permits required for the operation of the cable television systems and related facilities being operated on the date hereof by TCI, any of its subsidiaries, or, to the knowledge of TCI, any TCI Equity Affiliate, (ii) have duly and currently filed all reports and other information required to be filed by any other Governmental Entity in connection with such Licenses and Permits and (iii) are not in violation of any of such Licenses or Permits, other than the lack of Licenses or Permits, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen, in the future will not have a material adverse effect on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole. TCI and its subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights as are material in connection with the businesses of TCI and its subsidiaries taken as a whole.

     5.10 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by TCI, by Merger Sub, by any of TCI's other subsidiaries or affiliates, or by any directors, officers or employees of TCI, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement.

     5.11 TAX MATTERS. To TCI's knowledge, (i) there has been duly filed by or on behalf of TCI and each of its subsidiaries, or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all material federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof; (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which TCI reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. Except as set forth on Schedule 5.11, none of the federal income tax returns required to be filed by or on behalf of TCI and each of its subsidiaries consolidated in such returns under the Code or any predecessor statute (the "TCI Consolidated Returns") are currently under examination by the IRS. Except as set forth on
Schedule 5.11, there have not been any deficiencies or assessments asserted in writing by the IRS with respect to the TCI Consolidated Returns.

     5.12 FULL DISCLOSURE. No statement in this Agreement or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of TCI to the Company contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VI

                         TRANSACTIONS PRIOR TO CLOSING

     6.1 VOTING OF TCI SECURITIES. During the period commencing on the date hereof and ending at the Effective Time, the Company agrees (i) to be present, in person or represented by proxy, at all meetings of the stockholders of TCI, however called (whether annual, special or adjoined), so that all shares of TCI Voting Stock beneficially owned by the Company may be counted for the purpose of determining the presence of a quorum at such meeting, and, (ii) to vote or cause to be voted all shares of TCI Voting Stock beneficially owned by it in the manner recommended to stockholders by the Board of Directors of TCI.

     6.2 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. Upon reasonable notice, the Company shall (and shall cause each of its subsidiaries, and use its reasonable efforts to cause its other affiliates, to) afford to the officers, employees, counsel, accountants and other authorized representatives of TCI full access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons shall from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the business operations, affairs and assets of the Company and otherwise fully cooperate with the other party in its investigation of the business of the Company. No investigation pursuant to this Section 6.1 will affect any representation or warranty given by the Company to TCI hereunder.

     6.3 CONFIDENTIALITY. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") shall, and shall cause its affiliates, directors, officers, employees, agents and controlling Persons (such affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Proprietary Information of the disclosing party confidential and not disclose or reveal any such Proprietary Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Proprietary Information, (ii) use such Proprietary Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and
(iii) not use Proprietary Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information of the disclosing party, the receiving party shall provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Proprietary Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and
(iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Proprietary Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it shall not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event shall a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it shall be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure. In the event this Agreement is terminated, each party shall, if so requested by the other party, promptly return or destroy all of the Proprietary

Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party shall
                              --------  -------
not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but shall destroy (or cause to be destroyed) the same upon request of the disclosing party.

          For purposes of this Section 6.3, "Proprietary Information" of a party means all proprietary or confidential information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished.
"Proprietary Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or
(d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

     6.4 PUBLIC ANNOUNCEMENTS. No party shall or shall permit any of its subsidiaries to (and each party shall use its reasonable efforts to cause its affiliates, directors, officers, employees, agents and representatives not to) issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on The Nasdaq Stock Market (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

     6.5 CONDUCT OF THE COMPANY'S BUSINESS PENDING THE EFFECTIVE TIME. The Company shall, and shall cause each of its subsidiaries to, except as permitted, required or specifically contemplated by this Agreement or consented to or approved in writing by TCI during the period commencing on the date hereof and ending at the Effective Time:

          (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

          (b) use reasonable efforts, in the ordinary and usual course of business and consistent with past practices, to preserve intact its business organization, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with it;

          (c) not (i) make any change or amendments in its charter, by-laws or partnership agreement (as the case may be); (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or any of its other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests;
(iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any other securities of the Company or any subsidiary of the Company; (v) amend or modify any outstanding options, warrants, or rights to acquire, or securities convertible into shares of its capital stock or other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any other changes in its capital or partnership structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a subsidiary of the Company paid ratably to its stockholders or the partners thereof, as the case may be (provided in the case of any non-wholly owned subsidiary of the Company that the other stockholders of or partners in such subsidiary are not officers, directors, employees or affiliates of the Company or any of its subsidiaries); (viii) sell or pledge any stock, equity or partnership interest owned by it in any subsidiary of the Company, except for dispositions permitted by Section 6.4(f) hereof; (ix) sell or pledge any interest in any Investment Securities; or (x) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

          (d) not (i) modify or change in any material respect any License or other Contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (A) in each case other than in the ordinary course of business and consistent with past practice and with or granted to persons who are not officers or directors of the Company or any subsidiary of the Company and which do not, in the aggregate, materially increase the compensation or benefit expense of the Company or any subsidiary of the Company, and (B) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to officers of the Company or its subsidiaries who are not directors or executive officers of the Company and; (iii) establish, amend or modify the Company ESOP or any other employee benefit plan of any kind referred to in Section 4.12(a), except to the extent required by any applicable law or by the provisions of this Agreement; (iv) secure any of its outstanding unsecured indebtedness, provide additional security for any of its outstanding secured indebtedness or grant, create or suffer to exist any Lien on or with respect to any property, assets or rights of the Company or any subsidiary of the Company, except for Permitted Encumbrances; (v) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its balance sheet included in the Audited Financial Statements or incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice and scheduled repayments of indebtedness reflected on the latest balance sheet included in the Audited Financial Statements; (vi) cancel any debts or waive any claims or rights, except in the ordinary course of business and consistent with past practice; (vii) make any capital expenditures which individually or in the aggregate are in excess of the amount provided for most capital expenditures in the most recent capital budget for the Company and its subsidiaries approved by the Company Board prior to December 1, 1996; (viii) accelerate the payment of, or otherwise prepay, any existing outstanding indebtedness for borrowed money; (ix) other than as contemplated or otherwise permitted by this Agreement and other than the normal cash management practices of the Company and its subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing Contract described on Schedule 4.20; or (x) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

          (e) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets which are material, individually or in the aggregate, to the Company or any of its subsidiaries;

          (f) other than dispositions in the ordinary course of business consistent with prior practice, not sell, lease or encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to the Company or any of its subsidiaries;

          (g) not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with past practice; and

          (h) not take any action that would or is reasonably likely to result in (i) any of the representations or warranties made in Article IV hereof being untrue on and as of the Closing Date as though made on and as of the Closing Date (except for changes permitted or contemplated by this Agreement) or (ii) any of the conditions set forth in Section 7.1, 7.2 or 7.3 not being satisfied.

     6.6  NO SOLICITATION.

          (a) Prior to the Effective Time, the Company will not, directly or indirectly, through any officer, director, employee, agent or representative or otherwise (i) solicit or initiate the submission of proposals or offers from any Person other than TCI relating to any Alternative Proposal (as defined below in this Section); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of the Company or any of the Company's subsidiaries to, any Person other than TCI in connection with any Alternative Proposal; (iii) negotiate with any Person other than TCI with respect to any Alternative Proposal; or (iv) subject to subsection (b) of this Section 6.6, enter into any agreement or understanding with any Person other than TCI with the intent to effect any Alternative Proposal; provided that
                                                                   --------
nothing contained in this Section 6.6 shall prohibit the Company or the Company Board, to the extent required by their fiduciary duties under applicable law, from providing information to, or participating in discussions with, any party that makes an unsolicited inquiry with respect to the Company if the Company Board reasonably believes such party may propose an Alternative Proposal on terms that are superior, from a financial point of view, to the terms of the Merger for the stockholders of the Company. The Company will immediately give written notice to TCI of its receipt of any Alternative Proposal or inquiry with respect to making an Alternative Proposal and provide TCI with such information regarding the Person making the Alternative Proposal or inquiry as TCI shall reasonably request. As used in this Section, "Alternative Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Company or any of its subsidiaries, for the acquisition of a 10% or greater interest in the equity or in any class or series of capital stock of the Company or any of its subsidiaries, for the acquisition of the right to cast 10% or more of the votes on any matter with respect to the Company or any of its subsidiaries, or for the acquisition of a substantial portion of any of their respective assets or the effect of which may be to prohibit, restrict or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or impair the contemplated benefits to TCI of the Merger or any of the other transactions contemplated by this Agreement. Nothing contained herein shall be construed to prohibit the Company or the Company Board from making any disclosure to its stockholders which, in the judgment of the Company Board as advised by counsel, may be required by applicable law in connection with any such proposal or offer.

          (b) Except as set forth in this Section 6.6, the Company Board shall not approve or recommend, or cause the Company to enter into any agreement with respect to, any Alternative Proposal. Notwithstanding the foregoing, if the Company Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Company Board may approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to, a Superior Proposal, but in each case only after providing prompt written notice to TCI (a "Notice of Superior Proposal") advising that the Company Board has determined to approve or recommend, or authorize the Company to enter into an agreement with respect to, a Superior Proposal and to terminate this Agreement pursuant to
Section 8.1(iii). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or substantially all the Company Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

     6.7 EXPENSES. Except as otherwise provided in this Section 6.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and any prospectus included in the Registration Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act shall be borne one-half by TCI and one-half by the Company. Notwithstanding the foregoing, but subject to Section 9.10, if this Agreement is terminated by a party (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party shall reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement.

     6.8 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VII hereof to be satisfied, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (iv) any notice of, or other communication relating to, any litigation referred to in Section 6.9 or any order or judgment entered or rendered therein.

     6.9 DEFENSE OF LITIGATION. Each of the parties agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The Company shall not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of TCI (which consent shall not be withheld unreasonably). Each of the parties further agrees to use its reasonable efforts to cause each of its affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

     6.10 ADDITIONAL FINANCIAL STATEMENTS AND REPORTS. Promptly after the same become available, each of the Company and TCI shall furnish to the other such additional financial data concerning the furnishing party and its subsidiaries as such other party may reasonably request, including (i) any audited consolidated financial statements of the furnishing party for any year ending after the date hereof, prepared, in the case of TCI, in conformity with the requirements of the Commission applicable to annual financial statements to be included in Form 10-K under the Exchange Act and, in the case of the Company, in accordance with GAAP, and (ii) all interim quarterly consolidated financial statements of the furnishing party prepared after the date of this Agreement, accompanied by a statement of the principal financial officer of the furnishing party that, in the opinion of such officer, such quarterly financial statements were, in the case of TCI, prepared in conformity with the requirements of the Commission applicable to financial statements to be included in Form 10-Q under the Exchange Act applied on a consistent basis (except as otherwise stated in such quarterly financial statements), and in the case of the Company, on a basis consistent with the Company's past practice, and in each case, that such quarterly financial statements present fairly the consolidated financial position, results of operations and cash flows of the furnishing party and its consolidated subsidiaries as of the date and for the period indicated subject to normal, recurring year-end audit adjustments. TCI further agrees to furnish to the Company copies of all reports and other documents filed with the Commission between the date hereof and the Effective Time.

     6.11 ACTIONS BY MERGER SUB. In its capacity as the sole stockholder of Merger Sub, TCI shall cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger Proposal and the transactions contemplated hereby. Merger Sub shall not conduct any other business, and will have no other assets or liabilities.

     6.12 LISTING. TCI agrees to use its best efforts to cause the shares of TCI Series A Stock to be issued in the Merger to be authorized for listing on the NNM, subject to official notice of issuance.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TCI, MERGER SUB AND THE COMPANY. The respective obligations of TCI, Merger Sub and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by TCI, for itself and Merger Sub (but not for the Company), or by the Company for itself (but not for TCI or Merger Sub):

          (a)  Approval of Stockholders.  This Agreement shall have been
               ------------------------
adopted by such vote of the stockholders of the Company as set forth in Section 4.15.

          (b)  Registration.  The Registration Statement (as amended or
               ------------
supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing or shall have been threatened and be unresolved. TCI shall have received all state securities law or blue sky permits and authorizations necessary to carry out the transactions contemplated hereby, such permits and authorizations shall be in full force and effect and no action, suit, proceeding or investigation seeking to revoke or suspend the effectiveness of any such permit or authorization shall have been initiated and be continuing or shall have been threatened and be unresolved.

          (c)  Absence of Injunctions.  No permanent or preliminary Injunction
               ----------------------
or restraining order or other order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the transactions contemplated hereby as provided herein shall be in effect.

          (d)  Hart-Scott.  Any applicable waiting period under the Hart-Scott
               ----------
Act shall have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate Governmental Entity to restrain the transactions contemplated hereby.

          (e)  Fairness Opinion.  The inclusion of the Fairness Opinion in the
               ----------------
Proxy Statement and the Registration Statement shall have been approved by Houlihan Lokey.

          (f)  Tax Opinion.  The Company shall have received, prior to the
               -----------
effective date of the Registration Statement, the opinion of Winston & Strawn, in form and substance reasonably satisfactory to the Company, to the effect that
(i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) no stockholder of the Company will recognize gain or loss to the extent that such stockholder receives stock of TCI in exchange for his stock of the Company in the Merger, and (iii) the Federal Income Tax Consequences section of the Proxy Statement (which constitutes the prospectus included in the Registration Statement) describes the material federal income tax consequences to the Company's stockholders from the Merger (subject to customary conditions and limitations described therein) and fairly represents such counsel's opinion as to the federal income tax matters discussed therein. Such firm shall have consented to the filing of such opinion as an exhibit to the Registration Statement and to the reference to such firm in the Registration Statement, and such firm shall not have withdrawn such opinion prior to the Closing Date. TCI shall also have received prior to the effective date of the Registration Statement an opinion from such counsel to the effect set forth in clause (iii) of the first section of this Section 7.1(f); such firm shall not have withdrawn such opinion prior to the Closing Date and TCI shall have received such evidence as it may reasonably require that all assumptions or conditions to such opinion are valid or have been satisfied. Counsel may rely on representations from the parties in rendering the opinions referenced in this Section 7.1(f) and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

     7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MERGER SUB AND TCI. The obligations of Merger Sub and TCI to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by TCI:

          (a)  Accuracy of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b)  Performance of Agreements.  The Company shall have performed in
               -------------------------
all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)  Officers' Certificates.  TCI and Merger Sub shall have received
               ----------------------
such certificates of the Company, dated the Closing Date, signed by executive officers of the Company to evidence satisfaction of the conditions set forth in Sections 7.1(a), 7.1(c), 7.2(a), 7.2(b), 7.2(f), 7.2(h), and 7.2(k) (insofar as each relates to the Company) as may be reasonably requested by TCI. Such certificates shall include a certificate of the Secretary of the Company certifying, among other things, (x) the incumbency of all officers of the Company having authority to execute and deliver this Agreement and the agreements and documents contemplated hereby and (y) the resolutions of the Company Board referred to in Section 4.14 and any subsequent resolutions of the Company Board with respect to, and the resolution of the Company's stockholders, approving the Merger Proposal.

          (d)  Documents Under Section 3.3.  TCI shall have received from each
               ---------------------------
person named in the letter referred to in Section 3.3 an executed copy of the agreement specified in such Section.

          (e)  Opinion of Counsel for the Company.  TCI and Merger Sub shall
               ----------------------------------
have received (i) a favorable opinion from Jones, Waldo, Holbrook & McDonough, dated the Closing Date, substantially to the effect set forth in Exhibit 7.2(e). In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of the Company and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the members or partners, as applicable, thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

          (f)  Proceedings Satisfactory.  All actions, proceedings, instruments
               ------------------------
and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for TCI and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as such counsel shall have reasonably requested.

          (g)  No Adverse Enactments.  There shall not have been any action
               ---------------------
taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or threatened, which, in TCI's reasonable judgment, (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires or may require the divestiture of a material portion of the business of TCI and its subsidiaries taken as a whole, or of the Company and its subsidiaries taken as a whole, if the Merger is consummated, (iii) imposes or may result in imposition of material limitations on the ability of TCI effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation) or makes the holding by TCI of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires or may require TCI or the Company or any of their respective material subsidiaries or affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its subsidiaries, if the Merger is consummated, or (v) otherwise prohibits, restricts, or unreasonably delays consummation of the Merger or any of the other transactions contemplated by this Agreement or increases or may increase in any material respect the liabilities or obligations of TCI arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

          (h)  Contract Consents and Notices.  All Contract Consents and
               -----------------------------
Contract Notices which are referred to in Section 4.5 or 5.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of TCI, a material adverse effect on (i) the transactions contemplated hereby or TCI's liabilities or obligations with respect to such transactions or (ii) the business, assets, results of operations, financial condition or prospects of the Company or any of its subsidiaries, taken as a whole, or TCI and its subsidiaries, taken as a whole, shall have been obtained and given.

          (i)  No Material Adverse Change.  Since the date hereof nothing shall
               --------------------------
have occurred, and TCI shall not have become aware of any change or event having occurred prior to such date, which individually or in the aggregate, has had or, in the reasonable judgment of TCI, is reasonably likely to have, a material adverse effect on (i) the transactions contemplated hereby or TCI's liabilities or obligations with respect to such transactions or (ii) the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or TCI and its subsidiaries, taken as a whole (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs).

          (j)  Receipt of Licenses, Permits and Consents.  Other than the filing
               -----------------------------------------
of the Articles of Merger with the Division and filings due after the Effective Time, all Local Approvals, and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a material adverse effect on (i) the transactions contemplated hereby or
(ii) the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole, or TCI and its subsidiaries taken as a whole.

          (k)  Dissenting Shares  At the Effective Time, the Dissenting Shares
               -----------------
shall not consist of more than 15% of the aggregate number of issued and outstanding shares of Company Common Stock.

     7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

          (a)  Accuracy of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of TCI contained herein shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b)  Performance of Agreements.  Each of Merger Sub and TCI shall have
               -------------------------
performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)  Officers' Certificates.  The Company shall have received such
               ----------------------
certificate of TCI, dated the Closing Date, signed by executive officers of TCI to evidence satisfaction of the conditions set forth in Sections 7.1(b), 7.1(c), 7.3(a), 7.3(b), 7.3(f), 7.3(g) and 7.3(i) (insofar as each relates to TCI or Merger Sub) as may be reasonably requested by the Company.

          (d)  Opinions of Counsel for TCI.  The Company shall have received a
               ---------------------------
favorable opinion from TCI's General Counsel, dated the Closing Date, substantially to the effect set forth in Exhibit 7.3(d). In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of TCI and Merger Sub and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the partners thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction.
Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified. The Company shall also have received an opinion from Baker & Botts, L.L.P., dated the Closing Date, that is substantially to the same effect as the opinion of such firm that is to be filed as Exhibit 5 to the Registration Statement.

          (e)  Proceedings Satisfactory.  All actions, proceedings, instruments
               ------------------------
and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Company and such counsel shall have been furnished with such certified copies of such corporate actions, and proceedings and such other instruments and documents as it shall have reasonably requested.

          (f)  No Adverse Enactments.  There shall not have been any action
               ---------------------
taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or threatened, which (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith or (ii) has any material adverse effect referred to in Section 7.3(h).

          (g)  Contract Consents and Notices.  All Contract Consents and
               -----------------------------
Contract Notices which are referred to in Section 4.5 or 5.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of the Company, a material adverse effect, after the Effective Time and assuming consummation of the Merger, on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, shall have been obtained and given.

          (h)  No Material Adverse Change.  Since the date hereof nothing shall
               --------------------------
have occurred, and the Company shall not have become aware of any change or event having occurred prior to such date, which, individually or in the aggregate, (i) has had or, in the reasonable judgment of the Company, is reasonably likely to have, a material adverse effect on the transactions contemplated hereby or (ii) assuming consummation of the Merger, is reasonably likely to have, in the reasonable judgment of the Company, a material adverse effect, as of or after the Effective Time, on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs).

          (i)  Receipt of Licenses, Permits and Consents.  Other than the
               -----------------------------------------
filing of the Articles of Merger with the Division and filings due after the Effective Time, all Local Approvals, and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be), would not, either individually or in the aggregate, (i) have a material adverse effect on the transactions contemplated hereby or (ii) assuming consummation of the Merger, have a material adverse effect, as of or after the Effective Time, on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole.

          (j)  Delivery of Agreements.  The Management Agreement, substantially
               ----------------------
in the form of Exhibit 7.3(j)-1, and the Option Agreement, substantially in the form of Exhibit 7.3(j)-2, shall have been executed and delivered by the parties thereto and shall be in full force and effect (the "Option Agreement").

          (k)  NNM Listing.  The shares of TCI Series A Stock to be issued in
               -----------
the Merger shall have been authorized for listing on the NNM upon official notice of issuance.

                                 ARTICLE VIII

                                  TERMINATION

     8.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (i)  by mutual consent of TCI and the Company;

          (ii) by either the Company, on the one hand, or TCI and Merger Sub, on the other hand: (A) if the Merger shall not have been consummated before October 31, 1997, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Effective Time has resulted in the failure of the Merger to be consummated before such date, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party contained in this Agreement and such breach shall not have been cured within fifteen business days after written notice thereof shall have been received by the party alleged to be in breach, or (C) if any court of competent jurisdiction or other competent governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (iii) by the Company, if the Company Board approves or recommends, or authorizes the Company to enter into an agreement with respect to, a Superior Proposal pursuant to Section 6.6(b), provided, however, that the
                                     --------  -------

Company's ability to terminate the Agreement pursuant to this clause (iii) is conditioned upon its delivery of a Conversion Notice pursuant to Section 8.2(a).

     8.2  EFFECT OF TERMINATION.

          (a) In the event this Agreement is terminated (x) by the Company pursuant to Section 8.1(iii), or (y) by TCI, as a result of a material breach by the Company of any of its agreements contained in Sections 3.1, 3.2, 3.4 and 3.5, then in each such case, the Company shall deliver to TCI an irrevocable notice of conversion (a "Conversion Notice") requesting that TCI convert all of the shares of TCI Series B Stock and LMG Series B Stock beneficially owned by the Company as of the date of such a notice into an equal number of shares of TCI Series A Stock and LMG Series A Stock, respectively, in accordance with the terms of the TCI Charter. The Conversion Notice shall be delivered to TCI simultaneously with the delivery of the Notice of Superior Proposal (in the case of a termination described in clause (x) above), or within three business days following the date the Company receives notice of termination from TCI (in the case of a termination described in clause (y) above), and in each case, shall be accompanied by the certificates evidencing all such shares of TCI Series B Stock and LMG Series B Stock, duly endorsed for conversion.

          (b) In the event of any termination of this Agreement by the Company or TCI pursuant to Section 8.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of TCI, Merger Sub, the Company or their respective affiliates, stockholders, directors, officers, agents or representatives except (i) as provided is Section 8.2(a); (ii) as provided in Sections 6.3, 6.7 and 8.1, which shall survive such termination; and
(iii) subject to Section 9.10, to the extent such termination results from the willful breach by TCI, Merger Sub or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1 SURVIVAL OF CERTAIN REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of TCI, Merger Sub and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties of the Company in the second sentence of Section 4.4, in Section 4.7, in Section 4.12(b) and in Section 4.19 hereof shall survive the Closing and the delivery of the Merger Consideration without limitation and shall remain in full force and effect for a period of three years, except that the representation in Section 4.12(b) shall survive until expiration of the applicable statute of limitations. All other representations and warranties made by the parties herein shall expire at the Effective Time.

     9.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

          (a)  if to TCI or Merger Sub, to:

                       Tele-Communications, Inc.
                       5619 DTC Parkway
                       Englewood, Colorado  80111-3000
                       Attn:  Stephen M. Brett, Executive
                              Vice President
                       Telecopier:  (303) 488-3245

                       and with a copy to:

                       Baker & Botts, L.L.P.
                       599 Lexington Avenue, 28th Floor
                       New York, New York 10022
                       Attn:   Jerome H. Kern, Esq.
                       Telecopier:  (212) 705-5125

          (b)  if to the Company, to:

                       Kearns-Tribune Corporation
                       400 Tribune Building
                       Salt Lake City, Utah 84111
                       Attn:  Dominic Welch
                       Telecopier:  (801) 327-2022

                       with a copy to:

                       Jones, Waldo, Holbrook & McDonough
                       1500 First Interstate Plaza
                       170 South Main Street
                       Salt Lake City, Utah 84101
                       Attn:  Bruce E. Babcock, Esq.
                       Telecopier:  (801) 328-0537

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

     9.3 ENTIRE AGREEMENT. This Agreement (including the Schedules, Annexes, Exhibits and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     9.4 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.5 AMENDMENT. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of any matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     9.6 EXTENSION; WAIVER. At any time prior to the Effective Time, either of the parties, by action taken or authorized by such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

     9.7 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     9.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     9.9 APPLICABLE LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     9.10 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent governmental authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

     9.11 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the non-exclusive jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this

Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. The Company hereby appoints the Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, as its agent for service of process in Delaware.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


                                         TELE-COMMUNICATIONS, INC.


                                         By:  /s/  John C. Malone
                                            -----------------------------
                                            Name:  John C. Malone
                                            Title: Chairman of the Board
                                                   and Chief Executive Officer


ATTEST:


 /s/  Stephen M. Brett
-----------------------------
         Secretary


                                         KEARNS-TRIBUNE CORPORATION


                                         By:  /s/  Dominic A. Welch
                                            -----------------------------
                                            Name:  Dominic A. Welch
                                            Title: President


ATTEST:


  /s/  Sharon E. Sonnenreich
-----------------------------
            Secretary

                                         TCI KT MERGER SUB, INC.


                                         By:  /s/  Stephen M. Brett
                                            -----------------------------
                                            Name:  Stephen M. Brett
                                            Title:  Vice President


ATTEST:


  /s/  Mary M. McChesney
-----------------------------
      Assistant Secretary

                                                                     APPENDIX II

                   [HOULIHAN LOKEY HOWARD & ZUKIN LETTERHEAD]

April 18, 1997


To The Board of Directors
Kearns-Tribune Corporation
400 Tribune Building
143 South Main Street
Salt Lake City, Utah  84111

Ladies and Gentlemen:

          We understand that Kearns-Tribune Corporation ("Kearns" or the "Company") plans to enter into an Agreement and Plan of Merger with Tele-Communications, Inc. ("TCI") and a wholly owned subsidiary of TCI whereby:

          (i) all shares of the Company's common stock shall be converted into and represent the right to receive a number of validly issued, fully paid and non-assessable shares of TCI Group Series A Common Stock with an aggregate value of approximately $627 million (the "Merger Consideration");

          (ii) shares of the Company's common stock shall be automatically canceled and retired;

          (iii) concurrent with the transaction, the Company entity shall enter into a Management Agreement (defined herein) pursuant to which The Salt Lake Tribune Publishing Company, LLC ("SLT") will manage and operate the Company's newspapers for a management fee of three percent of net income, which we understand is substantially identical to the management fee specified in the Company's existing management agreements; and

          (iv) in connection with the transaction SLT has the option to purchase the assets used in connection with the operation and publication of The Salt Lake Tribune for the fair market value of such assets (the "Repurchase Right") at any time after the fifth anniversary of the transaction and through the term of the Management Agreement and ten days thereafter. We understand that SLT will pay the amount of ONE MILLION DOLLARS ($1,000,000.00) for such Repurchase Right.

          Such transaction and all related transaction are referred to collectively herein as the "Transaction."

          You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

          In connection with the Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed Kearns-Tribune Corporation's and Newspapers Agency Corporation's audited financial statements for the five fiscal years ending December 31, 1996;

          2. reviewed Tribune Publishing Company - Idaho's and Tribune Publishing Company - Nevada's unaudited financial statement for the five fiscal years ending December 31, 1996; which the Company's management has identified as being the most current financial statements available;

          3.  visited Company headquarters in Salt Lake City, UT;

          4. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

          5. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended December 31, 1997 through 2001;

          6. reviewed drafts of the following documents/agreements: the Agreement and Plan of Merger among Tele-Communications, Inc., TCI KT Merger Sub, Inc., and Kearns-Tribune Corporation; the Management Agreement between Kearns-Tribune Corporation and The Salt Lake Tribune Publishing Company, LLC (the "Management Agreement"), and the Option Agreement between the Company and Salt Lake Tribune Publishing Company, LLC;

          7. reviewed the historical market prices and trading volume for TCI's publicly traded securities;

          8. reviewed certain publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premium paid in other transactions that we considered similar to the Transaction; and

          9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

          We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial conditions, business or prospects of the Company since the date of the most recent financial statements made available to us.

          We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

          Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction, including the general terms provided for in the Management Agreement and the Repurchase Right, are fair to the Company from a financial point of view. Furthermore, based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration to be received by the stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

                                                                    APPENDIX III

                             UTAH REVISED BUSINESS
                                CORPORATION ACT
                                    PART 13
                               DISSENTERS' RIGHTS

16-10a-1301.  DEFINITIONS.

For purposes of Part 13:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

          (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

          (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302.  RIGHT TO DISSENT.

          (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

               (a) consummation of a plan of merger to which the corporation is a party if:

                    (i)  shareholder approval is required for the merger by
                         Section 16-10a-1103 or the articles of incorporation;
                         or

                    (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

                                     III-1

               (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

               (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

               (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

          (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

          (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

               (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

               (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

               (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

          (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

               (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

               (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

               (c)  cash in lieu of fractional shares; or

                                     III-2

               (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

          (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful of fraudulent with respect to him or to the corporation.

16-10a-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

          (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

          (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

               (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

               (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

          (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320.  NOTICE OF DISSENTERS' RIGHTS.

          (1)  If a proposed corporate action creating dissenters' rights under
               Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given to the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

          (2)  If a proposed corporate action creating dissenters' rights under
               Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting.

                                     III-3

               Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321.  DEMAND FOR PAYMENT--ELIGIBILITY AND NOTICE OF INTENT.

          (1)  If a proposed corporate action creating dissenters' rights under
               Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

               (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

               (b) may not vote any of his shares in favor of the proposed action.

          (2)  If a proposed corporate action creating dissenters' rights under
               Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

          (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

          (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322.  DISSENTERS' NOTICE.

          (1)  If proposed corporate action creating dissenters' rights under
               Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

          (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

               (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

               (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

               (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

               (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

               (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the

                                     III-4
                    dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

               (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

               (g)  be accompanied by a copy of this part.

16-10a-1323.  PROCEDURE TO DEMAND PAYMENT.

          (1)  A shareholder who is given a dissenters' notice described in
               Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

               (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

               (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

               (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

          (2)  A shareholder who demands payment in accordance with Subsection
               (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporation action.

          (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1324.  UNCERTIFICATED SHARES.

          (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

          (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325.  PAYMENT.

          (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter

                                     III-5
               who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

          (2)  Each payment made pursuant to Subsection (1) must be accompanied by:

               (a)(i)  A.  the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

                       B.  an income statement for that year;

                       C. a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

                       D. the latest available interim financial statements, if any;

                 (ii) the balance s heet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

               (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

               (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328; and

               (d)     a copy of this part.

16-10a-1326.  FAILURE TO TAKE ACTION.

          (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

          (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in
               Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327.  SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT
              OF PROPOSED CORPORATE ACTION.

          (1)  A corporation may, with the dissenters' notice given pursuant to
               Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired

                                     III-6
               beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in
               Section 16-10a-1325, offer to make payment if the dissenter agrees to accept in full satisfaction of his demand.

          (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

          (1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

               (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

               (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

               (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by
                    Section 16-10a-1326.

          (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330.  JUDICIAL APPRAISAL OF SHARES--COURT ACTION.

          (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

          (2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

          (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on

                                     III-7
               the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

          (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

          (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

               (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

               (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331.  COURT COSTS AND COUNSEL FEES.

          (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

          (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

               (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

               (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

          (3) If the court finds that the services of counsel for any dissenters were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     III-8

                                                                     APPENDIX IV

                               VOTING AGREEMENT
                               ----------------

          THIS VOTING AGREEMENT is made and entered into this 18th day of April, 1997 (this "Agreement"), among Tele-Communications, Inc., a Delaware corporation ("TCI"), and each other person and entity listed on the signature pages hereof (each, a "Shareholder").

                            W I T N E S S E T H  :
                            - - - - - - - - - -

          WHEREAS, as of the date hereof each Shareholder owns (either beneficially or of record) the number of shares of common stock, no par value per share ("KT Common Stock"), of Kearns-Tribune Corporation, a Utah corporation ("KT"), set forth opposite such Shareholder's name on Exhibit A hereto (all such shares and any shares hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the "Shares");

          WHEREAS, TCI and KT propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger of a wholly-owned subsidiary of TCI with and into KT upon the terms and subject to the conditions of the Merger Agreement;

          WHEREAS, as a condition to the willingness of TCI to enter into the Merger Agreement, TCI has required that each Shareholder agree, and, in order to induce TCI to enter into the Merger Agreement, each Shareholder has agreed, severally and not jointly, to enter into this Agreement with respect to all the Shares of such Shareholder.

          NOW, THEREFORE, in consideration of the premises, covenants and representations contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE
                               VOTING OF SHARES
                               ----------------

          1.1  Voting of Shares.  Each Shareholder hereby agrees, with respect
               ----------------
to those Shares that it owns of record, that during the time this Agreement is in effect, at any meeting of the shareholders of KT, however called (whether, annual, special or adjourned), and in any action by consent of the shareholders of KT, such Shareholder shall vote its Shares (or sign its name, as shareholder, to any consent, certificate or other document relating to KT that the law of the State of Utah may permit or require): (a) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (b) against any proposal for any recapitalization, merger, sale of assets or other business combination between KT and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of KT under the Merger Agreement or which could result in any of the conditions to KT's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Shareholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

          1.2  Further Assurances.  Each Shareholder shall perform such further
               ------------------
acts and execute such further documents and instruments as may reasonably be required to carry out the provisions of this Agreement.

                                  ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
              --------------------------------------------------

          Each Shareholder, severally and not jointly, hereby represents and warrants to TCI as follows:

          2.1  Due Organization; Authority Relative to this Agreement.  Such
               ------------------------------------------------------
Shareholder, if it is a trust, corporation or other legal entity, is duly organized and validly existing under the laws of the jurisdiction of its organization. Such Shareholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Shareholder, and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by or on behalf of such Shareholder and, assuming its due authorization, execution and delivery by TCI, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

          2.2  Title to Shares.  Such Shareholder is the record or beneficial
               ---------------
owner of its Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, proxy or voting restrictions, charges and other encumbrances of any nature whatsoever, other than pursuant to this Agreement.

          2.3  No Conflict. The execution and delivery of this Agreement by such
               -----------
Shareholder do not, and the performance of this Agreement by such Shareholder shall not, (i) conflict with or violate the organizational documents of such Shareholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Shareholder or by which the Shares of such Shareholder are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares of such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or its Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Shareholder of its obligations under this Agreement.

                                  ARTICLE III
                         COVENANTS OF THE SHAREHOLDERS
                         -----------------------------

          3.1  No Inconsistent Agreements.  Each Shareholder hereby covenants
               --------------------------
and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its Shares which is inconsistent with this Agreement.

          3.2  Transfer of Title.  Each Shareholder hereby covenants and
               -----------------
agrees that such Shareholder shall not transfer record or beneficial ownership of any of its Shares unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

                                  ARTICLE IV
                                    GENERAL
                                    -------

          4.1  Termination.  This Agreement shall terminate upon the
               -----------
termination of the Merger Agreement.

          4.2  Specific Performance.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          4.3  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          4.4  Amendment.  This Agreement may not be amended except by an
               ---------
instrument in writing signed by the parties hereto.

          4.5  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated and to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          4.6  Parties in Interest.  This Agreement shall be binding upon and
               -------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          4.7  Captions.  Captions contained in this Agreement are inserted
               --------
only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

          4.8  Governing Law.  Except to the extent that Utah law is mandatorily
               -------------
applicable to the rights of the shareholders of KT, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that state, without reference to rules governing conflicts of law.

          4.9  Counterparts.  This Agreement may be executed in multiple, each
               ------------
of which when executed shall be considered an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        TELE-COMMUNICATIONS, INC.


                                        By:  /s/  Stephen M. Brett
                                           -------------------------------------
                                           Name:  Stephen M. Brett
                                           Title: Executive Vice President,
                                                  General Counsel and Secretary


                                             /s/  James P. Kearns
                                           -------------------------------------
                                                  JAMES P. KEARNS

                                             /s/  Jane McCarthey
                                           ------------------------------------
                                           JANE McCARTHEY, as Trustee under the
                                           Qualified Terminable Interest
                                           Property Trust, dated January 3,
                                           1990, for the benefit of Jane Frances
                                           McCarthey, Thomas K. McCarthey,
                                           Phillip George McCarthey, Sarah J.
                                           McCarthey, Shaun McCarthey and
                                           Maureen Patricia McCarthey

                                             /s/ Loretta M. Kearns
                                           -------------------------------------
                                           LORETTA M. KEARNS, as Trustee under
                                           the Patricia Louise Kearns Trust
                                           created by an Amended Trust Agreement
                                           dated March 5, 1986

                                   EXHIBIT A

Name of Shareholder                          Number of Shares of KT Common Stock
-------------------                          -----------------------------------
James P. Kearns                                            18,867

Qualified Terminable Interest Property                     59,660
Trust, dated January 3, 1990, for the
benefit of Jane Frances McCarthey,
Thomas K. McCarthey, Phillip George
McCarthey, Sarah J. McCarthey,
Shaun McCarthey and Maureen
Patricia McCarthey

The Patricia Louise Kearns Trust                           19,787
created by an Amended Trust
Agreement dated March 5, 1986

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the Restated Certificate of Incorporation, as amended, of TCI ("TCI Charter") provides as follows:

     "1.  Limitation on Liability.
          -----------------------

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2.   Indemnification.
          ---------------

          (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3.   Amendment or Repeal.
          -------------------

          Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

     Article II, Section 2.9 of TCI's Bylaws also contains an indemnity provision, requiring TCI to indemnify members of the Board of Directors and officers of TCI and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of TCI, to the fullest extent provided by the laws of the State of Delaware and the TCI Charter, as then or thereafter in effect.

     TCI has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of TCI or is or was serving at TCI's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to TCI if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from TCI or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in TCI (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, TCI will seek legal advice only from independent legal counsel selected by the indemnitee and approved by TCI.

     The indemnification agreements impose upon TCI the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, TCI's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of TCI if there is such a policy.

     TCI may purchase liability insurance policies covering its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  EXHIBITS.

Exhibits  Description
--------  -----------

2.1 Agreement and Plan of Merger dated as of April 18, 1997, among TCI, TCI KT Merger Sub, Inc. and Kearns-Tribune Corporation (included as Appendix I to the Proxy Statement/Prospectus which is a part of this Registration Statement).

2.2 Voting Agreement dated as of April 18, 1997, among TCI and each other person and entity listed on the signature pages thereto (included as Appendix III to the Proxy Statement/Prospectus which is a part of this Registration Statement).

3.1 Restated Certificate of Incorporation of TCI, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995, January
          25, 1996 and January 25, 1996 (Incorporated herein by reference to
          Exhibit 3.1 of TCI's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 0-20421)).

3.2 Certificate of Amendment to the Restated Certificate of Incorporation of TCI, dated April 7, 1997 (Incorporated herein by reference to Exhibit 4.2 to TCI's Registration Statement on Form S-3, Registration No. 333-27039, filed May 13, 1997).

3.3 Bylaws of TCI as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

4 Specimen Stock Certificate for the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of TCI's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) Commission File No. 0-20421).

5 Opinion of Baker & Botts, L.L.P. regarding legality of securities being registered./+/

8 Opinion of Winston & Strawn regarding certain Federal income tax matters./+/

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of KPMG Peat Marwick LLP.

23.3      Consent of KPMG Peat Marwick LLP.

23.4      Consent of KPMG Audit Plc.

23.5      Consent of Deloitte & Touche LLP.

23.6      Consent of Price Waterhouse LLP.

23.7      Consent of Price Waterhouse LLP.

23.8      Consent of Deloitte & Touche LLP.

23.9      Consent of KPMG Peat Marwick LLP.

23.10     Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

23.11     Consent of Winston & Strawn (included in Exhibit 8).

24        Powers of Attorney (included on Page II-8).

99.1 Opinion of Houlihan, Lokey, Howard & Zukin (included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).

99.2 Form of Management Agreement between Kearns-Tribune Corporation and The Salt Lake Tribune Publishing Company, LLC, to be entered into at the closing of the Merger.

99.3 Form of Option Agreement between Kearns-Tribune Corporation and The Salt Lake Tribune Publishing Company, LLC, to be entered into at the closing of the Merger.

99.4 Letter Agreement dated April 18, 1997, between Kearns-Tribune Corporation and John C. Malone.

99.5      Form of Proxy for Special Meeting of Kearns-Tribune Corporation./+/

     (b) FINANCIAL STATEMENT SCHEDULES.

         Schedule I - Condensed Information as to the Financial Position of the Registrant, December 31, 1996 and 1995; Condensed Information as to the Operations and Cash Flows of the Registrant, Years ended December 31, 1996, 1995 and 1994/++/

         Schedule II - Valuation and Qualifying Accounts, Years ended December 31, 1996, 1995 and 1994/++/

     (c) REPORTS, OPINIONS OR APPRAISALS. Opinion of Houlihan, Lokey, Howard & Zukin (included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).

_______________

     /+/   To be filed by Amendment.

     /++/ Incorporated herein by reference to the same schedule included as part of TCI's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A (Amendment No. 1) (Commission File No. 20421).

ITEM 22.  UNDERTAKINGS

     (a)  TCI hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), TCI undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, provided, in the case of a transaction that (but for the possibility of integration with other transactions) would itself qualify for an exemption from registration, that (i) such transaction by itself or when aggregated with other such transactions made since the filing of the most recent audited financial statements of TCI would have a material financial effect upon TCI and
(ii) the information required to be supplied in a post-effective amendment by this paragraph 8 is not contained in periodic reports filed by TCI pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TCI pursuant to the foregoing provisions or otherwise, TCI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TCI of expenses incurred or paid by a director, officer or controlling person of TCI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TCI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 16, 1997.


                                       TELE-COMMUNICATIONS, INC.



                                       By:  /s/ Stephen M. Brett
                                            ---------------------------------
                                            Name:  Stephen M. Brett
                                            Title: Executive Vice President
                                                   and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq. and Elizabeth M. Markowski, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign and file (i) any or all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all exhibits thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:


        Signature                       Title                   Date
        ---------                       -----                   ----

/s/ John C. Malone           Chairman of the Board,         June 16, 1997
--------------------------   Chief Executive Officer and
(John C. Malone)             Director (Principal Executive
                             Officer)

/s/ Leo J. Hindery, Jr.      President, Chief Operating     June 16, 1997
--------------------------   Officer and Director
(Leo J. Hindery, Jr.)

/s/ Donne F. Fisher          Director                       June 16, 1997
--------------------------
(Donne F. Fisher)

/s/ John W. Gallivan         Director                       June 16, 1997
--------------------------
(John W. Gallivan)

                             Director
--------------------------
(Kim Magness)

/s/ Robert A. Naify          Director                       June 16, 1997
--------------------------
(Robert A. Naify)

/s/ Jerome H. Kern           Director                       June 16, 1997
--------------------------
(Jerome H. Kern)

/s/ Tony Coelho              Director                       June 16, 1997
--------------------------
(Tony Coelho)

/s/ J.C. Sparkman            Director                       June 16, 1997
--------------------------
(J.C. Sparkman)

/s/ Paul Gould               Director                       June 16, 1997
--------------------------
(Paul Gould)

/s/ Bernard W. Schotters     Senior Vice President of TCI   June 16, 1997
--------------------------   Communications, Inc.
(Bernard W. Schotters)       (Principal Financial Officer)

/s/ Gary K. Bracken          Senior Vice President of TCI   June 16, 1997
--------------------------   Communications, Inc.
(Gary K. Bracken)            (Principal Accounting
                             Officer)

                                 EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated as of April 18, 1997, among TCI, TCI KT Merger Sub, Inc. and Kearns-Tribune Corporation (included as Appendix I to the Proxy Statement/Prospectus which is a part of this Registration Statement).

2.2 Voting Agreement dated as of April 18, 1997, among TCI and each other person and entity listed on the signature pages thereto (included as Appendix III to the Proxy Statement/Prospectus which is a part of this Registration Statement).

3.1 Restated Certificate of Incorporation of TCI, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995, January 25, 1996
       and January 25, 1996 (Incorporated herein by reference to Exhibit 3.1 of TCI's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 0-20421)).

3.2 Certificate of Amendment to the Restated Certificate of Incorporation of TCI, dated April 7, 1997 (Incorporated herein by reference to Exhibit 4.2 to TCI's Registration Statement on Form S-3, Registration No. 333-27039, filed May 13, 1997).

3.3 Bylaws of TCI as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

4 Specimen Stock Certificate for the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of TCI's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) Commission File No. 0-20421).

5 Opinion of Baker & Botts, L.L.P. regarding legality of securities being registered./+/

8 Opinion of Winston & Strawn regarding certain Federal income tax matters./+/

23.1   Consent of KPMG Peat Marwick LLP.

23.2   Consent of KPMG Peat Marwick LLP.

23.3   Consent of KPMG Peat Marwick LLP.

23.4   Consent of KPMG Audit Plc.

23.5   Consent of Deloitte & Touche LLP.

23.6   Consent of Price Waterhouse LLP.

23.7   Consent of Price Waterhouse LLP.

23.8   Consent of Deloitte & Touche LLP.

23.9   Consent of KPMG Peat Marwick LLP.

23.10  Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

23.11  Consent of Winston & Strawn (included in Exhibit 8).

24     Powers of Attorney (included on Page II-8).

99.1 Opinion of Houlihan, Lokey, Howard & Zukin (included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).

99.2 Form of Management Agreement between Kearns-Tribune Corporation and The Salt Lake Tribune Publishing Company, LLC, to be entered into at the closing of the Merger.

99.3 Form of Option Agreement between Kearns-Tribune Corporation and The Salt Lake Tribune Publishing Company, LLC, to be entered into at the closing of the Merger.

99.4 Letter Agreement dated April 18, 1997, between Kearns-Tribune Corporation and John C. Malone.

99.5   Form of Proxy for Special Meeting of Kearns-Tribune Corporation./+/
_______________

/+/  To be filed by Amendment.

                                       2